Exhibit 10.17

Execution Version

FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT

This FIFTH AMENDMENT TO CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of December 14, 2020 and is entered into by and among P10 RCP HOLDCO, LLC, a Delaware limited liability company, as the borrower (“Company”), P10 HOLDINGS, INC., a Delaware corporation previously named P10 Industries, Inc. (“Holdings”), P10 INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), RCP ADVISORS 2, LLC, a Delaware limited liability company (“RCP 2”), RCP ADVISORS 3, LLC, a Delaware limited liability company (“RCP 3”), FIVE POINTS CAPITAL, INC. a North Carolina S corporation (“Five Points”), TRUEBRIDGE CAPITAL PARTNERS LLC, a Delaware limited liability company (“TrueBridge” and, collectively with Holdings, Intermediate Holdings, RCP 2, RCP 3 and Five Points, the “Guarantors”), and HPS INVESTMENT PARTNERS, LLC, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) and the Lenders.

WHEREAS, reference is made to the Credit and Guaranty Agreement, dated as of October 7, 2017, by and among Company, Holdings, the other Guarantors, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent for the Lenders (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and, the Existing Credit Agreement as modified by this Amendment, the “Credit Agreement”). Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement; and

WHEREAS, Company has requested that the Administrative Agent and the Lenders agree to certain modifications to the Existing Credit Agreement and the Administrative Agent and the Lenders are willing to agree to such modifications upon the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION I. AMENDMENTS

Effective as of the Amendment Effective Date (as defined in Section II below):

A. the Existing Credit Agreement (including the Appendices thereto) shall be amended as set forth in Annex A hereto (stricken text shall be deleted from the Credit Agreement (indicated textually in the same manner as the following example: ~~stricken text~~) and double-underlined text shall be added to the Credit Agreement (indicated textually in the same manner as the following examples: double-underlined text or double-underlined text);

B. Appendix A-1 to the Existing Credit Agreement shall be amended and replaced in its entirety by the version of Appendix A-1 attached as Annex B hereto;

C. Appendix B to the Existing Credit Agreement shall be amended and replaced in its entirety by the version of Appendix B attached as Annex C hereto.

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D. A new Schedule 1.1 shall be added to the Existing Credit Agreement in the form of Schedule 1.1 attached as Annex D hereto;

E. A new Exhibit B-4 shall be added to the Existing Credit Agreement in the form of Exhibit B-4 attached as Annex E hereto;

F. A new Exhibit F-6 shall be added to the Existing Credit Agreement in the form of Exhibit F-6 attached as Annex F hereto;

G. A new Exhibit F-7 shall be added to the Existing Credit Agreement in the form of Exhibit F-7 attached as Annex G hereto; and

H. The definition of “Excluded Property” in Section 1 of the Pledge and Security Agreement is hereby amended by (1) renumbering clause (b)(vii) to (b)(viii) and adding a new clause (b)(vii) as follows: “(vii) any Equity Interest in Trident ECP”; and (2) adding thereto a new clause (c) to read in its entirety as follows:

“; (c) with respect to any ECG Guarantor, (i) its interest in any Controlled Fund Management Agreement or Third Party Management Agreement to which it is a party, except for Payment Rights with respect thereto, (ii) any Contract Rights or Investment Property owned in connection with a fund (or other entity that is not a Wholly-Owned Subsidiary) the Investment of such ECG Guarantor in respect of which is permitted under the Loan Documents, solely to the extent (x) the transfer or encumbrance thereof is prohibited by, or requires a consent not obtained under, applicable law, or (y) the consent of a non-Affiliate of such ECG Guarantor is required for the transfer or pledge of such Contract Rights or Investment Property, except for the Payment Rights with respect thereto, and (iii) the direct or indirect ownership interests of ECG in Enhanced Small Business Investment Company, LP, a Delaware limited partnership.

I. Section 1 of the Pledge and Security Agreement is hereby further amended by adding thereto the following defined term in appropriate alphabetical order:

“‘Payment Rights’ means, with respect to a Contract or Investment Property, the right to receive money or other consideration with respect thereto, including, without limitation, the Accounts, Deposit Accounts, Letter-of-Credit Rights and Security Entitlements relating thereto, excluding any right to perform executory obligations under any Contract and any right to direct, vote, consent, manage or otherwise exercise dominion or control over any Person, directly or indirectly, through or pursuant to such Contract or Investment Property.”

J. Schedule 1 to the Pledge and Security Agreement shall be amended and replaced in its entirety by the version of Schedule 1 attached as Annex H hereto.

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SECTION II. CONDITIONS PRECEDENT

This Amendment shall become effective upon the execution and delivery to the Administrative Agent of counterparts of this Amendment duly executed by the Company, the Guarantors and the Lenders (the date upon which such effectiveness occurs, the “Amendment Effective Date”).

SECTION III. COVENANTS; FEES AND EXPENSES

A. Intermediate Holdings hereby agrees to deliver to the Administrative Agent within 30 days after the Amendment Effective Date (as such period may be extended by the Administrative Agent in its sole discretion) (i) an account control agreement with respect to any deposit account maintained by an ECG Guarantor required to be made subject to an account control agreement pursuant to Section 6.18 of the Credit Agreement, in form and substance reasonably satisfactory to the Administrative Agent and duly executed by the parties thereto, (ii) a certificate from ECG’s insurance broker or other evidence reasonably acceptable to the Administrative Agent that all insurance required to be maintained by ECG pursuant to Section 5.5 of the Credit Agreement is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5 of the Credit Agreement, and (iii) an original stock certificate evidencing the Pledged Equity in Trident ECG Holdings, Inc. together with a duly executed instrument of transfer or assignment in blank or, to the extent such Pledged Equity constitutes uncertificated securities, a Pledge Registration and Control Agreement (as defined in the Pledge and Security Agreement) duly executed by Trident ECG Holdings, Inc., Intermediate Holdings and the Collateral Agent.

B. Intermediate Holdings hereby agrees to (i) identify each Subsidiary of ECG which is not an ECG Guarantor on and as of the Enhanced Capital Acquisition Closing Date and which is not deemed an Excluded ECG Subsidiary pursuant to the definition thereof, and to take such actions and execute such documents as are required pursuant to Section 5.10 of the Existing Credit Agreement with respect to such Subsidiaries and (ii) update Schedule I to the Pledge and Security Agreement to include the Pledged Equity of any ECG Guarantor that is not listed on the version of Schedule 1 attached as Annex H hereto and which is not deemed to be Excluded Property pursuant to the definition thereof, in each case, within 45 days after the Enhanced Capital Acquisition Closing Date (as such period may be extended by the Administrative Agent in its sole discretion).

C. Company shall promptly reimburse the Administrative Agent and the Collateral Agent upon demand for all actual and reasonable and documented out-of-pocket expenses (including all reasonable fees, expenses and disbursements of external counsel) incurred by them in connection with the preparation, execution and delivery of this Amendment and any related documents.

SECTION IV. JOINDER OF NEW LENDERS

Each of the Lenders on Schedule I hereto (each, a “New Lender”) (i) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof,

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together with such powers as are reasonably incidental thereto; and (ii) acknowledges and agrees that upon the occurrence of the Amendment Effective Date, such New Lender shall be a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender with an Enhanced Capital Acquisition Term Loan Commitment and related Pro Rata Share opposite its name set forth in Annex B.

SECTION V. MISCELLANEOUS

A. This Amendment shall constitute a Credit Document for purposes of the Credit Agreement and the other Credit Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Credit Document shall be deemed to be a reference to the Credit Agreement as amended hereby.

B. Each of the Lenders signatory hereto hereby directs the Administrative Agent to execute this Amendment and each other agreement or other document contemplated hereby to which it is a party.

C. Notwithstanding the effectiveness of this Amendment, each Collateral Document and all guarantees, pledges, grants, security interests, and other agreements thereunder shall continue to be in full force and effect. This Amendment shall not release or limit nor impair in any way (i) any guarantee provided under any Collateral Document or any other Credit Document (including the Guaranty by the Guarantors) or (ii) any security interests or liens (or the priority thereof) held by the Collateral Agent for the benefit of the Secured Parties against any assets of Company or any other Credit Party, arising under any Collateral Document or any other Credit Document.

D. Except as specifically modified by this Amendment (i) the Credit Agreement and the other Credit Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed and (ii) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Credit Document.

E. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

F. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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G. The provisions of Sections 10.2, 10.3, 10.11, 10.15, and 10.16 of the Credit Agreement pertaining to, inter alia, expenses, indemnity and related reimbursement, severability, consent to jurisdiction and service of process, and waiver of jury trial are hereby incorporated by reference herein, mutatis mutandis.

H. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

I. This Amendment shall be binding upon Company, the Guarantors, the Lenders, the Administrative Agent and the Collateral Agent and their respective successors and permitted assigns.

[Remainder of this page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized respective officers as of the date first written above.

P10 RCP HOLDCO, LLC

By:	/s/ William F. Souder
Name: William F. Souder
Title: Senior Manager, President and Chief
Executive Officer

P10 HOLDINGS, INC.

By:	/s/ C. Clark Webb
Name: C. Clark Webb
Title: Co-Chief Executive Officer

P10 INTERMEDIATE HOLDINGS LLC

By:	/s/ William F. Souder
Name: William F. Souder
Title: Senior Manager, President and Chief
Executive Officer

RCP ADVISORS 2, LLC

By:	/s/ William F. Souder
Name: William F. Souder
Title: Senior Manager, President and Chief
Executive Officer

RCP ADVISORS 3, LLC

By:	/s/ William F. Souder
Name: William F. Souder
Title: Senior Manager, President and Chief
Executive Officer

[Signature Page—P10 Fifth Amendment]

FIVE POINTS CAPITAL, INC.

By:	/s/ S. Whitfield Edwards
Name: S. Whitfield Edwards
Title: President

TRUEBRIDGE CAPITAL PARTNERS LLC

By:	/s/ Edwin Poston
Name: Edwin Poston
Title: Co-President

[Signature Page—P10 Fifth Amendment]

HPS INVESTMENT PARTNERS, LLC, as Administrative Agent and Collateral Agent

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

HPS SPECIALTY LOAN FUND V, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

HPS SPECIALTY LOAN FUND V-L, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SLIF V-L HOLDINGS, LLC, as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SLIF V HOLDINGS, LLC, as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

SPECIALTY LOAN FUND 2016 FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SPECIALTY LOAN ONTARIO FUND 2016, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SLF 2016 INSTITUTIONAL HOLDINGS, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Service
Provider

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

CST SPECIALTY LOAN FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

MORENO STREET DIRECT LENDING FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SPECIALTY LOAN VG FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

HPS DPT DIRECT LENDING FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY, as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

FALCON CREDIT FUND, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

RELIANCE STANDARD LIFE INSURANCE COMPANY, as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

TMD-DL HOLDINGS, LLC, as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

SPECIALTY LOAN FUND—CX-2, L.P., as a Lender
By:	HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

SWISS CAPITAL HPS PRIVATE DEBT FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

PACIFIC INDEMNITY COMPANY, as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

PRESIDIO LOAN FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

HALITE 2020 DIRECT LIMITED, as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

VG HPS PRIVATE DEBT FUND, L.P., as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

LINCOLN INVESTMENT SOLUTIONS, INC., as a Lender
By: HPS Investment Partners, LLC, its Investment
Manager

By:	/s/ Vikas Keswani
Name: Vikas Keswani
Title: Managing Director

[Signature Page—P10 Fifth Amendment]

Annex A

See Attached Form of Amended Credit Agreement

Conformed Through ~~Fourth~~Fifth Amendment dated as of ~~October 2~~December 14, 2020

CREDIT AND GUARANTY AGREEMENT

dated as of October 7, 2017

among

P10 RCP HOLDCO, LLC,

as Borrower,

P10 INDUSTRIES, INC.,

and

CERTAIN SUBSIDIARIES,

as Guarantors,

VARIOUS LENDERS,

and

HPS INVESTMENT PARTNERS, LLC,

as Administrative Agent and Collateral Agent

USD$130,000,000 Senior Secured Credit Facilities

Page
SECTION 1	DEFINITIONS AND INTERPRETATION	1

1.1	Definitions	1

1.2	Accounting Terms, Financials Statements, Calculations, Etc	~~51~~55

1.3	Interpretation, Etc	~~52~~56

1.4	Divisions.	~~53~~57

SECTION 2	LOANS	~~53~~57

2.1	Term Loans	~~53~~57

2.2	Revolving Loans	~~54~~59

2.3	Pro Rata Shares; Availability of Funds	~~55~~60

2.4	Use of Proceeds	~~56~~61

2.5	Evidence of Debt; Register; Lenders’ Books and Records; Notes	~~57~~61

2.6	Interest on Loans	~~58~~62

2.7	Conversion/Continuation	~~59~~63

2.8	Default Interest	~~59~~64

2.9	Fees	~~60~~65

2.10	Scheduled Payments/Commitment Reductions	~~60~~65

2.11	Voluntary Prepayments.	~~61~~66

2.12	Mandatory Prepayments/Commitment Reductions	~~62~~67

2.13	Application of Prepayments/Reductions	~~64~~69

2.14	General Provisions Regarding Payments	~~65~~70

2.15	Ratable Sharing	~~66~~71

2.16	Making or Maintaining LIBO Rate Loans	~~67~~72

2.17	Increased Costs; Capital Adequacy	~~68~~73

2.18	Taxes; Withholding, Etc.	~~70~~75

2.19	Obligation to Mitigate	~~74~~79

2.20	Defaulting Lenders	~~74~~79

2.21	Removal or Replacement of a Lender	~~76~~81

SECTION 3	CONDITIONS PRECEDENT	~~77~~82

3.1	Closing Date	~~77~~82

3.2	Conditions to Initial Funding Date and Each Credit Extension	~~80~~86

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(continued)

Page
SECTION 4	REPRESENTATIONS AND WARRANTIES	~~90~~98

4.1	Organization; Requisite Power and Authority; Qualification	~~90~~98

4.2	Capital Stock and Ownership	~~90~~99

4.3	Due Authorization	~~90~~99

4.4	No Conflict	~~90~~99

4.5	Governmental Consents	~~91~~99

4.6	Binding Obligation	~~91~~100

4.7	Historical Financial Statements	~~91~~100

4.8	Projections	~~91~~100

4.9	No Material Adverse Change	~~92~~100

4.10	No Restricted Junior Payments	~~92~~100

4.11	Adverse Proceedings, etc	~~92~~100

4.12	Payment of Taxes	~~92~~101

4.13	Properties	~~93~~101

4.14	Environmental Matters	~~93~~102

4.15	No Defaults	~~94~~102

4.16	Material Contracts	~~94~~102

4.17	Governmental Regulation	~~94~~103

4.18	Federal Reserve Regulations; Exchange Act	~~95~~103

4.19	Employee Matters	~~95~~104

4.20	Employee Benefit Plans	~~95~~104

4.21	Certain Fees	~~96~~105

4.22	Solvency	~~96~~105

4.23	Related Agreements	~~96~~105

4.24	Compliance with Statutes, Etc	~~97~~105

4.25	Disclosure	~~97~~106

4.26	Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.	~~98~~106

SECTION 5	AFFIRMATIVE COVENANTS	~~98~~107

5.1	Financial Statements and Other Reports	~~98~~107

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(continued)

Page
5.2	Existence	~~103~~112

5.3	Payment of Taxes and Claims	~~103~~112

5.4	Maintenance of Properties	~~104~~112

5.5	Insurance	~~104~~113

5.6	Books and Records; Inspections	~~104~~113

5.7	Lenders Meetings	~~105~~113

5.8	Compliance with Laws	~~105~~113

5.9	Environmental	~~105~~114

5.10	Additional Guarantors and Collateral Grantors	~~106~~115

5.11	Additional Locations and Material Real Estate Assets	~~107~~115

5.12	[Reserved].	~~107~~116

5.13	Further Assurances	~~107~~116

5.14	Additional Covenants	~~107~~116

5.15	Board Observer Rights	~~108~~117

5.16	Reserved	~~109~~117

5.17	Post-Initial Funding Date Deliverables.	~~109~~118

SECTION 6	NEGATIVE COVENANTS	~~109~~118

6.1	Indebtedness	~~110~~119

6.2	Liens	~~111~~120

6.3	Liens and Negative Pledges on Controlled Fund GP Interests	~~113~~122

6.4	No Further Negative Pledges	~~114~~123

6.5	Restricted Junior Payments	~~114~~123

6.6	Restrictions on Subsidiary Distributions	~~116~~125

6.7	Investments	~~117~~126

6.8	Financial Covenants	~~118~~127

6.9	Fundamental Changes; Disposition of Assets; Acquisitions	~~121~~130

6.10	Disposal of Subsidiary Interests	~~122~~131

6.11	Sales and Lease-Backs	~~122~~131

6.12	Transactions with Affiliates	~~122~~131

6.13	Conduct of Business; Foreign Subsidiaries	~~122~~132

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(continued)

Page
6.14	Permitted Activities of Holdings	~~123~~132

6.15	Amendments or Waivers of Certain Related Agreements	~~123~~133

6.16	Amendments or Waivers with Respect to Certain Indebtedness	~~123~~133

6.17	Fiscal Year; Accounting Policies	~~124~~133

6.18	Deposit Accounts and Securities Accounts	~~124~~133

6.19	Amendments to Organizational Agreements, Material Contracts	~~124~~134

6.20	[Reserved]	~~125~~134

6.21	Limitations on Controlled Fund GPs and Controlled Funds.	~~125~~134

SECTION 7	GUARANTY	~~125~~135

7.1	Guaranty of the Obligations	~~125~~135

7.2	Contribution by Guarantors	~~126~~135

7.3	Payment by Guarantors	~~126~~136

7.4	Liability of Guarantors Absolute	~~127~~136

7.5	Waivers by Guarantors	~~128~~138

7.6	Guarantors’ Rights of Subrogation, Contribution, Etc	~~129~~139

7.7	Subordination of Other Obligations	~~130~~140

7.8	Continuing Guaranty	~~130~~140

7.9	Authority of Guarantors or Company	~~130~~140

7.10	Financial Condition of Company	~~130~~140

7.11	Bankruptcy, etc	~~131~~140

7.12	Discharge of Guaranty Upon Sale of Guarantor	~~131~~141

7.13	Keepwell	~~131~~141

SECTION 8	EVENTS OF DEFAULT	~~132~~142

8.1	Events of Default	~~132~~142

SECTION 9	AGENTS	~~135~~145

9.1	Appointment of Agents	~~135~~145

9.2	Powers and Duties	~~135~~145

9.3	General Immunity	~~136~~146

9.4	Agents Entitled to Act as Lender	~~138~~148

9.5	Lenders’ Representations, Warranties and Acknowledgment	~~138~~148

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(continued)

Page
9.6	Right to Indemnity	~~138~~148

9.7	Successor Administrative Agent and Collateral Agent	~~139~~149

9.8	Collateral Documents and Guaranty	~~141~~151

9.9	Withholding Taxes	~~143~~152

9.10	Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim	~~143~~153

SECTION 10	MISCELLANEOUS	~~144~~154

10.1	Notices	~~144~~154

10.2	Expenses	~~146~~156

10.3	Indemnity and Related Reimbursement	~~147~~157

10.4	Set-Off	~~148~~158

10.5	Amendments and Waivers	~~148~~158

10.6	Successors and Assigns; Participations	~~151~~161

10.7	Independence of Covenants	~~156~~166

10.8	Survival of Representations, Warranties and Agreements	~~156~~166

10.9	No Waiver; Remedies Cumulative	~~156~~166

10.10	Marshalling; Payments Set Aside	~~156~~167

10.11	Severability	~~157~~167

10.12	Obligations Several; Actions in Concert	~~157~~167

10.13	Headings	~~157~~167

10.14	APPLICABLE LAW	~~157~~168

10.15	CONSENT TO JURISDICTION	~~158~~168

10.16	WAIVER OF JURY TRIAL	~~158~~168

10.17	Confidentiality	~~159~~169

10.18	Usury Savings Clause	~~160~~170

10.19	Effectiveness; Counterparts	~~160~~171

10.20	Entire Agreement	~~161~~171

10.21	PATRIOT Act	~~161~~171

10.22	Electronic Execution of Assignments and Credit Documents	~~161~~171

10.23	No Fiduciary Duty	~~161~~171

10.24	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~162~~172

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APPENDICES:	A-1	~~Multi-Draw~~ Term Loan Commitments
	A-2	Revolving Commitments
	B	Notice Addresses
SCHEDULES:	1.1	Certain Matters With Respect to ECG
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	4.13	Real Estate Assets
	4.16	Material Contracts
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions
EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B-1	Multi Draw Term Loan Note
	B-2	Revolving Loan Note
	B-3	TrueBridge Acquisition Term Loan Note
	B-4	Enhanced Capital Acquisition Term Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E-1	U.S. Tax Compliance Certificate
	E-2	U.S. Tax Compliance Certificate
	E-3	U.S. Tax Compliance Certificate
	E-4	U.S. Tax Compliance Certificate
	F-1	Closing Date Certificate
	F-2	Closing Date Solvency Certificate
	F-3	Initial Funding Date Certificate
	F-4	Initial Funding Date Solvency Certificate
	F-5	TrueBridge Acquisition Solvency Certificate
	F-6	Enhanced Capital Acquisition Solvency Certificate
	F-7	Enhanced Capital Acquisition ~~Solvency~~Closing Date Certificate
	G	[Reserved]
	H	Counterpart Agreement
	I	Intercompany Note and Subordination
	J	TrueBridge Acquisition Closing Date Certificate

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CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of October 7, 2017 (the “Closing Date”) is entered into by and among P10 RCP HOLDCO, LLC, a Delaware limited liability company (“Company”), as borrower, P10 INDUSTRIES, INC., a Delaware corporation (“Holdings”) and CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, and HPS INVESTMENT PARTNERS, LLC (“HPS”), as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”) for the Lenders.

RECITALS:

WHEREAS, Lenders have agreed to extend certain credit facilities to Company in the amounts and upon the terms and conditions more particularly set forth herein, the proceeds of which will be used, among other things, to fund the future acquisition by Company of 100% of the outstanding equity interests in RCP Advisors 3, LLC, a Delaware limited liability company (“RCP 3”), to pay certain transaction expenses, and for certain other working capital and general corporate purposes, in each case to the extent permitted hereunder; and

WHEREAS, Company and the other Guarantors party hereto have agreed to guarantee the Obligations of the other Credit Parties hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge by Holdings of all of the Capital Stock issued by Company and pledges by Company and each Guarantor of all of the Capital Stock directly owned by them, respectively, subject to the limitations set forth herein and in the Collateral Documents.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND INTERPRETATION

1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“210 Principals” means each or either of C. Clark Webb and Robert H. Alpert (together with their respective heirs, trusts, estates or any other Persons controlled by or for the benefit of any 210 Principal).

“Accounts” means all “accounts” (as defined in the UCC) of Parent (or, if referring to another Person, of such Person), including accounts, accounts receivable, monies due or to become due and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Acquisition” means any acquisition by Parent or any of its Subsidiaries, whether by purchase, consolidation, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit of, any Person.

“Adjusted Asset Value” means, as of any date of determination, the difference of (a) the Asset Value as of such date, plus (b) the Controlled Fund Co-Investment Credit Amount as of such date, minus (c) the portion, if any, of such Asset Value that is attributable to expected cash flows from Controlled Direct Fund Management Agreements for which the Controlled Fund Commitment Period of the underlying Controlled Fund has terminated on or prior to such date to the extent that the aggregate amount of such expected cash flows exceeds 8.5% of total expected cash flows from all Controlled Fund Management Fees under Approved Controlled Fund Management Agreements in any Fiscal Year.

“Adjusted LIBO Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for a LIBO Rate Loan, the greater of (x) 1.00% per annum, and (y) the rate per annum obtained by dividing (i) (a) the rate per annum appearing on Bloomberg L.P.’s (the “Service”) applicable LIBOR screen page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service) two Business Days prior to the beginning of such Interest Period, in an amount approximately equal to the principal amount of the LIBO Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period, which determination shall be conclusive absent manifest error or (b) in the event the rate referenced in the preceding clause (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

“Administrative Agent” as defined in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Holdings, any of its Subsidiaries, any Controlled Fund GP, or any Controlled Fund) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Holdings or any of its Subsidiaries, threatened in writing against or adversely affecting Holdings, any of its Subsidiaries, any Controlled Fund GP, any Controlled Fund or any property of any such Person.

“Affected Lender” as defined in Section 2.16(b).

“Affected Loans” as defined in Section 2.16(b).

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling (including any member of the senior management group of such Person), controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Capital Stock having ordinary voting power for the election of members of the Board of Directors of such Person, or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agent” means each of Administrative Agent, Collateral Agent, and any other Person appointed as an agent, arranger, bookrunner or similar title or capacity under or otherwise in connection with the Credit Documents.

“Agent Affiliates” as defined in Section 10.1(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.15.

“Aggregate Controlled Fund Capital Commitments” means, with respect to any Controlled Fund at any time of determination, the aggregate stated amount of funded and unfunded capital commitments of all limited partners of such Controlled Fund under the applicable Controlled Fund LP Agreement at such time.

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Credit and Guaranty Agreement.

“Annualized Consolidated Adjusted EBITDA”means, with respect to any Fiscal Quarter, an amount equal to the product of (i) Consolidated Adjusted EBITDA for such Fiscal Quarter, multiplied by (ii) 4; provided, that such calculation shall include any pro forma adjustments to the calculation of Consolidated Adjusted EBITDA provided for in Section 6.8(d) or that have been approved by Administrative Agent in its reasonable discretion, but shall include in any event a pro forma “run rate” adjustment for Management Fees in respect of Qualified Management Agreements entered into at any time during such Fiscal Quarter, as if such Qualified Management Agreement had been entered into on the first day of such Fiscal Quarter.

“Anti-Corruption and Anti-Bribery Laws”means any and all requirements of law related to anti-bribery or anti-corruption matters, including the United States Foreign Corrupt Practices Act of 1977.

“Anti-Terrorism and Anti-Money Laundering Laws”means any and all requirements of law related to engaging in, financing, or facilitating terrorism or money laundering, including the PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§5311-5330 and 12 U.S.C. §§1818(s), 1820(b) and 1951-1959), Trading With the Enemy Act (50 U.S.C. §1 et seq.), Executive Order 13224 (effective September 24, 2001) and each of the laws, regulations, and executive orders administered by OFAC (31 C.F.R., Subtitle B, Chapter V).

“Applicable Margin” means (i) with respect to Loans that are LIBO Rate Loans, 6.00% per annum, and (ii) with respect to any Loans that are Base Rate Loans, 5.00% per annum. Nothing in this paragraph shall limit the right of Administrative Agent or any Lender under Section 2.8 or Section 8.

“Applicable Reserve Requirement” means, at any time, for any LIBO Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities that includes deposits by reference to which the applicable Adjusted LIBO Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets that include LIBO Rate Loans. A LIBO Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBO Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Controlled Fund Management Agreement” means (i) any Controlled Fund Management Agreement in effect on the Closing Date (or, with respect to any Controlled Fund Management Agreement with a Five Points Controlled Fund, the Limited Consent Effective Date, ~~and~~ any Controlled Fund Management Agreement with a TrueBridge Controlled Fund, the Fourth Amendment Effective Date, and any Controlled Fund Management Agreement with an ECG Controlled Fund, the Fifth Amendment Effective Date), ~~and~~ (ii) any Controlled Fund Management Agreement entered into after the Closing Date that includes terms and conditions that are in all material respects consistent with, and in any event not materially less favorable to the relevant Controlled Fund Asset Manager or any of the Lenders than, the terms and conditions of Controlled Fund Management Agreements as in effect on the Closing Date (or, with respect to any Controlled Fund Management Agreement with a Five Points Controlled Fund, the Limited Consent Effective Date, ~~and~~ any Controlled Fund Management Agreement with a TrueBridge Controlled Fund, the Fourth Amendment Effective Date~~)~~, and any Controlled Fund Management Agreement with an ECG Controlled Fund, the Fifth Amendment Effective Date), and (iii) the Enhanced Permanent Capital Advisory Agreement.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to Administrative Agent pursuant to any Credit Document or the transactions contemplated therein that is distributed to any Agents or any Lenders by means of electronic communications pursuant to Section 10.1(b).

“Approved Third Party Management Agreement” means (i) any Third Party Management Agreement in effect on the Closing Date (or, with respect to any Third Party Management Agreement with a Five Points Controlled Fund, the Limited Consent Effective Date, any Third Party Management Agreement with a TrueBridge Controlled Fund, the Fourth Amendment Effective Date, and any Third Party Management Agreement with an ECG Controlled Fund, the Fifth Amendment Effective Date), and (ii) any Third Party Management Agreement entered into after the Closing Date that includes terms and conditions that are in all material respects consistent with, and in any event not materially less favorable to the relevant Credit Party or any of the Lenders than, the terms and conditions of Third Party Management

Agreements as in effect on the Closing Date (or, with respect to any Third Party Management Agreement with a Five Points Controlled Fund, the Limited Consent Effective Date, any Third Party Management Agreement with a TrueBridge Controlled Fund, the Fourth Amendment Effective Date, and any Third Party Management Agreement with an ECG Controlled Fund, the Fifth Amendment Effective Date).

“Asset Coverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Adjusted Asset Value as of such day, to (ii) Consolidated Total Debt as of such day.

“Asset Sale” means a sale, lease or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, exclusive license (as licensor or sublicensor), or other disposition (not including a Permitted Lien, a Restricted Junior Payment permitted by Section 6.5 or an Investment permitted by Section 6.7) to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of Parent’s or any of its Subsidiaries’ respective businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased, or licensed, including the Capital Stock of any of Parent’s Subsidiaries, other than (A) any such Dispositions among Credit Parties, (B) inventory sold to unaffiliated customers in the ordinary course of business, and (C) dispositions of Cash and Cash Equivalents. For purposes of clarification, “Asset Sale” shall include (x) the sale or other disposition for value of any contracts and (y) the early termination or modification of any contract resulting in the receipt by Holdings or any of its Subsidiaries of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts that would have been due through the date of termination or modification without giving effect thereto).

“Asset Sale Reinvestment Amounts” as defined in Section 2.12(a).

“Asset Sale Reinvestment Period” as defined in Section 2.12(a).

“Asset Value” means, as of any date of determination, an amount equal to the sum of (in each case below discounted back to such date of determination):

(i) 70% of the Discounted Cash Flows for all Qualified Management Agreements for the period of eight full Fiscal Quarters that immediately follows such date of determination (such period, the “First DCF Measurement Period”); plus

(ii) 80% of the Discounted Cash Flows for all Qualified Management Agreements for the period of twelve full Fiscal Quarters that begins immediately after the last day of the First DCF Measurement Period (such period, the “Second DCF Measurement Period”); plus

(iii) 90% of the Discounted Cash Flows for all Qualified Management Agreements for any period that begins immediately after the last day of the Second DCF Measurement Period;

provided, however, that (x) the total amount of Discounted Cash Flows for ~~Third Party~~ Management Fees payable under Third Party Management Agreements included in the calculation of Asset Value for any date of determination shall not exceed 15% of Asset Value for such date of determination and (y) the total amount of Discounted Cash Flows for Management Fees payable under the Enhanced Permanent Capital Advisory Agreement included in the calculation of Asset Value for any date of determination shall not exceed 10% of Asset Value for such date of determination.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, or such other form as agreed by Administrative Agent.

“Assignment Effective Date”as defined in Section 10.6(b).

“Authorized Officer” means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chairman of the Board of Directors (if an officer), chief executive officer, president, vice president, Chief Financial Officer, or any other officer position with similar authority; provided, that the secretary or assistant secretary of such Person, or another officer of such Person reasonably satisfactory to Administrative Agent, shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Availability” means, at any time of determination with respect to the Multi Draw Term Loan Commitments, an amount equal to the lesser of (i) the aggregate amount of undrawn Multi Draw Term Loan Commitments and (ii) the difference of (A) the Maximum Credit Amount less (B) the aggregate outstanding principal (or equivalent) balance of Consolidated Total Debt (including any outstanding Loans and any other Indebtedness that will be incurred simultaneously with or on the same date as such Credit Extension) at such time, excluding, for purposes of this clause (B), any outstanding Indebtedness consisting of Revolving Loans.

“Bail-In Action”means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1%, (iii) the sum of (a) the Adjusted LIBO Rate (after giving effect to any Adjusted LIBO Rate “floor”) that would be payable on such day for a LIBO Rate Loan with a one-month interest period plus (b) the difference between the Applicable Margin for LIBO Rate Loans and the Applicable Margin for Base Rate Loans, and (iv) 4.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficiary” means each Agent, each Lender and each Lender Counterparty.

“Board of Directors”means, (a) with respect to any corporation or company, the board of directors of the corporation or company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors or equivalent governing body of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of managers (or equivalent governing body) of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the entity, individual, board or committee of such Person serving a similar function.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor Governmental Authority.

“Business Day” means (i) any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York, or the State of Texas or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBO Rate or any LIBO Rate Loans, the term “Business Day” means any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Call Rights” means any rights of a Credit Party or a Controlled Fund GP to make capital calls to or on behalf of a Controlled Fund from the investors in such Controlled Fund.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (i) as lessee that, in conformity with GAAP in effect as of December 15, 2018, is or should be accounted for as a capital lease on the balance sheet of that Person or (ii) as lessee under a Synthetic Lease. To the extent that any change in GAAP after December 15, 2018 results in leases which are, or would have been, classified as operating leases under GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on such date) being classified as capital leases under GAAP, as so revised, such change in classification of leases from operating leases to capital leases shall be ignored for purposes of this Agreement.

“Capital Lease Obligation” means, as applied to any Person (i) that is a lessee under any Capital Lease, that portion of obligations under such Capital Lease that is properly classified as a liability on a balance sheet in conformity with GAAP, and (ii) that is a lessee under any Synthetic Lease, an amount equal to the capitalized amount of the remaining payments under such Synthetic Lease that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as obligations with respect to capital leases on a balance sheet in conformity with GAAP.

“Capital-Raising Stage Fund” means any RCP Controlled Fund for which the Final Closing Date has not occurred as of the Initial Funding Date. As of the Initial Funding Date, (i) the Capital-Raising Stage Funds are RCP Fund XII, LP, a Delaware limited partnership, and RCP Secondary Opportunity Fund III, LP, a Delaware limited partnership, and (ii) notwithstanding the occurrence of their Final Closing Date prior to the Initial Funding Date, each of RCP FF Small Buyout Co-Investment Fund III, LP, a Delaware limited partnership, and RCP SBIC Opportunities Fund, LP, a Delaware limited partnership, shall be deemed to be a Capital-Raising Stage Fund.

“Capital Stock” means any and all shares, stock, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership or profits interests in a Person that is another type of entity, including partnership interests, membership interests, voting trust certificates, certificates of interest, and profits interests, participations, or similar arrangements, and any and all warrants, rights or options to purchase any of the foregoing.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Collateralize” means, in respect of an Obligation, to provide and pledge (as a first priority perfected security interest) cash collateral in Dollars (or, if Administrative Agent agrees in its sole discretion, other credit support), at a location and pursuant to documentation in form and substance satisfactory to Administrative Agent (and “Cash Collateralization” has a corresponding meaning). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the U.S. Federal Government, or (b) issued by any agency of the U.S., in each case of sub-clauses (a) and (b), the obligations of which are backed by the full faith and credit of the U.S., mature within one year after such date, and have, at the time of the acquisition thereof, a rating of at least A-1 from S&P and at least P-1 from Moody’s; (ii) marketable direct obligations issued by any state of the U.S. or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the U.S. or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary federal banking regulator), and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (iv) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from both S&P and Moody’s.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the U.S. or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means, at any time:

(i) RCP Principals shall cease to beneficially own and control at least 27.5% on a fully diluted basis of each of (x) the economic interests and (y) the voting interests in the Capital Stock of Holdings; provided that, on or after the third anniversary of the Closing Date, any RCP Principal may dispose of up to 15.0% of his or her economic and/or voting interests in the Capital Stock of Holdings;

(ii) (a) RCP Principals shall cease to own, directly or indirectly, at least 27.5 % on a fully diluted basis of the economic interests in the Capital Stock of Intermediate Holdings; provided that, on and after the third anniversary of the Closing Date, such minimum ownership percentage of the economic interests in the Capital Stock of Intermediate Holdings shall be reduced to give effect to any dispositions by RCP Principals of their economic interests in the Capital Stock of Holdings permitted under the proviso to clause (i) above, (b) 210 Principals shall cease to own, directly or indirectly, at least 12.5% on a fully diluted basis of the economic interests in the Capital Stock of Intermediate Holdings ~~and~~, (c) TrueBridge Principals shall cease to own, directly or indirectly, at least 16% on a fully diluted basis of the economic interests in the Capital Stock of Intermediate Holdings, or (d) the Enhanced Capital Principal shall cease to own, directly or indirectly, at least 0.5% on a fully diluted basis of the economic interests in the Capital Stock of Intermediate Holdings;

(iii) 210 Principals shall cease to beneficially own and control at least 12.5% on a fully diluted basis (determined without giving effect to any dilution resulting from any employee stock or stock option compensation plan of Holdings) of each of (x) the economic interests and (y) the voting interests in the Capital Stock of Holdings;

(iv) Holdings shall cease to have the power, directly or indirectly, to appoint a majority of the members of the Board of Managers (or equivalent governing body) of Intermediate Holdings;

(v) any Person or “group” (within the meaning of Rules 13d 3 and 13d 5 under the Exchange Act) shall have acquired (a) beneficial ownership or control of 20% or more on a fully diluted basis of (x) the voting interests and/or (y) the economic interests in the Capital Stock of Holdings (other than, in the case of this subclause (a), the RCP Principals, the 210 Principals ~~and/or~~, the TrueBridge Principals and/or the Enhanced Capital Principal), (b) beneficial ownership or control of voting and/or economic interests in the Capital Stock of

Holdings in excess of those interests owned and controlled by RCP Principals at such time, (c) the power (whether or not exercised) to elect more members of the Board of Directors of Holdings than RCP Principals have the power to elect at such time, or (d) beneficial ownership or control of “a controlling block of any outstanding voting securities” (within the meaning of the Investment Advisers Act) of Intermediate Holdings, Company, RCP 2, RCP 3 (other than pursuant to the RCP 3 Acquisition Closing) or any other Controlled Fund Asset Manager that is an Investment Adviser;

(vi) Intermediate Holdings shall cease to beneficially own and control 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of each of Company, Five Points ~~and~~, TrueBridge and (directly or indirectly) ECG;

(vii) Parent shall cease to beneficially own and control, directly or indirectly, 100% on a fully diluted basis of the economic and voting interests in the Capital Stock of any Controlled Fund Asset Manager;

(viii) RCP Principals shall cease to own in the aggregate at least 51.0% of the economic interests associated with any Capital Stock in any RCP Controlled Fund GP, or RCP Principals and other employees and Affiliates of the Credit Parties shall cease to own 100% of such economic interests;

(ix) the managing member interest in any RCP Controlled Fund GP shall cease to be directly owned and controlled 100% by a Credit Party;

(x) any “ownership change” within the meaning of Section 382 of the Internal Revenue Code occurs with respect to the Capital Stock of Holdings after the date hereof and either (a) as a result the federal income tax liability of Holdings and its subsidiaries for its calendar 2018 taxable year or any taxable year thereafter is increased (or reasonably projected to increase) by $500,000 or more compared to what it would have been had such “ownership change” not occurred or (b) the aggregate amount of such increases (and projected increases) is equal to or greater than five percent of the Aggregate Amounts Due;

(xi) (a) any Controlled Fund GP resigns or is removed from its capacity as general partner of any Controlled Fund, (b) any “for Cause” removal event (or similar event) as defined in any Controlled Fund LP Agreement occurs with respect to one or more Controlled Funds, Controlled Fund GPs or (c) any Credit Party, any Controlled Fund GP or Administrative Agent receives notice, or otherwise becomes aware, that limited partners of any Controlled Fund have scheduled a meeting of such limited partners or otherwise taken any organized action to vote for the removal of the Controlled Fund GP of any Controlled Fund for any reason (any of the events described in clauses (a), (b) and (c), a “Controlled Fund GP Event”) and the Controlled Funds with respect to which one or more Controlled Fund GP Events has occurred then represent, individually or in the aggregate, greater than 10% of total Management Fee revenue of the Credit Parties (based on the most recent financial statements delivered pursuant to Section 5.1(b) or (c)) and such Controlled Fund GP Event(s) are not waived or otherwise remedied to Administrative Agent’s satisfaction; or

(xii) (a) one or more events, transactions or occurrences as a result of which a majority of the RCP Principals shall for any reason cease to be actively engaged in the day-to-day management of any Credit Party or any RCP Controlled Fund GP in the roles such respective Persons serve on the Closing Date, and interim or permanent successors reasonably acceptable to Administrative Agent and the Requisite Lenders have not been appointed within 90 days thereafter ~~or~~, (b) one or more events, transactions or occurrences as a result of which both of the TrueBridge Principals shall for any reason cease to be actively engaged in the day-to-day management of TrueBridge or any TrueBridge GP in the roles such respective Persons serve on the TrueBridge Acquisition Closing Date, and interim or permanent successors reasonably acceptable to Administrative Agent and the Requisite Lenders have not been appointed within 90 days thereafter, or (c) one or more events, transactions or occurrences as a result of which the Enhanced Capital Principal shall for any reason cease to be actively engaged in the day-to-day management of ECG in the role such Enhanced Capital Principal serves on the Enhanced Capital Acquisition Closing Date, and an interim or permanent successor reasonably acceptable to Administrative Agent and the Requisite Lenders has not been appointed within 90 days thereafter.

“Chief Financial Officer”means, as applied to any Person that is an entity, any duly authorized individual natural Person holding the position of chief financial officer, treasurer, controller, or any other officer position with similar financial responsibility; provided, that the secretary or assistant secretary of such Person, or another officer of such Person satisfactory to Administrative Agent, shall have delivered an incumbency certificate to Administrative Agent as to the authority of such Authorized Officer.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, and (b) Lenders having Revolving Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Term Loans, and (b) Revolving Loans, and (iii) with respect to Commitments, each of the following classes of Commitments: (a) Term Loan Commitments, and (b) Revolving Commitments.

“Closing Date” as defined in the preamble hereto.

“Closing Date Certificate” means a certificate dated as of the Closing Date and substantially in the form of Exhibit F-1.

“Closing Date Solvency Certificate”means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit F-2.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are granted and/or purported to be granted pursuant to the Collateral Documents as security for the Obligations.

“Collateral Agent”as defined in the preamble hereto.

“Collateral Documents” means the Pledge and Security Agreement, each Controlled Fund Co-Investment Equity Pledge Agreement, any Intellectual Property Security Agreements, any Mortgages, any Deposit Account Control Agreement, any Securities Account

Control Agreement, and all other instruments, documents and agreements delivered by or on behalf of any Credit Party or any other Person pursuant to this Agreement or any of the other Credit Documents in order to grant to, or perfect in favor of, Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

“Collateral Grantor” means each Credit Party and each other Person that grants a Lien to Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

“Collateral Questionnaire” means a collateral questionnaire and/or perfection certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the personal or mixed property of each Credit Party or prospective Credit Party and their respective Subsidiaries and controlled Affiliates.

“Commitment” means any Revolving Commitment and any Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. 1 et seq.).

“Company” as defined in the preamble hereto.

“Compliance Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit C.

“Consolidated Adjusted EBITDA” means, for any period, an amount determined for Parent and its Subsidiaries on a consolidated basis equal to (i) Consolidated Net Income, plus, in each case to the extent reducing Consolidated Net Income, the sum, without duplication, of the amounts for such period of (a) Consolidated Interest Expense, plus (b) provisions for taxes based on income, plus (c) total depreciation expense, plus (d) total amortization expense, plus (e) other non-Cash charges reducing Consolidated Net Income (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charges in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus (f) non-recurring transaction fees, costs and expenses payable by Parent or any of its Subsidiaries in connection with (x) the transactions contemplated by this Agreement and the Related Agreements, (y) the Five Points Acquisition, the TrueBridge Acqusition and the Enhanced Capital Acquisition, and (z) a public offering by Holdings of the Capital Stock of Holdings, or the acquisition of Holdings by or merger of Holdings with and into a special purpose acquisition corporation whose Capital Stock is listed, on a national securities exchange (whether or not any such transaction under this subclause (z) is consummated), in an aggregate amount for all such fees, costs and expenses under this clause (f) not to exceed $~~5,000,000~~10,000,000 , minus (ii) the sum, without duplication of the amounts for such period of (a) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus (b) interest income; provided that Consolidated Adjusted EBITDA (and its component clauses, including Consolidated Net Income as used herein) shall be deemed adjusted to give effect to items paid by Holdings with proceeds of Restricted Junior

Payments made by Parent pursuant to clause (i) or clause (iii) of Section 6.5(b) to the extent the relevant payment would have reduced Consolidated Net Income if such amount were owed and paid directly by Parent; provided further that Consolidated Adjusted EBITDA (and its component clauses, including Consolidated Net Income as used herein) shall not be reduced by severance and retention bonus payments made by Holdings with proceeds of Restricted Junior Payments made by Parent pursuant to clause (ii) of Section 6.5(b).

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of Parent and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items, or that should otherwise be capitalized, as reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided that, to the extent otherwise included therein, any expenditures for purposes of Permitted GP Co-Investments or Permitted Management Fee Tail Purchases shall be excluded for purposes of this definition.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash (except those amounts payable but not paid with respect to such period).

“Consolidated Current Assets” means, as at any date of determination, the total assets of Parent and its Subsidiaries on a consolidated basis that are properly classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of Parent and its Subsidiaries on a consolidated basis that are properly classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) determined for Parent and its Subsidiaries on a consolidated basis equal to:

(i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) to the extent reducing Consolidated Adjusted EBITDA, cash interest income, plus (c) the Consolidated Working Capital Adjustment; minus

(ii) the sum, without duplication, of the amounts for such period paid from Internally Generated Cash of (a) voluntary and scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled payments of Capital Lease Obligations (excluding any interest expense portion thereof), plus (b) Consolidated Capital Expenditures (net of any proceeds consisting of (x) Net Asset Sale Proceeds to the extent reinvested in accordance with Section 2.12(a), (y) Net Insurance/Condemnation Proceeds to the extent reinvested in accordance with Section 2.12(b), and (z) any proceeds of related financings with respect to such expenditures), plus (c) Investments made pursuant to Section 6.7(h) and Restricted Junior Payments made pursuant to Section 6.5(b), plus (d) Consolidated Cash Interest Expense, plus (e) provisions for current taxes based on income of Parent and its Subsidiaries and payable by such Persons in cash with respect to such period, plus (f) expenditures for purposes of Permitted GP Co-Investments, plus

(g) expenditures for purposes of Permitted Management Fee Tail Purchases or Acquisitions permitted under this Agreement (a “Permitted Acquisition”), including cash consideration for any such Permitted Management Fee Tail Purchase or Permitted Acquisition reasonably expected to be paid by Intermediate Holdings or any of its Subsidiaries within 90 days following the last day of the relevant Fiscal Quarter pursuant to a signed letter of intent, memorandum of understanding or binding purchase agreement in effect as of the last day of such Fiscal Quarter (such amount, the “Projected Cash Consideration”); provided that to the extent the aggregate amount of cash consideration paid by Intermediate Holdings and its Subsidiaries for such Permitted Management Fee Tail Purchase or Permitted Acquisition during the 90 day period following the last day of such Fiscal Quarter is less than the Projected Cash Consideration, the amount of such shortfall shall be added in the calculation of Consolidated Excess Cash Flow for the immediately succeeding Fiscal Quarter, plus (h) the amount of all other net cash charges and losses (and minus all other net cash gains) excluded from Consolidated Adjusted EBITDA by virtue of the definition thereof or excluded from Consolidated Net Income for such period by virtue of clause (d) of the definition thereof. As used in this clause (ii), “scheduled repayments of Indebtedness” does not include mandatory prepayments or voluntary prepayments.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for Parent and its Subsidiaries on a consolidated basis equal to (i) Consolidated Cash Interest Expense, (ii) scheduled payments of principal (or equivalent amounts) on Consolidated Total Debt, (iii) the aggregate amount actually paid by Parent and its Subsidiaries during such period on account of Consolidated Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iv) expenditures for purposes of Permitted GP Co-Investments, (v) the aggregate amount actually paid by Parent and its Subsidiaries during such period for the purchase of Management Fee Tails, (vi) Restricted Junior Payments made by Parent during such period under Section 6.5(b) (to the extent that the payments funded with such Restricted Junior Payments would have been included in Consolidated Fixed Charges pursuant to another clause of this definition if incurred directly by Parent or any of its Subsidiaries) and (vii) the current portion of taxes provided for with respect to such period in accordance with GAAP.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Parent and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness, including all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9(d) payable on or before the Initial Funding Date.

“Consolidated Liquidity” means, at any time of determination, an amount determined for Parent and its Subsidiaries on a consolidated basis equal to the sum of (i) Qualified Cash of Parent and its Subsidiaries, plus (ii) (a) the Revolving Commitments of all of the Lenders in the aggregate, minus (b) the Total Utilization of Revolving Commitments; provided that, at any time that the conditions set forth in Section 3.2 cannot be satisfied as of such time, the amount calculated under clause (ii) of this definition shall be deemed to be zero.

“Consolidated Net Income” means, for any period, (i) the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) in each case to the extent otherwise included in such net income (or loss) and without duplication, (a) the income (or loss) of any Person that is not a Wholly-Owned Guarantor Subsidiary, (b) the income (or loss) of any Person accrued prior to the date it becomes a Credit Party or is merged into or consolidated with any Credit Party or that Person’s assets are acquired by any Credit Party, (c) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (d) (to the extent not included in clauses (a) through (c) above) any net extraordinary gains or net extraordinary losses or charges.

“Consolidated Total Debt” means, as at any date of determination, an amount determined as follows: (a) the aggregate principal amount (or other equivalent amount (which, in the case of any Earn Out Indebtedness, Seller Financing Indebtedness, or other deferred purchase price, shall be deemed to be the aggregate fixed or maximum contingent amounts of such obligations)) of all Indebtedness of Parent and its Subsidiaries of the type specified in clauses (i), (ii), (iii), (iv) and (vi) of the definition thereof, determined on a consolidated basis in accordance with GAAP, minus (b) the lesser of (i) the aggregate amount of Qualified Cash in excess of $2,000,000 at such time, and (ii) $5,000,000.

“Consolidated Working Capital” means, as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period of determination on a consolidated basis, the amount (which may be a negative number) equal to the difference of (i) Consolidated Working Capital as of the beginning of such period minus (ii) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any acquisition during such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Controlled Account” means (a) any Deposit Account of a Credit Party that is subject to a Deposit Account Control Agreement, and (b) any Securities Account of a Credit Party that is subject to a Securities Account Control Agreement. For the avoidance of doubt, the SVB Cash Collateral Account shall not be a Controlled Account

“Controlled Entity”means any Credit Party’s Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Direct Fund Management Agreements” means Approved Controlled Fund Management Agreements in respect of Controlled Funds that make direct equity investments in operating portfolio companies, as compared to funds that invest in other investment funds.

“Controlled Fund” means, at any time of determination, any Person that is an investment fund controlled by, the assets of which are managed by, or the investment strategy or decisions of which are delegated to, any Credit Party or any of its Subsidiaries at such time, including any investment fund whose general partner is managed or otherwise controlled by any Credit Party or any of its Subsidiaries at such time.

“Controlled Fund Asset Manager” means, as of any time of determination, any Person (for the avoidance of doubt, not including any Controlled Fund GP) that provides asset or investment management or similar advisory services to any Controlled Fund, including, (i) as of the Closing Date after giving effect to the RCP 2 Acquisition Closing, RCP 2, (ii) as of the Initial Funding Date after giving effect to the RCP 3 Acquisition Closing, RCP 3, (iii) from and after the Five Points Acquisition Closing, Five Points, ~~and~~(iv) from and after the TrueBridge Acquisition Closing, TrueBridge, and (v) from and after the Enhanced Capital Acquisition Closing, the ECG Guarantors.

“Controlled Fund Carried Interest” means, with respect to any RCP Controlled Fund GP, all of such RCP Controlled Fund GP’s right, title, and interest in and to any “carried interest” under the Controlled Fund LP Agreement of the Controlled Fund for which such RCP Controlled Fund GP acts as general partner.

“Controlled Fund Co-Investment Credit Amount” means, as at any date of determination, an amount equal to 70% of the aggregate Net Asset Value of all Controlled Fund Co-Investment Equity that, as of such date of determination, is subject to a First Priority Lien in favor of Collateral Agent securing the Obligations.

“Controlled Fund Co-Investment Equity” means, with respect to any Controlled Fund GP, such Controlled Fund GP’s or any Guarantor Subsidiary’s respective right, title and interest in and to any Capital Stock in the Controlled Fund for which such Controlled Fund GP acts as general partner attributed to such Controlled Fund GP’s or Guarantor Subsidiary’s respective capital commitments to such Controlled Fund made in connection with any Permitted GP Co-Investment.

“Controlled Fund Co-Investment Equity Pledge Agreement” means any pledge agreement providing for the granting of a Lien on any Controlled Fund Co-Investment Equity by any Person that directly owns such Controlled Fund Co-Investment Equity in favor of Collateral Agent, each such instrument to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

“Controlled Fund Commitment Period” means, with respect to any Controlled Fund, the investment or commitment period during which such Controlled Fund, acting through the corresponding Controlled Fund GP, may deploy the committed capital of such Controlled Fund’s limited partners pursuant to the applicable Controlled Fund LP Agreement.

“Controlled Fund GP” means, with respect to any Controlled Fund, such Controlled Fund’s general partner.

“Controlled Fund GP Agreement” means, with respect to any Controlled Fund, the limited liability agreement, limited partnership agreement or similar agreement of the Controlled Fund GP.

“Controlled Fund GP Ordinary Course Liens” means Liens of the types described in Section 6.2(b), (c), and (d), in each case to the extent incurred in the ordinary course of business of the applicable Controlled Fund GP.

“Controlled Fund LP Agreement” means the limited partnership or similar agreement of any Controlled Fund.

“Controlled Fund Management Agreement” means any management agreement, advisory agreement, sub-advisory agreement, investment advisory agreement, services agreement or similar agreement providing for management or advisory services to be provided by any Credit Party to any of its Controlled Funds.

“Controlled Fund Management Fee” means any management, advisory, or sub-advisory fee and any other similar compensation paid to Parent or any of its Subsidiaries by any Controlled Fund for management or advisory services provided by Parent or any such Subsidiary, as applicable, to such Controlled Fund or its assets pursuant to one or more enforceable Controlled Fund Management Agreements or pursuant to the Enhanced Permanent Capital Advisory Agreement, excluding any such fee or other compensation consisting of Management Fee Tails.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Credit Party pursuant to Section 5.10.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letters, the Seller Note Subordination Agreement, and all other documents, certificates, instruments or agreements executed and delivered by or on behalf of a Credit Party or any Affiliate thereof for the benefit of any Agent or any Lender or other Secured Party in connection herewith (for the avoidance of doubt, not including any Secured Hedge Agreement).

“Credit Extension” means the making of a Loan.

“Credit Party” means Company, as borrower, and each Guarantor.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the U.S., any state or territory thereof, the District of Columbia or any other applicable jurisdictions.

“Default” means a condition or event that, after notice or lapse of time or both, would reasonably be expected to constitute an Event of Default.

“Defaulting Lender” means subject to Section 2.20(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Company or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by Administrative Agent or Company, to confirm in writing to Administrative Agent and Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by Administrative Agent and Company), or (d) has, or has a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, trustee, conservator, administrator, assignee for the benefit of creditors, or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) upon delivery of written notice of such determination to Company and each Lender.

“Default Rate” means any interest payable pursuant to Section 2.8.

“Deposit Account” means any “deposit account” as defined in Article 9 of the UCC.

“Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the financial institution or other Person at which such Deposit Account is maintained, and the Credit Party maintaining such Deposit Account, and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Deposit Account.

“Designated RCP Principals” means, collectively, Thomas P. Danis, Jr., Jeff P. Gehl, Charles K. Huebner, William F. Souder, Jon I. Madorsky, and David McCoy.

“Director” means any natural Person constituting the Board of Directors or an individual member thereof.

“Discounted Cash Flows” means, for any period with respect to any Qualified Management Agreement, the present value of the expected cash flows in respect of Management Fees that, under the terms of such Qualified Management Agreement, are required to be paid to any Credit Party in the future pursuant to such Qualified Management Agreement during such period, as reasonably calculated by Company using customary discounted cash flow analysis and applying a 9.00% per annum discount rate; provided that (i) such expected cash flows shall be determined giving effect to any expected fee reductions, setoffs, and other events that could be reasonably expected to reduce such expected cash flows, (ii) the calculations and projections of any such expected cash flows that are attributed to contingent Management Fees shall be based on reasonable assumptions, (iii) any calculation of expected cash flows attributed to Management Fees from Third Party Management Agreements that are based on the amount of invested capital shall assume a three-year average invested life for invested capital (except in the case of Third Party Management Agreements that are subject to annual renewal, in which case the expected cash flows attributed to Management Fees from such Third Party Management Agreements shall be limited to the then-current annual term of such Third Party Management Agreements), and (iv) any calculations of expected cash flows under this definition with respect to Controlled Funds shall be modeled in a manner consistent with the “TAXI Cash Flow Workbook” model delivered by Holdings to Administrative Agent on September 14, 2017, as updated from time to time in a manner reasonably acceptable to Administrative Agent (except in the case of Five Points Controlled Funds generating Management Fees on invested capital from years six to twelve of such Five Points Controlled Funds, which Management Fees shall be excluded from calculations of expected cash flows under this definition).

“Dispose” means, with respect to any Person, any conveyance, sale, lease (as lessor), license (as licensor), exchange, assignment, transfer or other disposition by such Person of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of Cash, Cash Equivalents, Securities or any other property or assets.For purposes of clarification, “Dispose” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract by any Person resulting in the receipt by such Person of a Cash payment or other consideration in exchange for such event (other than payments in the ordinary course for previously accrued and unpaid amounts due through the date of termination or modification) or (c) any sale of merchant accounts (or any rights thereto (including any rights to any residual payment stream with respect thereto)).

“Disqualified Capital Stock” means any Capital Stock, that, by its terms (or by the terms of any other instrument, agreement or Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than (x) solely for Capital Stock that is not otherwise Disqualified Capital Stock or (y) in the case of the Capital Stock of Intermediate Holdings, as required by Section 3.8.2(c) or Section 3.8.3 of the Intermediate Holdings LLC Agreement), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder or beneficial owner thereof (other than (x) solely for Capital Stock that is not otherwise Disqualified Capital Stock or (y) in the case of the Capital Stock of Intermediate Holdings, as required by Section 3.8.2(c) or Section 3.8.3 of the Intermediate Holdings LLC Agreement), in whole or in part, (iii) provides for the scheduled payments of dividends, distributions or other Restricted Junior Payments in cash (except as required by Section 4.1.2 of the Intermediate Holdings LLC Agreement in the case of the Capital Stock of Intermediate Holdings), or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other obligation, instrument, agreement, or Capital Stock that would meet any of the conditions in clauses (i), (ii), or (iii) of this definition, in each case, prior to the date that is one hundred eighty days after the Latest Maturity Date.

“Dollars” and the sign “$” mean the lawful money of the U.S.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the U.S., any state thereof or the District of Columbia.

“Earn Out Indebtedness” means any obligation or liability consisting of an earn out or similar deferred purchase price that is issued or otherwise incurred as consideration for any acquisition of any property.

“ECG” means Enhanced Capital Group, LLC, a Delaware limited liability company.

“ECG Guarantor” means Trident ECG, ECG and each Subsidiary of ECG other than any Excluded ECG Subsidiary.

“ECG Controlled Fund” means, at any time of determination, a Controlled Fund of ECG or any of its Subsidiaries at such time.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any other Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ECF Percentage” means, with respect to any Fiscal Quarter, if the Leverage Ratio as of the end of such Fiscal Quarter is (a) greater than 3.75:1.00, 85.0%, (b) less than or equal to 3.75:1.00 but greater than 2.75:1.00, 70.0%, and (c) less than or equal to 2.75:1.00, 50.0%.

“ECP” means Enhanced Capital Partners, LLC, a Delaware limited liability company.

“ECP Entity” means ECP, Enhanced Permanent Capital, LLC, and their respective Subsidiaries.

“Eligible Assignee” means (i) in the case of the Revolving Loans or Revolving Commitments, (a) any Lender with Revolving Exposure or any Affiliate (other than a Natural Person) of a Lender with Revolving Exposure, (b) a commercial bank organized under the laws of the U.S. or any state thereof, and having total assets or net worth in excess of $100,000,000, (c) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and that has total assets or net worth in excess of $100,000,000, provided that such bank is acting through a branch or agency located in the U.S., and (d) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets or net worth in excess of $100,000,000, provided that with respect to subclauses (b), (c), and (d) of this clause (i), Administrative Agent’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required for any such Person to become a Lender or participant, (ii) in the case of the Term Loans, (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and extends credit or buys loans as one of its businesses, provided that with respect to subclause (b) of this clause (ii), Administrative Agent’s consent (not to be unreasonably withheld, conditioned or delayed) shall be required for any such Person to become a Lender or participant, and (iii) any other Person (other than a Natural Person) approved by Administrative Agent; provided, (w) neither (A) Holdings nor any Affiliate of Holdings nor (B) the Equity Investors nor any of their respective Affiliates, shall, in any event, be an Eligible Assignee, (x) no Defaulting Lender shall be an Eligible Assignee (so long as such Person remains a Defaulting Lender), (y) no Person owning or controlling any trade obligations or Indebtedness of any Credit Party (other than the Obligations) or any Capital Stock of any Credit Party (in each case, other than any other Person approved by Administrative Agent) shall, in any event, be an Eligible Assignee, and (z) so long as no Event of Default has occurred and is continuing, no such Person shall be an Eligible Assignee (other than any Person described in clauses (i)(a) or (ii)(a)) unless approved by Company (which approval, at any time after the Initial Funding Date, shall not to be unreasonably withheld, conditioned or delayed and shall be deemed granted if Company does not provide a written response to a written request for approval within ten (10) Business Days).

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is or was sponsored, maintained or contributed to by, or required to be contributed by, Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

“Enhanced Capital Acquisition” means the acquisition, directly and/or indirectly, by Intermediate Holdings of (i) 100% of the Capital Stock of each of Trident ECG, Trident ECP and ECG, and (ii) Capital Stock representing 49% of the voting interests and 50% of the economic interests of ECP, in each case, pursuant to and in accordance with the Enhanced Capital Acquisition Documents.

“Enhanced Capital Acquisition Agreement” means the Securities Purchase Agreement, dated as of November 19, 2020, among Intermediate Holdings, as buyer, ECG and ECP, as the companies, the sellers party thereto, Stone Point Capital LLC, as the seller representative and, solely for the limited purposes set forth therein, Holdings and the seller owners party thereto.

“Enhanced Capital Acquisition Closing” means the closing of the Enhanced Capital Acquisition.

“Enhanced Capital Acquisition Closing Date” means the date of the Enhanced Capital Acquisition Closing.

“Enhanced Capital Acquisition Closing Date Certificate” means a certificate dated as of the Enhanced Capital Acquisition Closing Date and substantially in the form of Exhibit F-7.

“Enhanced Capital Acquisition Documents” means, collectively, the Enhanced Capital Acquisition Agreement and each other document delivered in connection therewith.

“Enhanced Capital Acquisition Signing Date” means November 19, 2020.

“Enhanced Capital Acquisition Solvency Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit F-6.

“Enhanced Capital Acquisition Term Loan” is defined in Section 2.1(a)(iii).

“Enhanced Capital Acquisition Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Enhanced Capital Acquisition Term Loan, and “Enhanced Capital Acquisition Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Enhanced Capital Acquisition Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Enhanced Capital Acquisition Term Loan Commitments as of the Fifth Amendment Effective Date is $68,000,000.

“Enhanced Capital Acquisition Term Loan Exposure” means, with respect to any Lender, as of any time of determination, the sum of (x) the outstanding principal amount of the Enhanced Capital Acquisition Term Loans of such Lender, plus (y) the amount of such Lender’s unused Enhanced Capital Acquisition Term Loan Commitments.

“Enhanced Capital Acquisition Term Loan Note” means a promissory note in the form of Exhibit B-4.

Enhanced Capital Intercompany Agreements” means, collectively, (i) that certain Promissory Note, made as of December 23, 2013, by ECP in favor of ECG and (ii) the Enhanced Permanent Capital Advisory Agreement.

“Enhanced Capital Outside Date” means the date that is five Business Days after the “Outside Date”, as such term is defined in the Enhanced Capital Acquisition Agreement as in effect on the ECG Acquisition Signing Date.

“Enhanced Capital Principal” means Michael Korengold (together with his heirs, trusts, estates or any other Persons controlled by him or for his benefit).

“Enhanced Permanent Capital Advisory Agreement” means that certain Advisory Agreement, dated as of December 14, 2020, between ECG and Enhanced Permanent Capital LLC.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Holdings or any of its Subsidiaries or any Facility.

“Equity Investors” means each of the RCP Principals, the 210 Principals, the Five Points Principals, the TrueBridge Principals, the Enhanced Capital Principal, Keystone and any other Person beneficially owning or controlling Capital Stock in Intermediate Holdings.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Holdings, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition that might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is insolvent pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission that could give rise to the imposition on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) of ERISA with respect to any Pension Plan; or (xii) a determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person).

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded ECG Subsidiary” means any Subsidiary of an ECG Guarantor (i) which is a Subsidiary in which the aggregate investment therein by the ECG Guarantors and any Subsidiary of the ECG Guarantors does not exceed $125,000, or when added to the ECG Guarantors’ and each direct or indirect Subsidiary of the ECG Guarantors’ investment in all Subsidiaries which qualify as “Excluded ECG Subsidiary” only under this clause (i) does not exceed $250,000 in the aggregate, (ii) which has less than $10,000 of assets and generates less than $10,000 of Consolidated Net Income; provided that if any such Subsidiary initially qualifies under this clause (ii) but later fails at any time to satisfy this clause (ii), such Subsidiary shall promptly become a Guarantor, and the Credit Parties shall comply with Section 5.10 with respect to such Subsidiary, (iii) listed as an Excluded ECG Subsidiary in Part A of Schedule 1.1 or otherwise designated an “Excluded ECG Subsidiary” in a writing signed by Administrative Agent (in its sole discretion), (iv) which is a Subsidiary of Enhanced Asset Management, LLC, or (v) which is not a Wholly-Owned Subsidiary.

“Excluded Holdings Subsidiary” means any subsidiary of Holdings that is not Parent or a Subsidiary of Parent.

“Excluded Swap Obligation” means, with respect to any Guarantor at any time, any obligation (a “Swap Obligation”) of such Guarantor to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is illegal at such time under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender or Administrative Agent (each such person, a “Recipient”) or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except to the extent that, pursuant to Section 2.18(b), amounts with respect to such Taxes were payable to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(c) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Loan and Security Agreement, dated as of March 13, 2013, between Silicon Valley Bank and RCP 2, as such Loan and Security Agreement was joined by RCP 3 pursuant to that certain Joinder and Fifth Amendment to Loan and Security Agreement, dated as of December 29, 2016, and as such Loan and Security Agreement has otherwise been amended up to and including the Initial Funding Date. Existing Indebtedness shall not include Indebtedness arising in connection with the SVB Letter of Credit.

“Extraordinary Receipts” means any Cash received by or paid to or for the account of Holdings or any of its Subsidiaries outside of the ordinary course of such Person’s business in respect of purchase price adjustments (excluding working capital adjustments), tax refunds, judgments, settlements for actual or potential litigation or similar claims, pension plan reversions, proceeds of insurance, indemnity payments, payments in respect of Earn Out Indebtedness or Seller Financing Indebtedness, and similar payments; provided, however, that “Extraordinary Receipts” shall not include (i) proceeds of any indemnity payment to the extent that no Event of Default exists at the time of receipt of such proceeds and such proceeds are promptly used to pay related third party claims and expenses (or to reimburse the applicable Credit Party or Subsidiary, as applicable, for its prior payment of such third party claims and expenses) and/or related expenses of Holdings or any of its Subsidiaries, (ii) proceeds from the sale or issuance of Capital Stock by Holdings or any of its Subsidiaries or (iii) proceeds otherwise subject to Sections 2.12(a), 2.12(b) or 2.12(d).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations promulgated thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any such agreements.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the

Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by Administrative Agent from major money center banks of recognized standing selected by it.

“Fee Letters” means, collectively, (a) the letter agreement dated as of the Closing Date between Company and Administrative Agent ~~and~~, (b) the letter agreement dated as of August 24, 2020 between Company, Holdings and Administrative Agent and (c) the letter agreement dated as of November 19, 2020 between Company and Administrative Agent.

“Fifth Amendment” means that certain Fifth Amendment to Credit and Guaranty Agreement, dated as of December 14, 2020, by and among Company, Holdings, Intermediate Holdings, RCP 2, RCP 3, Five Points, TrueBridge, each Lender and Administrative Agent.

“Fifth Amendment Effective Date” means the effective date of the Fifth Amendment.

“Final Closing Date” means, with respect to any Capital-Raising Stage Fund, (i) the date upon which such Capital-Raising Stage Fund consummates its single round of admitting limited partners and accepting capital commitments or (ii) the latest date upon which additional limited partners may be admitted and increases in capital commitments accepted to such Capital-Raising Stage Fund, in each case in accordance with the terms of the applicable Controlled Fund LP Agreement (in each case, with respect to each RCP Controlled Fund expressly identified in the second sentence of the definition of “Capital-Raising Stage Fund”, as such Controlled Fund LP Agreement is in effect on the Initial Funding Date).

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the Chief Financial Officer of Holdings that, as of the date of such certification, such financial statements fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” as defined in Section 5.1(i).

“First Amendment” means that certain First Amendment to Credit and Guaranty Agreement and Limited Consent, dated as of January 3, 2018, by and among Company, Holdings, RCP 2 and Administrative Agent.

“First Amendment Effective Date” means the effective date of the First Amendment.

“First Priority” means, (i) with respect to any Lien purported to be created in any Collateral not consisting of Capital Stock pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien, and (ii) with respect to any Lien purported to be created in any Collateral consisting of Capital Stock, that such Lien is the highest priority Lien to which such Collateral is subject, other than any non-consensual Permitted Liens for Taxes, statutory obligations, or other obligations that arise and have higher priority by operation of law.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries ending on December 31 of each calendar year.

“Five Points” means Five Points Capital, Inc., a North Carolina S Corporation.

“Five Points Acquisition” means the acquisition by Intermediate Holdings of 100% of the Capital Stock of Five Points in accordance with the Five Points Acquisition Documents.

“Five Points Acquisition Agreement” means the Sale and Purchase Agreement, dated as of January 16, 2020, among Five Points, the sellers party thereto and Intermediate Holdings.

“Five Points Acquisition Closing” means the closing of Intermediate Holdings’ acquisition of 100% of the Capital Stock of Five Points in accordance with the Five Points Acquisition Documents.

“Five Points Acquisition Closing Date” means the date of the Five Points Acquisition Closing.

“Five Points Acquisition Documents” means, collectively, the Five Points Acquisition Agreement and each other document delivered in connection therewith.

“Five Points Controlled Fund” means, at any time of determination, a Controlled Fund of Five Points or any of its Subsidiaries at such time.

“Five Points Principals” means David G. Townsend, Martin P. Gilmore, Thomas H. Westbrook and Christopher N. Jones (together with their respective heirs, trusts, estates or any other Persons controlled by or for the benefit of any Five Points Principal).

“Fixed Charge Coverage Ratio” means the ratio as of the last day of (i) the first Fiscal Quarter ending after the Initial Funding Date of (a) Consolidated Adjusted EBITDA for such Fiscal Quarter, to (b) Consolidated Fixed Charges for such Fiscal Quarter, (ii) the second Fiscal Quarter ending after the Initial Funding Date of (a) Consolidated Adjusted EBITDA for the two Fiscal Quarters period ending on such date, to (b) Consolidated Fixed Charges for such two Fiscal Quarters, (iii) the third Fiscal Quarter period ending after the Initial Funding Date of (a) Consolidated Adjusted EBITDA for the three Fiscal Quarter period ending on such date, to (b) Consolidated Fixed Charges for such three Fiscal Quarter period, and (iv) any other Fiscal Quarter of (a) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ending, to (b) Consolidated Fixed Charges for such four-Fiscal Quarter period.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994 and the Flood Insurance Reform Act of 2004.

“Flood Zone” means areas having special flood hazards as described in the National Flood Insurance Act of 1968.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Credit and Guaranty Agreement, dated as of October 2, 2020, by and among Company, Holdings, Intermediate Holdings, RCP 2, RCP 3, Five Points, each Lender and Administrative Agent.

“Fourth Amendment Effective Date” means the effective date of the Fourth Amendment.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a written notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to Section 1.2, U.S. generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission (including NAIC), board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the U.S., the U.S., or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” as defined in the Pledge and Security Agreement.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor” means (a) Company, solely with respect to any Obligations of any Guarantor Subsidiary and solely to the extent that Company is not already the primary obligor in respect of such Obligations, (b) Holdings, (c) Intermediate Holdings, and (d) each Subsidiary of Parent that executes this Agreement on the Closing Date, or a Counterpart Agreement thereafter, as a guarantor, solely with respect to any Obligations of Company and the other Guarantor Subsidiaries; provided that, notwithstanding anything to the contrary in this Agreement or any other Credit Document, neither Company nor any Guarantor Subsidiary will be liable for any of Holdings’ Obligations under Section 7.1.

“Guarantor Subsidiary” means each Guarantor other than Holdings.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Section 7, and (b) each other guaranty of the Obligations that is made by any other Guarantor in favor of Collateral Agent for the benefit of Secured Parties.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or that may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any Interest Rate Agreement and any other derivative or hedging contract, agreement, confirmation, or other similar transaction or arrangement that is entered into by Holdings or any of its Subsidiaries, including any commodity or equity exchange, swap, collar, cap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or forward rate agreement, spot or forward foreign currency or commodity purchase or sale, listed or over-the-counter option or similar derivative right related to any of the foregoing, non-deliverable forward or option, foreign currency swap agreement, currency exchange rate price hedging arrangement, or other arrangement designed to protect against fluctuations in interest rates or currency exchange rates, commodity, currency, or Securities values, or any combination of the foregoing agreements or arrangements.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are in effect as of the Closing Date or, to the extent allowed by law, under such applicable laws that may be in effect after the Closing Date and allow a higher maximum nonusurious interest rate than applicable laws in effect as of the Closing Date.

“Historical Financial Statements” means as of the Closing Date:

(i) with respect to Holdings and its Subsidiaries, (a) the audited financial statements of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2016, consisting of a consolidated balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year, and (b) the unaudited financial statements of Holdings and its Subsidiaries for the Fiscal Quarters ended March 31, 2017 and June 30, 2017, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Quarters; and

(ii) with respect to RCP 2 and RCP 3, (a) the audited special-purpose financial statements of RCP 2 for the Fiscal Year ended December 31, 2014, consisting of a special purpose balance sheet and the related special purpose statements of income, members’ equity and cash flows for such Fiscal Year, (b) the unaudited financial statements of RCP 2 for the Fiscal Years ended December 31, 2015 and December 31, 2016, consisting of balance sheets and the related statements of profits and losses for such Fiscal Years, and (c) the unaudited combined financial statements of RCP 2 and RCP 3 for the period from January 1, 2017 through June 30, 2017, consisting of balance sheets and the related statements of profits and losses for such period.

“Holdings” as defined in the preamble hereto.

“HPS” as defined in the preamble hereto.

“Immaterial Fee-Owned Properties” means, as of any date of determination, any individual fee-owned Real Estate Asset having a fair market value less than $1,000,000; provided that, notwithstanding the foregoing, (a) if at any time Parent and its Subsidiaries own, in the aggregate, multiple fee-owned Real Estate Assets that, in the aggregate, have a fair market value in excess of $2,500,000, then Parent shall notify Administrative Agent thereof and Administrative Agent shall have the option, exercisable in its sole discretion, to designate any such Real Estate Assets as Material Real Estate Assets, and (b) any fee-owned Real Estate Asset designated as a Material Real Estate Asset pursuant to clause (iii) of the definition thereof shall not constitute “Immaterial Fee-Owned Properties”.

“Increased-Cost Lender” as defined in Section 2.21.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) Capital Lease Obligations; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and advance deposits and, except to the extent set forth in clause (xii) below, trade payables incurred or made in the ordinary course of such Person’s business), including any Earn Out Indebtedness and Seller Financing

Indebtedness; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit or similar instrument issued for the account of (or similar credit transaction entered into for the benefit of) that Person or as to which that Person is otherwise liable for reimbursement of drawings or is otherwise an obligor except to the extent cash-collateralized with the issuer thereof; (vii) Disqualified Capital Stock, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and as if such price were based upon, or measured by, the fair market value of such Disqualified Capital Stock); (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or provide any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including under any Hedge Agreement, in each case whether entered into for hedging or speculative purposes or otherwise and (xii) any obligations consisting of accounts payable or other monetary liabilities that do not fall into the foregoing categories of Indebtedness but are overdue more than 180 days.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including attorneys’ fees and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect, special, or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Related Matter; provided, that Indemnified Liabilities shall not be construed to include any Excluded Taxes.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes. “Indemnitee” means, each of any Agent and any Lender, and each of their respective affiliates, officers, partners, members, Directors, trustees, employees, agents and sub-agents.

“Initial Funding Date” means the date on which the initial funding of Loans occurs in accordance with this Agreement.

“Initial Funding Date Certificate” means a certificate dated as of the Initial Funding Date and substantially in the form of Exhibit F-3.

“Initial Funding Date Solvency Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit F-4.

“Installment” as defined in Section 2.10(a).

“Installment Date” as defined in Section 2.10(a).

“Insurance/Condemnation Reinvestment Amounts” as defined in Section 2.12(b).

“Insurance/Condemnation Reinvestment Period” as defined in Section 2.12(b).

“Intellectual Property” as defined in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at any time of determination, any interest (including any fee, license or other interest) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreement” as defined in the Pledge and Security Agreement.

“Intercompany Note and Subordination” means a “global” intercompany promissory note and subordination that evidences and subordinates certain Indebtedness and other monetary liabilities owed among Credit Parties and their Subsidiaries in substantially in the form of Exhibit L.

“Interest Payment Date” means with respect to (i) any Base Rate Loan, (a) the last Business Day of each month, commencing on the first such date to occur after the Closing Date, and (b) the final maturity date of such Loan; and (ii) any LIBO Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three months “Interest Payment Date” shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a LIBO Rate Loan, an interest period of one-, two-, three- or six-months, as selected by Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or

Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on (and including) the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date. Notwithstanding the foregoing, the initial Interest Period for the TrueBridge Acquisition Term Loans shall be the six-month period ending March 31, 2021.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is (i) for the purpose of hedging the interest rate exposure associated with Holdings’ and its Subsidiaries’ operations and (ii) in form and substance reasonably satisfactory to Administrative Agent.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Intermediate Holdings” means P10 Intermediate Holdings, LLC, a Delaware limited liability company.

“Intermediate Holdings LLC Agreement” means the ~~Second~~Third Amended and Restated Limited Liability Company Agreement of Intermediate Holdings, as in effect on and as of the ~~TrueBridge~~ Enhanced Capital Acquisition Closing Date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Internally Generated Cash” means, with respect to any period, any cash of Holdings or any Subsidiary that does not constitute Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds and was not generated from an incurrence of Indebtedness, an issuance of Capital Stock or a capital contribution.

“Investment” means (i) any direct or indirect purchase or other acquisition by Holdings or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person, including the establishment or other creation of a Subsidiary or any other interest in the Securities any Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings from any Person, of any Capital Stock of such Person; and (iii) any direct or indirect loan, advance (other than advances to employees for customary moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and consistent with past practice) or capital contributions by Holdings or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales of inventory to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Adviser” as defined in the Investment Advisers Act.

“Investment Advisers Act” means the Investment Advisers Act of 1940 (15 U.S.C. § 80b-1 through 15 U.S.C. § 80b-21) and any rules or regulations promulgated thereunder.

“Investment Policies” means the Credit Parties’ written investment policies.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any Wholly-Owned Subsidiary of any Person be considered to be a “Joint Venture” to which such Person is a party.

“Keystone” means Keystone Capital XXX, LLC or one of its affiliates.

“Latest Maturity Date” means, as of any time of determination, the latest possible maturity or expiration date applicable to any Loan or Commitment hereunder at such time, in each case as extended in accordance with this Agreement from time to time, as the case may be.

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

“Lender Counterparty” means each Lender, each Agent, and each of their respective Affiliates, in each case that is a counterparty to a Hedge Agreement (including any Person that is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into such Hedge Agreement, ceases to be an Agent or a Lender or any Affiliate of an Agent or a Lender, as the case may be); provided, that at any time a Lender is a Defaulting Lender and such Lender or its Affiliate enters into a Hedge Agreement, such Lender or Affiliate shall be deemed not to be a Lender Counterparty for purposes of such Hedge Agreement so long as such Lender is a Defaulting Lender.

“Leverage Incurrence Multiple” means, as of any date of determination, 5.00.

“Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Total Debt as of such date, to (ii) Annualized Consolidated Adjusted EBITDA for the Fiscal Quarter ending on such date (or if such date of determination is not the last day of a Fiscal Quarter in respect of which financial statements and a compliance certificate are being delivered, for the most recently concluded Fiscal Quarter for which financial statements have previously been or were required to be delivered).

“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Consent” means that certain Limited Consent, dated as of January 16, 2020, by and among Company, Holdings, Intermediate Holdings, Administrative Agent and the Requisite Lenders.

“Limited Consent Effective Date” means the effective date of the Limited Consent.

“Loan” means any Term Loan or Revolving Loan.

“Management Fee” means any management, advisory, or sub-advisory fee and any other similar compensation paid to Parent or any of its Subsidiaries by any Controlled Fund or any counterparty to any Third Party Management Agreement, or, in the case of the Enhanced Permanent Capital Advisory Agreement, by Enhanced Permanent Capital, LLC, in each case for management or advisory services provided by Parent or any such Subsidiary, as applicable, to such Controlled Fund or other counterparty or its assets pursuant to one or more enforceable Qualified Management Agreements.

“Management Fee Tail” means any enforceable right, title, and interest in and to future cash flows in respect of Management Fees contracted for by any Person under any enforceable management agreement, advisory agreement, sub-advisory agreement, investment advisory agreement or similar agreement providing for management or advisory services to be provided by any Person on terms and conditions that are in all material respects consistent with, and in any event are not materially less favorable to the relevant asset or investment manager or any of the Lenders than, the terms and conditions of Controlled Fund Management Agreements as in effect on the Closing Date.

“Margin Stock” as defined in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, results of operations, assets or financial condition of Parent and its Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform its Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the validity, perfection or priority of a Lien in favor of Collateral Agent for the benefit of Secured Parties on the Collateral, taken as a whole; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent, any Lender or any other Secured Party under any Credit Document.

“Material Contract” means any and all contracts or other arrangements to which Parent or any of its Subsidiaries is a party (other than the Credit Documents) or to which RCP 3 is a party (including prior to the RCP 3 Acquisition Closing) (i) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, (ii) under which any of Parent and its Subsidiaries, collectively, have aggregate payment obligations in excess of $500,000 per annum owing to a single counterparty or any of its Affiliates, (iii) under which a single counterparty or any of its Affiliates, collectively, have aggregate payment obligations in excess of $500,000 per annum owing to Parent or any of its Subsidiaries, (iv) consisting of Controlled Fund LP Agreements, Controlled Fund GP Agreements, Controlled Fund Management Agreements, RCP 3 Controlled Fund LP Agreements, RCP 3 Controlled Fund GP Agreements or RCP 3 Controlled Fund Management Agreements, (v) consisting of that certain letter agreement re: Sale and Purchase of Five Points Capital, Inc. executed concurrently with the Five Points Acquisition Closing by Intermediate Holdings, the sellers under the Five Points Acquisition Agreement and each signatory identified as a “GP Entity” on the signature page thereto (vi) consisting of that certain letter agreement re: Sale and Purchase of TrueBridge Capital Partners, LLC executed concurrently with the TrueBridge Acquisition Closing by Intermediate Holdings and the sellers under the TrueBridge Acquisition Agreement, (vii) consisting of that certain Contribution and Exchange Agreement, dated October 2, 2020, between TrueBridge and TrueBridge CI Partner, LLC, ~~and~~(viii) consisting of that certain Distribution Agreement, dated October 2, 2020, among TrueBridge and the sellers under the TrueBridge Acquisition Agreement, and (ix) consisting of the Enhanced Capital Intercompany Agreements.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of Holdings and its Subsidiaries with an individual principal amount (or Net Mark-to-Market Exposure) of $500,000 or more or, solely for purposes of Section 8.1(b), that, collectively with any other Indebtedness in respect of which any relevant default or other specified event has occurred, has an aggregate principal amount of $500,000 or more.

“Material Real Estate Asset” means any and all fee-owned Real Estate Assets other than any Immaterial Fee-Owned Properties.

“Maximum Credit Amount” means, at any time of determination, an amount equal to the product of (a) the Annualized Consolidated Adjusted EBITDA as of the last day of the most recently ended Fiscal Quarter for which financial statements have been or were required to be delivered pursuant to Section 5.1(b) multiplied by (b) the Leverage Incurrence Multiple in effect at such time.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, or similar instrument providing for the granting of a Lien on any Real Property by the applicable Credit Party in favor of Collateral Agent, any such instrument to be in form and substance acceptable to Collateral Agent in its reasonable discretion.

“Mortgaged Real Estate Documents” means, with respect to each Material Real Estate Asset that is required to be subject to a Mortgage pursuant to this Agreement:

(i) one or more fully executed and notarized Mortgages encumbering such Material Real Estate Asset, in each case in proper form for recording in all appropriate places in all applicable jurisdictions;

(ii) (a) ALTA mortgagee title insurance policies or, solely to the extent that Collateral Agent in its sole discretion waives the requirement for a policy to be issued, unconditional commitments therefor, in each case issued by one or more title companies reasonably satisfactory to Collateral Agent with respect to each Material Real Estate Asset (each, a “Title Policy”), each such Title Policy to be in amounts not less than the fair market value of each Material Real Estate Asset, together with a title report issued by a title company with respect thereto and dated not more than thirty days prior to the date of the applicable Mortgage, (b) copies of all documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent, and (c) evidence satisfactory to Collateral Agent that such Credit Party has paid to the title company or to the appropriate Governmental Authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of each Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each such Material Real Estate Asset in the appropriate real estate records;

(iii) (A) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (x) be addressed to Collateral Agent and (y) otherwise comply with the Flood Program and be in form and substance satisfactory to Collateral Agent in its sole discretion; (B) if the Flood Certificate indicates that such Material Real Estate Asset is located in a Flood Zone, Parent’s written acknowledgment of receipt of written notification from Collateral Agent (x) as to the existence of such Material Real Estate Asset in a Flood Zone and (y) as to whether the community in which such Material Real Estate Asset is located is participating in the Flood Program; and (C) if such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that Parent has obtained a policy of flood insurance that is in compliance with all applicable requirements of the Flood Program or, solely to the extent agreed to by Collateral Agent in its sole discretion, excluded any structures existing in such Flood Zone from any such Mortgage in a manner satisfactory to Collateral Agent in its sole discretion;

(iv) ALTA surveys of such Material Real Estate Asset, certified to Collateral Agent and dated not more than thirty days prior to the date of the applicable Mortgage and otherwise in form and substance satisfactory to Collateral Agent in its sole discretion;

(v) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state and such other matters as Collateral Agent may reasonably request, in form and substance reasonably satisfactory to Collateral Agent; and

(vi) reports and other information, in each case in form, scope and substance satisfactory to Administrative Agent in its sole discretion, regarding environmental matters relating to such Material Real Estate Asset, including any Phase I Report requested by Collateral Agent with respect to such Material Real Estate Asset.

“Multi Draw Commitment Period” means the time period commencing on the Closing Date through and including the Multi Draw Commitment Termination Date.

“Multi Draw Commitment Termination Date” means the earliest to occur of (i) the date the Multi Draw Commitments are permanently reduced to zero pursuant to Section 2.10(c) or 2.11(c), (ii) the date of the termination of the Multi Draw Commitments pursuant to Section 8.1, (iii) January 31, 2018, solely if the Initial Funding Date does not occur on or prior to such date, and (iv) July 31, 2019.

“Multi Draw Term Loan” is defined in Section 2.1(a)(i).

“Multi Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Multi Draw Term Loan, and “Multi Draw Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Multi Draw Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Multi Draw Term Loan Commitments as of the Closing Date was $125,000,000.

“Multi Draw Term Loan Exposure” means, with respect to any Lender, as of any time of determination, the sum of (x) the outstanding principal amount of the Multi Draw Term Loans of such Lender, plus (y) the amount of such Lender’s unused Multi Draw Term Loan Commitments.

“Multi Draw Term Loan Note” means a promissory note in the form of Exhibit B-1.

“Multiemployer Plan” means any Employee Benefit Plan that is a “multiemployer plan” as defined in Section 3(37) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management thereof for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Natural Person” means a natural Person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person.

“Net Asset Sale Proceeds” means, with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Holdings or any of its Subsidiaries from such Asset Sale (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise (including by way of a milestone payment, as applicable) with respect thereto, but only as and when so received), minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (a) income or gains taxes payable by the seller (or an Affiliate thereof) as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (c) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Holdings or any of its Subsidiaries in connection with such Asset Sale; provided that upon release of any such reserve, the amount released shall be considered Net Asset Sale Proceeds.

“Net Asset Value” means, as of any date of determination with respect to any Controlled Fund GP’s Controlled Fund Co-Investment Equity in any Controlled Fund, the pro rata share of the most recently reported total net asset value of such Controlled Fund that is allocable to such Controlled Fund Co-Investment Equity, as determined by reference to regular periodic reporting provided to all limited partners of such Controlled Fund, copies of which have been provided by Parent to Administrative Agent.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (i) any Cash payments or proceeds received by Parent or any of its Subsidiaries (a) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, or (b) as a result of the taking of any assets of Parent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable costs incurred by Parent or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Parent or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith.

“Net Mark-to-Market Exposure” of a Person means, as of any time of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Hedge Agreements or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Hedge Agreement or such other Indebtedness as of the date of determination (assuming the Hedge Agreement or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Hedge Agreement or such other Indebtedness as of the time of determination (assuming such Hedge Agreement or such other Indebtedness were to be terminated as of that time).

“NOLs” as defined in Section 4.12(b).

“Non-Consenting Lender” as defined in Section 2.21.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Agreement” means an agreement among (i) a Controlled Fund of RCP 2 or RCP 3, (ii) the related RCP Controlled Fund GP, (iii) the holder(s) of the voting interest in such RCP Controlled Fund GP, (iv) the Designated RCP Principals and certain others holders of the economic interests in such RCP Controlled Fund GP from time to time party thereto, (v) RCP 2 or RCP 3, as applicable, as the investment manager for such Controlled Fund, (vi) Company and (vii) Collateral Agent, in in form and substance reasonably satisfactory to Administrative Agent.

“Non-U.S. Lender” as defined in Section 2.18(c).

“Note” means a Multi Draw Term Loan Note, a TrueBridge Acquisition Term Loan Note, an Enhanced Capital Acquisition Term Loan Note or a Revolving Loan Note.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all obligations (whether now existing or hereafter arising, absolute or contingent, joint , several, or independent) of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders, Lender Counterparties or any of them under any Credit Document or Secured Hedge Agreement, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), payments for early termination of Secured Hedge Agreements, fees, expenses, indemnification or otherwise, in each case excluding, with respect to any Guarantor, Excluded Swap Obligations with respect to such Guarantor.

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury and any successor Governmental Authority.

“Organizational Documents” means (i) with respect to any corporation or company, its certificate, memorandum, or articles of incorporation or organization, and its by-laws, (ii) with respect to any limited partnership, its certificate or declaration of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement, and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document.

“Paid in Full” and “Payment in Full” mean, with respect to any or all of the Obligations or Guaranteed Obligations, as the context requires, that each of the following events has occurred, as applicable: (a) the indefeasible payment or repayment in full in immediately available funds of (i) the principal amount of all outstanding Loans, (ii) all accrued and unpaid interest, fees, premiums or other charges owing in respect of any Loan or Commitment or otherwise under any Credit Document, and (iii) all accrued and unpaid costs and expenses payable by any Credit Party to any Agent or Lender pursuant to any Credit Document, whether or not demand has been made therefor, including any and all indemnification and reimbursement claims that have been asserted by any such Person prior to such time, (b) the indefeasible payment or repayment in full in immediately available funds or all other outstanding Obligations or Guaranteed Obligations other than unasserted contingent indemnification and contingent reimbursement obligations, (c) the termination of all of the Commitments, and (d) the termination, expiration, Cash Collateralization, novation, unwinding, or rollover of all Secured Hedge Agreements to the satisfaction of the applicable Lender Counterparties in their respective sole discretion.

“Parent” means, prior to the Five Points Acquisition Closing, Company, and from and after the Five Points Acquisition Closing, Intermediate Holdings.

“Participant Register” as defined in Section 10.6(h)(i).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Permitted GP Co-Investments” means Investments made by Parent or any Guarantor Subsidiary for purposes of funding any Controlled Fund GP’s or Guarantor Subsidiary’s obligations to co-invest in any Controlled Fund pursuant to any Controlled Fund LP Agreement; provided, that (i) no Default or Event of Default is continuing at the time of such Investment or would occur as a result thereof, (ii) to the extent that the amount of such Investments, individually or in the aggregate, exceeds $7,500,000, any

Investments in excess of such aggregate amount are included in the Collateral pursuant to a Controlled Fund Co-Investment Equity Pledge Agreement and (iii) after giving effect to the entry into the capital commitment for such Investment, Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenants set forth in Section 6.8 as of the most recent period for which financial statements have been required to be delivered pursuant to Section 5.1(b) or (c).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.2.

“Permitted Management Fee Tail Purchases” as defined in Section 6.9(e).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations (including any division or series of any of the foregoing), whether or not legal entities, and Governmental Authorities.

“Phase I Report” means, with respect to any Facility, a report that (i) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (ii) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (iii) includes an assessment of asbestos-containing materials at such Facility, (iv) is accompanied by (a) an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim, and (b) a current compliance audit setting forth an assessment of Holdings’, its Subsidiaries’ and such Facility’s current and past compliance with Environmental Laws and an estimate of the cost of rectifying any non-compliance with current Environmental Laws identified therein and the cost of compliance with reasonably anticipated future Environmental Laws identified therein.

“Platform” as defined in Section 5.1(t).

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of January 3, 2018, among Company, each Guarantor and Collateral Agent.

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty largest banks), as in effect from time to time, or, if such source or rate is unavailable, any replacement or successor source or rate as determined by Administrative Agent. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Principal Office” means, for Administrative Agent, such Person’s “Principal Office” as set forth on Appendix B, or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Company, Administrative Agent and each Lender; provided, however, that for the purpose of making any payment on the Obligations or any other amount due hereunder or any other Credit Document, the Principal Office of Administrative Agent shall be 40 West 57th Street, New York, NY 10019 (or such other location or account as Administrative Agent may from time to time designate in writing to Company and each Lender).

“Private Lenders” means Lenders that wish to receive Private-Side Information.

“Private-Side Information” means any information with respect to Holdings and its Subsidiaries that is not Public-Side Information.

“Pro Rata Share” means (i) with respect to the Multi Draw Term Loans extended by any Lender under Section 2.1(a)(i), the percentage obtained by dividing (a) the Multi Draw Term Loan Exposure of that Lender, by (b) the aggregate Multi Draw Term Loan Exposure of all Lenders, (ii) with respect to the funding of any TrueBridge Acquisition Term Loan by any Lender under Section 2.1(a)(ii), the percentage obtained by dividing (a) the amount of the TrueBridge Acquisition Term Loan Exposure of that Lender, by (b) the aggregate amount of TrueBridge Acquisition Term Loan Exposure of all Lenders, (iii) with respect to the funding of any Enhanced Capital Acquisition Term Loan by any Lender under Section 2.1(a)(iii), the percentage obtained by dividing (a) the amount of the Enhanced Capital Acquisition Term Loan Exposure of that Lender, by (b) the aggregate amount of Enhanced Capital Acquisition Term Loan Exposure of all Lenders, (iv) with respect to all payments, computations and other matters not described in clauses (i) ~~and~~through (~~ii~~iii ) above relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender, by (b) the aggregate Term Loan Exposure of all Lenders; and (~~iv~~v) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender, by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure of all Lenders.

“Projections” as defined in Section 4.8.

“Public Lenders” means Lenders that do not wish to receive Private-Side Information.

“Public-Side Information” means information that is either (x) of a type that would be made publicly available if Holdings or any of its Subsidiaries were issuing securities pursuant to a public offering or (y) not material non-public information (for purposes of U.S. federal, state or other applicable securities laws).

“Qualified Cash” means, as at any date of determination, the aggregate balance sheet amount of Cash that is unrestricted (or restricted in favor of Collateral Agent) and is or would be included on a consolidated balance sheet of Parent and its Subsidiaries as of such time in accordance with GAAP that (i) is free and clear of all Liens other than Liens in favor of Collateral Agent for the benefit of Secured Parties and non-consensual Permitted Liens, (ii) may be applied to payment of the Obligations without violating any law, contract, or other agreement, and (iii) is in Controlled Accounts.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred.

“Qualified Management Agreement” means each Approved Controlled Fund Management Agreement and each Third Party Management Agreement.

“RCP 2” means RCP Advisors 2, LLC, a Delaware limited liability company.

“RCP 2 Acquisition Agreement” means the Contribution and Exchange Agreement, dated as of October 5, 2017, among Holdings and the RCP Sellers.

“RCP 2 Acquisition Closing” means the closing of Company’s acquisition of 100% of the Capital Stock of RCP 2 on or about October 5, 2017 in accordance with the RCP 2 Acquisition Agreement and the RCP 2 Equity Contribution Agreement.

“RCP 2 Equity Contribution Agreement” means the Equity Contribution Agreement, dated as of October 5, 2017, among Holdings and Company pursuant to which Holdings contributed to Company 100% of the Capital Stock of RCP 2 and withdrew as a member of RCP 2.

“RCP 3” as defined in the recitals hereto.

“RCP 3 Acquisition Agreement” means the Membership Interest Purchase Agreement, dated as of October 5, 2017, among Holdings and the RCP Sellers.

“RCP 3 Acquisition Closing” means the closing of Company’s acquisition of 100% of the Capital Stock of RCP 3 on the Initial Funding Date in accordance with the RCP 3 Acquisition Agreement and the RCP 3 Equity Contribution Agreement.

“RCP 3 Controlled Fund” means at any time of determination prior to the RCP 3 Acquisition Closing, any Person that is an investment fund controlled by RCP 3 or any of its Subsidiaries at such time, including any investment fund whose general partner is managed or otherwise controlled by RCP 3 or any of its Subsidiaries at such time.

“RCP 3 Controlled Fund GP” means, with respect to any RCP 3 Controlled Fund, such RCP 3 Controlled Fund’s general partner.

“RCP 3 Controlled Fund GP Agreement” means, with respect to any RCP 3 Controlled Fund, the limited liability agreement or similar agreement of the RCP 3 Controlled Fund GP.

“RCP 3 Controlled Fund LP Agreement” means the limited partnership or similar agreement of any RCP 3 Controlled Fund.

“RCP 3 Controlled Fund Management Agreement” means any management agreement, advisory agreement, sub-advisory agreement, investment advisory agreement or similar agreement providing for management or advisory services to be provided by RCP 3 to any RCP 3 Controlled Fund.

“RCP 3 Equity Contribution Agreement” means the Equity Contribution Agreement, to be entered into as of the Initial Funding Date, among Holdings and Company pursuant to which Holdings shall contribute to Company 100% of the Capital Stock of RCP 3 and withdraw as a member of RCP 3.

“RCP Acquisition Agreements” means, collectively, the RCP 2 Acquisition Agreement and the RCP 3 Acquisition Agreement.

“RCP Acquisition Documents” means the RCP Acquisition Agreements, the RCP 2 Equity Contribution Agreement, the RCP 3 Equity Contribution Agreement and each other document delivered in connection with or pursuant to the RCP Acquisition Agreements, the RCP 2 Acquisition Closing, and the RCP 3 Acquisition Closing.

“RCP Controlled Fund” means any Controlled Fund for which RCP 2, RCP 3 or any other Controlled Fund Asset Manager that is a Subsidiary of Company acts as the investment or asset manager.

“RCP Controlled Fund GP” means any general partner of an RCP Controlled Fund.

“RCP Principals” means each or any of Thomas P. Danis, Jr., Jeff P. Gehl, Charles K. Huebner, William F. Souder, Jon I. Madorsky, Alex Abell, Nell Blatherwick, Michael Feinglass, David McCoy, and Andrew Nelson (together with their respective heirs, trusts, estates or any other Persons controlled by or for the benefit of any RCP Principal).

“RCP Sellers” means, collectively, Alex Abell, Nell Blatherwick, Thomas P. Danis, Jr., as the trustee of Thomas P. Danis, Jr. Revocable Living Trust dated March 10, 2003, as amended, Michael Feinglass, Jeff P. Gehl, as trustee of the Jeff P. Gehl Living Trust dated January 25, 2011, Charles K. Huebner, as trustee of the Charles K. Huebner Trust dated January 16, 2001, Jon I. Madorsky, as trustee of the Jon I. Madorsky Revocable Trust dated December 1, 2008, David McCoy, Andrew Nelson and William F. Souder.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Register” as defined in Section 2.5(b).

“Regulation D” means Regulation D of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation FD” means Regulation FD as promulgated by the U.S. Securities and Exchange Commission under the Securities Act and Exchange Act and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors and all official rulings and interpretations thereunder or thereof.

“Related Agreements” means, collectively, the RCP Acquisition Documents and the Subordinated Seller Notes.

“Related Fund” means any Fund that is managed, advised, or administered by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or affiliate of an entity that manages, administers, or advises a Lender.

“Related Matter” means (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, any syndication of the credit facilities provided for herein, or the use or intended use of the proceeds thereof), any amendments, waivers, or consents with respect to any provision of this Agreement or any of the other Credit Documents, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or any other act or omission or event occurring in connection therewith); (ii) the commitment letter, if any (and any related fee, engagement, or proposal letter), delivered by any Agent, or any Lender to Holdings, Company, any Equity Investor, or any their respective affiliates with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” as defined in Section 2.21.

“Required Prepayment Date” as defined in Section 2.13(c).

“Requisite Class Lenders” means, at any time of determination for any Class of Lenders, Loans, and/or Commitments, as applicable, Lenders of such Class holding more than 50% of the aggregate Voting Power Determinants of such Class of Loans and Commitments held by all Lenders; provided that (i) the amount of Voting Power Determinants of any Defaulting Lender shall be disregarded for purposes of this definition (including clause (ii) of this proviso), and (ii) to the extent the total number of Lenders (treating all Lenders that are Affiliates as a single Lender) of any Class is greater than one, solely for purposes of any requested consent, waiver, amendment, or other modification requiring the affirmative vote of “Requisite Class Lenders” (but, for the avoidance of doubt, not for the purpose of exercising or enforcing any rights and remedies available under any Credit Document or applicable law), “Requisite Class Lenders” shall also include at least two (treating all Lenders that are Affiliates as a single Lender) Lenders of such Class.

“Requisite Lenders” means one or more Lenders having or holding Term Loan Exposure and/or Revolving Exposure and representing more than 50% of the aggregate Voting Power Determinants of all Lenders; provided that (i) the amount of Voting Power Determinants of any Defaulting Lender shall be disregarded for purposes of this definition (including clause (ii) of this proviso), and (ii) to the extent the total number of Lenders (treating all Lenders that are Affiliates as a single Lender) is greater than one, solely for purposes of any requested consent, waiver, amendment, or other modification requiring the affirmative vote of “Requisite Lenders” (but, for the avoidance of doubt, not for the purpose of exercising or enforcing any rights and remedies available under any Credit Document or applicable law), “Requisite Lenders” shall also include at least two (treating all Lenders that are Affiliates as a single Lender) Lenders.

“Restricted Junior Payment” means (i) any dividend, other distribution, or payment of liquidation preference, direct or indirect, on account of any shares of any class of Capital Stock of Parent or any of its Subsidiaries now or hereafter outstanding, except a dividend or distribution payable solely in the relevant class of Capital Stock (other than any Disqualified Capital Stock) to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Parent or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iv) management or similar fees payable by Parent or any of its Subsidiaries to any Equity Investor or any of its Affiliates (other than Parent or any of its Subsidiaries); and (v) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness or any Earn Out Indebtedness or Seller Financing Indebtedness.

“Retained Employees” means the Five Points Principals and the other employees identified on Schedule 8.7 to the Five Points Acquisition Agreement.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A-2 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $5,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) the first anniversary of the Closing Date; (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b) or 2.13; (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1; and (iv) the Multi Draw Commitment Termination Date.

“Revolving Exposure” means, with respect to any Lender as of any time of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means a Loan made by a Lender to Company pursuant to Section 2.2(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit B-2.

“S&P” means S&P Global Ratings.

“Sanctioned Country” means, at any time, a country, territory or region that is, or whose government is, the subject or target of any Sanctions, including, as of the Closing Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria.

“Sanctioned Person” means, at any time, any Person with whom dealings are restricted or prohibited under Sanctions, including (i) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. (including by OFAC, the U.S. Department of the Treasury, or the U.S. Department of State), or by the United Nations Security Council, the European Union or any EU member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (ii) any Person located, operating, organized or resident in a Sanctioned Country or (iii) any Person owned or controlled, directly or indirectly, by any such Person described in clause (i) or (ii) of this definition.

“Sanctions” means sanctions or trade embargoes enacted, imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC, U.S. Department of State, or U.S. Department of Commerce, (ii) the United Nations Security Council, the European Union or any of its member states, Her Majesty’s Treasury of the United Kingdom, or (iii) any other relevant sanctions authority.

“Secured Hedge Agreement” means, at any time of determination, any and all Hedge Agreements between any of the Credit Parties and any Lender Counterparty consisting of Interest Rate Agreements, in each case that the relevant Credit Parties or Lender Counterparties have provided Administrative Agent and Collateral Agent written notice and copies of.

“Secured Parties” as defined in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, including any Capital Stock and any Hedge Agreements or other derivatives.

“Securities Account” means any “securities account” as defined in Article 8 of the UCC and any “commodity account” as defined in Article 9 of the UCC.

“Securities Account Control Agreement” means, with respect to a Securities Account, an agreement in form and substance reasonably satisfactory to Collateral Agent that (i) is entered into among Collateral Agent, the Securities Intermediary at which the applicable Securities Account is maintained, and the Credit Party having rights in or to the underlying financial assets credited to or maintained in such Securities Account, and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Securities Account.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means any “securities intermediary” or “commodity intermediary” as such terms are defined in the UCC.

“Seller Financing Indebtedness” means any obligation or liability consisting of fixed deferred purchase price, installment payments, or promissory notes that, in each case, is issued or otherwise incurred as consideration for any acquisition of any property.

“Seller Note Subordination Agreement” means the Seller Note Subordination Agreement to be executed by certain of the RCP Sellers, Administrative Agent, and Collateral Agent on the Initial Funding Date in form and substance reasonably satisfactory to Administrative Agent and Collateral Agent.

“Solvent” means, with respect to any Credit Party, that as of the date of determination, both (i) (a) the sum of such Credit Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Credit Party’s present assets; (b) such Credit Party’s capital is not unreasonably small in relation to its business as contemplated on relevant certification or representation date and reflected in the Projections or with respect to any transaction contemplated or to be undertaken after the relevant certification or representation date; and (c) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under FASB Accounting Standards Codification Topic 450-20). “Solvency” shall have a corresponding meaning.

“Specified Representations” means the representations and warranties of each of the applicable Credit Parties (including ~~TrueBridge, in its capacity as a Guarantor~~the ECG Guarantors upon giving effect to the Counterpart Agreement executed by ~~TrueBridge~~the ECG Guarantors on the ~~TrueBridge~~Enhanced Capital Acquisition Closing Date) set forth in Sections 4.1(a), 4.1(b), 4.3, 4.4(a), 4.4(b), 4.4(c), 4.6, 4.17(a), 4.18, 4.22 and 4.26 (in the case of the representations and warranties of each of the applicable Credit Parties set forth in Sections 4.1(b), 4.3 and 4.6, solely with respect such Credit Party’s execution, delivery and performance of the ~~Fourth~~Fifth Amendment and the other Credit Documents to be executed by such Credit Party on or about the ~~Fourth~~Fifth Amendment Effective Date or the ~~TrueBridge~~Enhanced Capital Acquisition Closing Date) and in the first two sentences of Section 3(b) of the Pledge and Security Agreement.

“Subject Transaction” as defined in Section 6.8(d).

“Subordinated Indebtedness” means all Indebtedness in respect of the Subordinated Seller Notes and any other Indebtedness that is contractually subordinated in payment or lien ranking to the Obligations.

“Subordinated Seller Notes” means, collectively, the secured promissory notes of Holdings issued in favor of certain of the RCP Sellers pursuant to the RCP Acquisition Agreements.

“Subordination Agreement” means, with respect to any Subordinated Indebtedness, the corresponding subordination or intercreditor agreement, if any, among Administrative Agent and/or Collateral Agent, on the one hand, and the creditor or creditors (or their respective agents) in respect of such Subordinated Indebtedness, on the other hand.

“Subscription Lines of Credit” means any credit facility whereby the applicable lender agrees to make revolving loans or other revolving advances to one or more Controlled Funds, which loans or advances are used by such Controlled Funds for the funding of investments pending receipt of capital contributions and other purposes in the ordinary course of business; provided, however, that such credit facility does not prohibit or restrict the payment of Management Fees unless, and only so long as, a payment or bankruptcy default or an event of default has occurred and is continuing under such credit facility.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election or appointment of the Person or Persons (whether Directors, managers, trustees, general partners or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, (i) in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding, and (ii) notwithstanding the foregoing, for all purposes this Agreement and each other Credit Document, in each case unless expressly stated otherwise in such provision, (x) any of Parent’s subsidiaries that is a Controlled Fund GP or a Controlled Fund (and a subsidiary of any Controlled Fund GP or Controlled Fund) shall be deemed not to be a Subsidiary of Parent or any other Credit Party, ~~and~~ (y) any Excluded Holdings Subsidiary shall be deemed not to be a Subsidiary of Holdings or any other Credit Party, and (z) any ECP Entity shall be deemed not to be a Subsidiary of Holdings or any other Credit Party.

“SVB Letter of Credit” means that certain standby letter of credit, dated as of December 6, 2017, issued by Silicon Valley Bank to Institutional Capital LLC, c/o New York Life Investment Management LLC, as beneficiary, for the account of RCP 3 in a face amount of $755,760 and any extension, renewal or replacement thereof in a face amount not exceeding $755,760.

“SVB Cash Collateral Account” means a segregated deposit account or segregated securities account maintained by Company or one of its Affiliates at Silicon Valley Bank and which cash collateralizes the SVB Letter of Credit.

“Swap Obligation” as defined in “Excluded Swap Obligation”.

“Synthetic Lease” means, as applied to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property by that Person as lessee (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, and (b) any (i) synthetic, off-balance sheet or tax retention lease, or (ii) agreement for the use or possession of property, in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but that, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (together with interest, penalties and other additions thereto) of any nature and whatever called, imposed, levied, collected, withheld or assessed by any Governmental Authority.

“Term Loan” means a Multi Draw Term Loan ~~or~~, a TrueBridge Acquisition Term Loan or an Enhanced Capital Acquisition Term Loan, and “Term Loans” means, collectively, the Multi Draw Term Loans ~~and~~, the TrueBridge Acquisition Term Loans and the Enhanced Capital Acquisition Term Loans.

“Term Loan Commitment” means a Multi Draw Term Loan Commitment ~~or~~, a TrueBridge Acquisition Term Loan Commitment or an Enhanced Capital Acquisition Term Loan Commitment, and “Term Loan Commitments” means, collectively, the Multi Draw Term Loan Commitments ~~and~~, the TrueBridge Acquisition Term Loan Commitments and the Enhanced Capital Acquisition Term Loan Commitments.

“Term Loan Exposure” means, with respect to any Lender, as of any time of determination, the sum of (x) the outstanding principal amount of the Term Loans of such Lender, plus (y) the amount of such Lender’s unused Term Loan Commitments.

“Term Loan Maturity Date” means the earlier of (i) the fifth anniversary of the Closing Date, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Terminated Lender” as defined in Section 2.21.

“Third Party Management Agreement” means any management agreement, advisory agreement, sub-advisory agreement, investment advisory agreement, consulting agreement, research services agreement or similar agreement providing for management, advisory, consulting or research services to be provided by any Credit Party to any investment fund or other investment vehicle or other third-party client that is not a Controlled Fund.

“Title Policy” as defined in the definition of Mortgaged Real Estate Documents.

“Total Utilization of Revolving Commitments” means, as at any time of determination, the aggregate principal amount of all outstanding Revolving Loans.

“Transaction Costs” means the fees, costs and expenses payable by Holdings, Company or any of Company’s Subsidiaries to the extent paid or payable to non-Affiliates on or before the Initial Funding Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Trident ECG” means Trident ECG Holdings, Inc., a Delaware corporation.

“Trident ECP” means Trident ECP Holdings, Inc., a Delaware corporation.

“TrueBridge” means TrueBridge Capital Partners LLC, a Delaware limited liability company.

“TrueBridge Acquisition” means the acquisition by Intermediate Holdings of 100% of the Capital Stock of TrueBridge in accordance with the TrueBridge Acquisition Documents.

“TrueBridge Acquisition Agreement” means the Sale and Purchase Agreement, dated as of August 24, 2020, among TrueBridge, the sellers party thereto, Intermediate Holdings and Holdings (solely for purposes of Section 11.11 thereof).

“TrueBridge Acquisition Closing” means the closing of the TrueBridge Acquisition.

“TrueBridge Acquisition Closing Date” means the date of the TrueBridge Acquisition Closing.

“TrueBridge Acquisition Closing Date Certificate” means a certificate dated as of the TrueBridge Acquisition Closing Date and substantially in the form of Exhibit J.

“TrueBridge Acquisition Documents” means, collectively, the TrueBridge Acquisition Agreement and each other document delivered in connection therewith.

“TrueBridge Acquisition Signing Date” means August 24, 2020.

“TrueBridge Acquisition Solvency Certificate” means a certificate of the Chief Financial Officer of Holdings substantially in the form of Exhibit F-5.

“TrueBridge Acquisition Term Loan” is defined in Section 2.1(a)(ii).

“TrueBridge Acquisition Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a TrueBridge Acquisition Term Loan, and “TrueBridge Acquisition Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s TrueBridge Acquisition Term Loan Commitment, if any, is set forth on Appendix A-1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the TrueBridge Acquisition Term Loan Commitments as of the Fourth Amendment Effective Date is $91,350,000.

“TrueBridge Acquisition Term Loan Exposure” means, with respect to any Lender, as of any time of determination, the sum of (x) the outstanding principal amount of the TrueBridge Acquisition Term Loans of such Lender, plus (y) the amount of such Lender’s unused TrueBridge Acquisition Term Loan Commitments.

“TrueBridge Acquisition Term Loan Note” means a promissory note in the form of Exhibit B-3.

“TrueBridge Controlled Fund” means, at any time of determination, a Controlled Fund of TrueBridge or any of its Subsidiaries at such time.

“TrueBridge GP” means, with respect to any TrueBridge Controlled Fund, such Controlled Fund’s general partner.

“TrueBridge Outside Date” means the “Outside Date”, as such term is defined in, and as such date may be extended in accordance with, the TrueBridge Acquisition Agreement as in effect on the TrueBridge Acquisition Signing Date.

“TrueBridge Principals” means Edwin Poston and Mel Williams (together with their respective heirs, trusts, estates or any other Persons controlled by or for the benefit of any TrueBridge Principal).

“Type of Loan” means with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a LIBO Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent statute or law) as in effect in any applicable jurisdiction.

“U.S.” means the United States of America.

“U.S. Lender” as defined in Section 2.18(c).

“U.S. Tax Compliance Certificate” means a certificate substantially in the form of one of Exhibits E-1, E-2, E-3 or E-4, as applicable.

“Voting Power Determinants” means, collectively, Term Loan Exposure and/or Revolving Exposure.

“Waivable Mandatory Prepayment” as defined in Section 2.13(c).

“WARN”as defined in Section 4.19.

“Weighted Average Yield” means, with respect to any Loan on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Loan on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan.

“Wholly-Owned” means, in reference to any Subsidiary of a specified Person, that 100% of the Capital Stock of such Subsidiary (other than (x) Directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) is owned, directly or indirectly, by such Person and/or one or more of such specified Person’s other Subsidiaries that also qualify as Wholly-Owned Subsidiaries under this definition.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms, Financials Statements, Calculations, Etc. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Holdings to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation; provided that, if Company notifies Administrative Agent that Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application of such change in GAAP on the operation of such provision (or if Administrative Agent notifies Company that the Requisite Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (it being agreed that the Requisite Lenders shall be under no obligation to amend such provision). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. For purposes of determining pro forma compliance with any financial covenant as of any date prior to the initial periodic date on which such financial covenant is to be tested hereunder, the level of any such financial covenant shall be deemed to be the covenant level for such initial test date. Notwithstanding anything to the contrary in this Agreement, (i) for purposes of “annualizing” any calculation of Consolidated Adjusted EBITDA under this Agreement, no add-backs that are in the nature of “one-time” or “non-recurring” items or that are otherwise made in respect of transactions, events, or circumstances that are not expected to recur in future periods may be “annualized” unless approved by Administrative Agent in its reasonable discretion and (ii) for purposes of determining compliance with any basket, incremental feature, test, or condition under any provision of this Agreement or any other Credit Document, no Credit Party may retroactively divide, classify, re-classify or otherwise deem or treat a historical transaction as having occurred in reliance on a basket or exception that was not available at the time of such historical transaction or if and to the extent that such basket or exception was relied upon for any later transaction. When used herein, the term “financial statements” shall be construed to include all notes and schedules thereto. Whenever the terms “Company” or “Parent” are used in respect of a financial covenant or a related definition, such term shall be construed to mean “Parent and its Subsidiaries on a consolidated basis” unless the context clearly requires otherwise. Except as otherwise provided therein, this Section 1.2 shall apply equally to each other Credit Document as if fully set forth therein, mutatis mutandis.

1.3 Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. Any requirement for a referenced agreement, instrument, certificate or other document to be in “substantially” the form of an Appendix, Schedule, or Exhibit hereto means that such referenced document shall be in the form of such Appendix, Schedule, or Exhibit with such modifications to such form as are approved by Administrative Agent, and, in the case of any Collateral Document, Collateral Agent, in each case in such Agent’s sole discretion. The words “hereof”, “hereunder”, “hereby”, and words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The use herein of the words “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The use herein of the words “continuing”, “continuance”, “existing”, or any words of similar import or derivatives of any such words in reference to any Event of Default means that such Event of Default has not been expressly waived. The word “will” shall be construed as having the same meaning and effect as the word “shall”. The words “assets” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties of any relevant Person or Persons. The terms lease and license shall be construed to include sub-lease and sub-license. Whenever the context may require, any pronoun shall be construed to include the corresponding masculine, feminine, and neuter forms. References to Persons include their respective permitted successors and assigns. Except as otherwise expressly provided herein, references to statutes, legislative acts, laws, regulations, and rules shall be deemed to refer to such statutes, acts, laws, regulations, and rules as in effect from time to time, including any amendments of the same and any successor statutes, acts, laws, regulations, and rules, unless any such reference is expressly limited to refer to any statute, act, law, regulation, or rule “as in effect on” a specified date. Except as otherwise expressly provided herein, any reference in or to this Agreement, any other Credit Document, or any other agreement, instrument, or other document shall be construed to refer to the referenced agreement, instrument, or document as assigned, amended, restated, supplemented, or otherwise modified from time to time, in each case in accordance with the express terms of this Agreement and any other relevant Credit Document unless such reference is expressly limited to refer to such agreement, instrument, or other document “as in effect on” a specified date. Except as otherwise provided therein, this Section 1.3 shall apply equally to each other Credit Document as if fully set forth therein, mutatis mutandis.

1.4 Divisions. For all purposes under the Credit Documents, in connection with any division, plan of division or establishment of any series under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time and (c) each division and series of any Person shall be treated as a separate Person hereunder.

SECTION 2 LOANS

2.1 Term Loans.

(a) Loan Commitments.

(i) Multi Draw Term Loan Commitments. Subject to the terms and conditions hereof, including Sections 3.2(a) and 3.2(b), each Lender severally agrees to make at any time on and after the Initial Funding Date and prior to the Multi Draw Commitment Termination Date one or more term loans (each, a “Multi Draw Term Loan”) to Company in an aggregate amount not to exceed such Lender’s Multi Draw Term Loan Commitment immediately prior to giving effect to any such Multi Draw Term Loan. Company may make one or more borrowings of the Multi Draw Term Loan Commitment, which borrowings may only occur during the Multi Draw Commitment Period. Any amount borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.12, all amounts owed hereunder with respect to the Multi Draw Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Multi Draw Term Loan Commitment shall automatically and permanently be reduced by the amount of each Multi Draw Term Loan made hereunder. The Multi Draw Commitment Termination Date occurred, and the unfunded amount of all Multi Draw Term Loan Commitments terminated, on June 12, 2019, and the aggregate original principal amount of Multi Draw Term Loans made prior to the Multi Draw Commitment Termination Date was $114,750,000, of which $104,389,104 is outstanding as of the ~~Fourth~~Fifth Amendment Effective Date.

(ii) TrueBridge Acquisition Term Loan Commitments. Subject to the terms and conditions hereof, including Section 3.2(c), each Lender severally agrees to make on the TrueBridge Acquisition Closing Date a single term loan (each, a

“TrueBridge Acquisition Term Loan”) to Company in an aggregate amount not to exceed such Lender’s TrueBridge Acquisition Term Loan Commitment immediately prior to giving effect to such TrueBridge Acquisition Term Loan. Any amount borrowed under this Section 2.1(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.12, all amounts owed hereunder with respect to the TrueBridge Acquisition Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s TrueBridge Acquisition Term Loan Commitment shall automatically and permanently be reduced to zero upon such Lender making its TrueBridge Acquisition Term Loan on the TrueBridge Acquisition Closing Date.

(iii) Enhanced Capital Acquisition Term Loan Commitments. Subject to the terms and conditions hereof, including Section 3.2(d), each Lender severally agrees to make on the Enhanced Capital Acquisition Closing Date a single term loan (each, an “Enhanced Capital Acquisition Term Loan”) to Company in an aggregate amount not to exceed such Lender’s Enhanced Capital Acquisition Term Loan Commitment immediately prior to giving effect to such Enhanced Capital Acquisition Term Loan. Any amount borrowed under this Section 2.1(a)(iii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a) and 2.12, all amounts owed hereunder with respect to the Enhanced Capital Acquisition Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Enhanced Capital Acquisition Term Loan Commitment shall automatically and permanently be reduced to zero upon such Lender making its Enhanced Capital Acquisition Term Loan on the Enhanced Capital Acquisition Closing Date.

(b) Borrowing Mechanics for Term Loans.

(i) Whenever Company desires that Lenders make Term Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (New York City time) at least five Business Days in advance of the proposed Credit Date in the case of a LIBO Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Term Loan that is a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a LIBO Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith; provided, however, that (x) the Funding Notice for the TrueBridge Acquisition Term Loan may be conditioned on the occurrence of the TrueBridge Acquisition Closing occurring on the TrueBridge Acquisition Closing Date and (y) the Funding Notice for the Enhanced Capital Acquisition Term Loan may be conditioned on the occurrence of the ~~TrueBridge~~Enhanced Capital Acquisition Closing occurring on the ~~TrueBridge~~Enhanced Capital Acquisition Closing Date. Promptly upon receipt by Administrative Agent of any such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office.

Upon satisfaction or waiver of the conditions precedent specified herein and receipt of all requested Loan funds, Administrative Agent shall make the proceeds of the relevant Term Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Principal Office designated by Administrative Agent or to such other account as may be designated in writing to Administrative Agent by Company.

(c) Drawings under the Term Loan Commitments (i) shall be made in an aggregate minimum amount of $5,000,000 and integral multiples of $250,000 in excess of that amount (or, in the case of the TrueBridge Acquisition Term Loan Commitments or the Enhanced Capital Acquisition Term Loan Commitments, respectively, the full amount of the TrueBridge Acquisition Term Loan Commitments or the Enhanced Capital Acquisition Term Loan Commitments), and (ii) may not be requested more than once per Fiscal Quarter.

2.2 Revolving Loans.

(a) Revolving Commitments. Subject to the terms and conditions hereof, including Section 3.2, each Lender severally agrees to make Revolving Loans to Company at any time on and after the Initial Funding Date and prior to the Revolving Commitment Termination Date in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(a) may, on and after the Initial Funding Date, be repaid and reborrowed during the remainder of the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i) Revolving Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii) Subject to Section 3.2(b), whenever Company desires that Lenders make Revolving Loans, Company shall deliver to Administrative Agent a fully executed and delivered Funding Notice no later than 12:00 p.m. (New York City time) at least five Business Days in advance of the proposed Credit Date. Except as otherwise provided herein, a Funding Notice for a Revolving Loan that is a LIBO Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

(iii) Notice of receipt of each Funding Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, will be provided by Administrative Agent to each applicable Lender with reasonable promptness.

(iv) Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein and receipt of all requested Loan funds, Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at Administrative Agent’s Principal Office or such other account as may be designated in writing to Administrative Agent by Company.

2.3 Pro Rata Shares; Availability of Funds.

(a) Pro Rata Shares. All Loans shall be made, and all participations purchased, by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event that (i) Administrative Agent declines to make a requested amount available to Company until such time as all applicable Lenders have made payment to Administrative Agent, (ii) a Lender fails to fund to Administrative Agent all or any portion of the Loans required to be funded by such Lender hereunder prior to the time specified in this Agreement, and (iii) such Lender’s failure results in Administrative Agent failing to make a corresponding amount available to Company on the Credit Date, at Administrative Agent’s option, such Lender shall not receive interest hereunder with respect to the requested amount of such Lender’s Loans for the period commencing with the time specified in this Agreement for receipt of payment by Company through and including the time of Company’s receipt of the requested amount. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Multi Draw Commitments and Revolving Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

2.4 Use of Proceeds. The proceeds of Multi Draw Term Loans and the Revolving Loans, if any, made on the Initial Funding Date shall be applied by Company to fund the repayment in full of the Existing Indebtedness, payments required in connection with RCP 3 Acquisition Closing (including by making Restricted Junior Payments to Holdings to permit Holdings to make such payments), payments in respect of the Subordinated Seller Notes (including by making Restricted Junior Payments to Holdings to permit Holdings to make such payments) and payment of fees and expenses related to the transactions contemplated by this Agreement and the Related Agreements. The proceeds of the Revolving Loans made after the Initial Funding Date may be used by Company for working capital and general corporate purposes of Company and its Subsidiaries permitted pursuant to this Agreement, except that such proceeds shall not be used for purposes of any Permitted Management Fee Tail Purchases, any Permitted GP Co-Investments, or any transaction expressly required to be funded with Internally Generated Cash under the terms of this Agreement. The proceeds of the Multi Draw Term Loans made after the Initial Funding Date shall be applied by Company for working capital and general corporate purposes of Company and its Subsidiaries permitted pursuant to this Agreement, including Permitted Management Fee Tail Purchases in accordance with Section 6.9(c), Permitted GP Co-Investments in accordance with Section 6.7(h), other Investments permitted under this Agreement, and permitted payments of the Subordinated Seller Notes in accordance with this Agreement and the Seller Note Subordination Agreement, but excluding any transaction expressly required to be funded with Internally Generated Cash under the terms of this Agreement. Notwithstanding anything to the contrary in this Agreement, no Credit Extension or proceeds thereof may be used in any manner that conflicts with Section 4.18(b) or Section 4.26(a). The proceeds of the TrueBridge Acquisition Term Loans made on the TrueBridge Acquisition Closing Date shall be used by Company to make a distribution to Intermediate Holdings, which shall use the proceeds of such distribution to (i) pay a portion of the cash consideration payable by Intermediate Holdings in order to consummate the TrueBridge Acquisition; and (ii) pay or cause to be paid fees and expenses relating to the Fourth Amendment and the TrueBridge Acquisition. The proceeds of the Enhanced Capital Acquisition Term Loans made on the Enhanced Capital Acquisition Closing Date shall be used by Company to make a distribution to Intermediate Holdings, which shall use the proceeds of such distribution to (i) repay all of the existing indebtedness of, and terminate all existing commitments available to ECG under that certain Loan and Security Agreement, dated as of June 28, 2019, among ECG, the lenders party thereto and Solar Capital, Ltd., as agent, (ii) pay a portion of the cash consideration payable by Intermediate Holdings in order to consummate the Enhanced Capital Acquisition; and (iii) pay or cause to be paid fees and expenses relating to the Fifth Amendment and the Enhanced Capital Acquisition.

2.5 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Company to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at one of its offices a register for the recordation of the names and addresses of Lenders and the Revolving Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The Register shall be available for inspection by Company or any Lender (with respect to (i) any entry relating to such Lender’s Loans, and (ii) the identity of the other Lenders (but not any information with respect to such other Lenders’ Loans)) at any reasonable time and from time to time upon reasonable prior written notice. Administrative Agent shall record, or shall cause to be recorded, in the Register the Revolving Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided, failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitments or Company’s Obligations in respect of any Loan. Company hereby designates Administrative Agent to serve as Company’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.5, and Company hereby agrees that, to the extent Administrative Agent serves in such capacity, Administrative Agent and its officers, Directors, employees, agents, sub-agents, and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loans or Revolving Loans, as the case may be.

2.6 Interest on Loans.

(a) Except as otherwise set forth herein, each Class of Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a LIBO Rate Loan, at the Adjusted LIBO Rate plus the Applicable Margin;

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBO Rate Loan, shall be selected by Company and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.

(c) In connection with LIBO Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event Company fails to specify between a Base Rate Loan or a LIBO Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Company fails to specify an Interest Period for any LIBO Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. Promptly after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBO Rate Loans for which an interest rate is then being determined for the applicable Interest Period and will promptly give notice thereof to Company and each Lender.

(d) Interest payable pursuant to Section 2.6(a) shall be computed on the basis of (i) in the case of LIBOR Rate Loans, a 360-day year, or (ii) in the case of Base Rate Loans, a 365-day year, or a 366-day year, as the case may be, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan, or with respect to a Base Rate Loan being converted from a LIBO Rate Loan, the date of conversion of such LIBO Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBO Rate Loan, the date of conversion of such Base Rate Loan to such LIBO Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such Interest Payment Date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of the Loans, including final maturity of the Loans.

2.7 Conversion/Continuation.

(a) Subject to Section 2.16 and so long as no Default or Event of Default shall have occurred and then be continuing, Company shall have the option:

(i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBO Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBO Rate Loan unless Company shall pay all amounts due under Section 2.16 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any LIBO Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a LIBO Rate Loan.

(b) Subject to Section 3.2(b), Company shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBO Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBO Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then, for that day, such Loan shall be a Base Rate Loan.

2.8 Default Interest. If (i) upon the occurrence and during the continuance of an Event of Default (other than an Event of Default arising under Section 8.1(f) or (g)), the Requisite Lenders so elect, or (ii) an Event of Default has occurred and is continuing under Section 8.1(f) or (g), then, in each case, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any overdue interest payments on the Loans or any fees or other amounts owed hereunder which were not paid when due, shall thereafter bear interest (including post-petition interest in any proceeding under any Debtor Relief Laws) payable on demand at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such overdue fees and other amounts, at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, any LIBO Rate Loans will automatically be converted to Base Rate Loans upon the expiration of the Interest Period in effect at the time any such increase in the interest rate is effective, and thereupon shall become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is two percent per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of (i) the increased rates of interest provided for in this Section 2.8 or (ii) any amount of interest that is less than the amount due, in each case is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.9 Fees.

(a) Company agrees to pay to Lenders having Multi Draw Term Loan Commitments a commitment fee equal to (x) any unused portion of their respective Multi Draw Term Loan Commitments, times (y) 0.50% per annum, which fee shall be payable monthly in arrears on the last Business Day of each month during the Multi Draw Commitment Period commencing on the first such date to occur after the Closing Date, and on the Multi Draw Commitment Termination Date.

(b) Company agrees to pay to Lenders having Revolving Loan Commitments a commitment fee equal to (x) any unused portion of their respective Revolving Loan Commitments, times (y) 0.50% per annum, which fee shall be payable monthly in arrears on the last day of each month during the Revolving Commitment Period commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(c) All fees referred to in Section 2.9(a) and 2.9(b) shall be (i) calculated on the basis of a three hundred sixty-day year and the actual number of days elapsed, and (ii) paid to Administrative Agent as set forth in Section 2.14(a) and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

(d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon, including the fees set forth in the Fee Letters.

2.10 Scheduled Payments/Commitment Reductions.

(a) Scheduled Term Loan Installments. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments and at final maturity (each such payment, an “Installment”) on the last Business Day of each Fiscal Quarter (each, an “Installment Date”), commencing with the first Fiscal Quarter ending after the Initial Funding Date, in an amount equal to the product of (x) 0.75% multiplied by (y) the aggregate original stated principal amount of all Term Loans made under this Agreement prior to such Installment Date (without reducing any such Installment to reflect payments of the outstanding principal of any Term Loan after the initial funding thereof). Notwithstanding the foregoing, the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date.

(b) Scheduled Repayment of Revolving Loans. The Revolving Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Revolving Commitment Termination Date.

(c) Scheduled Reductions and Terminations.

(i) The Revolving Commitments shall be, without further action by any party, terminated in full on the Revolving Commitment Termination Date.

(ii) Any unfunded Multi Draw Term Loan Commitments shall be, without further action by any party, terminated in full at the end of the Multi Draw Term Loan Commitment Period.

(iii) Any unfunded TrueBridge Acquisition Term Loan Commitments shall be, without further action by any party, terminated in full on the earlier of (A) the TrueBridge Acquisition Closing Date (after giving effect to the funding of any TrueBridge Acquisition Term Loans on the TrueBridge Acquisition Closing Date) and (B) the TrueBridge Outside Date.

(iv) Any unfunded Enhanced Capital Acquisition Term Loan Commitments shall be, without further action by any party, terminated in full on the earlier of (A) the Enhanced Capital Acquisition Closing Date (after giving effect to the funding of any Enhanced Capital Acquisition Term Loans on the Enhanced Capital Acquisition Closing Date) and (B) the Enhanced Capital Outside Date.

2.11 Voluntary Prepayments.

(a)(i) Any time and from time to time, Company may prepay any Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.16(c) or any other Credit Document) in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii) All such prepayments shall be made:

(1) upon not less than one Business Day’s prior written notice in the case of Base Rate Loans; and

(2) upon not less than three Business Days’ prior written notice in the case of LIBO Rate Loans,

in each case given to Administrative Agent by 12:00 p.m. (New York City time) on the date required in writing to Administrative Agent (and Administrative Agent will promptly transmit such written notice for Term Loans or Revolving Loans, as the case may be, to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.13(a) with respect to Revolving Loans and Section 2.13(b) with respect to Term Loans. Any voluntary prepayment made by Company pursuant to this Section 2.11 shall be accompanied by a payment of all accrued and unpaid interest on the principal amount of the Loans being prepaid.

(b) Voluntary Commitment Reductions.

(i) Company may, upon not less than three Business Days’ prior written notice to Administrative Agent (which original written notice Administrative Agent will promptly transmit to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part (i) the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction, or (ii) any unused portion of the Term Loan Commitments; provided, any such partial reduction of the Revolving Commitments or the Term Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

(ii) Company’s notice to Administrative Agent shall be irrevocable (unless otherwise agreed to by Administrative Agent in its sole discretion) and shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the relevant Commitments shall be effective on the date specified in Company’s notice and shall reduce the relevant Commitment of each Lender proportionately to its Pro Rata Share thereof.

2.12 Mandatory Prepayments/Commitment Reductions.

(a) Asset Sales. No later than the first Business Day following the date of receipt by any Credit Party or any of its Subsidiaries of any Net Asset Sale Proceeds to the extent in excess of $250,000 in the aggregate in any trailing twelve month period, Company shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided, that so long as no Default or Event of Default shall have occurred and be continuing, upon delivery of a written notice to Administrative Agent, Company shall have the option, directly or through one or more Subsidiaries, to invest Net Asset Sale Proceeds (the “Asset Sale Reinvestment Amounts”) in assets useful in the business of Company and its Subsidiaries within (x) one hundred eighty days following receipt of such Net Asset Sale Proceeds, or (y) three hundred sixty days following receipt of such Net Asset Sale Proceeds if a contractual commitment to reinvest such Net Asset Sale Proceeds is entered into within one hundred eighty days following receipt of such Net Asset Sale Proceeds (such period to reinvest, as applicable, the “Asset Sale Reinvestment Period”). In the event that the Asset Sale Reinvestment Amounts are not reinvested by Company prior to the earlier of (i) expiration of the applicable Asset Sale Reinvestment Period, and (ii) the date of the occurrence of an Event of Default, then, at such time, an Event of Default shall be deemed to have occurred and be continuing under this Section 2.12(a) until a prepayment is made (or any such escrow is applied by Administrative Agent as a prepayment) in an amount equal to such Net Asset Sale Proceeds that have not been so reinvested.

(b) Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by any Credit Party or any of its Subsidiaries, or Administrative Agent as loss payee, of any Net Insurance/Condemnation Proceeds to the extent in excess of $250,000 in the aggregate in any trailing twelve month period, Company shall prepay the Loans as set forth in Section 2.13(b) in an aggregate amount equal to such Net Insurance/Condemnation Proceeds; provided, so long as no Default or Event of Default shall have occurred and be continuing, Company shall have the option, directly or through one or more of its Subsidiaries, to invest such Net Insurance/Condemnation Proceeds within one hundred eighty days of receipt thereof (the “Insurance/Condemnation Reinvestment Period”) in assets useful in the business of Company and its Subsidiaries, which investment may include the repair, restoration or replacement of the relevant assets in respect of which such Net Insurance/Condemnation

Proceeds were received. In the event that such net Insurance/Condemnation Proceeds are not reinvested by Company prior to the earlier of (i) the expiration of the applicable Insurance/Condemnation Reinvestment Period, and (ii) the occurrence of an Event of Default, then, at such time, an Event of Default shall be deemed to have occurred and be continuing under this Section 2.12(b) until a prepayment is made (or any such escrow is applied by Administrative Agent as a prepayment) in an amount equal to such Net Insurance/Condemnation Proceeds that have not been so reinvested.

(c) [Reserved].

(d) Issuance of Debt. On the date of receipt by any Credit Party or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Holdings or any of its Subsidiaries, excluding any Cash proceeds received with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1, Company shall prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e) Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Quarter (commencing with the Fiscal Quarter ending March 31, 2018), Company shall, no later than forty-five days after the end of such Fiscal Quarter, prepay the Loans and/or the Revolving Commitments shall be permanently reduced as set forth in Section 2.13(b) in an aggregate amount equal to (A) if the Asset Coverage Ratio as of the last day of such Fiscal Quarter is less than or equal to 1.10:1.00, 100% of Consolidated Excess Cash Flow for such Fiscal Quarter and (B) if the Asset Coverage Ratio as of the last day of such Fiscal Quarter is greater than 1.10:1.00, the ECF Percentage of Consolidated Excess Cash Flow for such Fiscal Quarter. Any amounts prepaid pursuant to this Section 2.12(e) with respect to any Fiscal Quarter in excess of the amounts required pursuant to the immediately preceding sentence shall be treated as voluntary prepayments made pursuant to Section 2.11(a).

(f) Revolving Loans. Company shall immediately prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g) [Reserved].

(h) Extraordinary Receipts. On the date of receipt by Holdings or any of its Subsidiaries of any Extraordinary Receipts in excess of $500,000 in the aggregate in any trailing twelve month period, Company shall prepay Loans and/or Revolving Commitments shall be reduced as set forth in Section 2.13(b) in the amount of such excess Extraordinary Receipts.

(i) Prepayment Certificate. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Commitments pursuant to Sections 2.12(a) through 2.12(h), Company shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and compensation owing to Lenders under the Credit Documents, if any, as the case may be. In the event that Company shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Company shall promptly make an additional prepayment of the Loans and/or the Revolving Commitments shall be permanently reduced in an amount equal to such excess, and Company shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

2.13 Application of Prepayments/Reductions.

(a) Application of Voluntary Prepayments of Revolving Loans. Any prepayment of any Revolving Loan pursuant to Section 2.11 shall be applied to repay outstanding Revolving Loans to the full extent thereof.

(b) Application of Prepayments by Type of Loans. Any voluntary prepayments of Term Loans pursuant to Section 2.11 and any mandatory prepayment of any Loan pursuant to Section 2.12 shall be applied as follows:

first, to the payment of all fees other than any premium, and all expenses specified in Section 10.2, in each case to the full extent thereof;

second, to the payment of any accrued interest at the Default Rate, if any;

third, to the payment of any accrued interest (other than Default Rate interest);

fourth, to the payment of the applicable premium, if any, on any Loan or Commitment;

fifth, except in connection with any Waivable Mandatory Prepayment as provided in Section 2.13(c), to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied in inverse order of maturity to reduce the remaining scheduled Installments of principal of the Term Loans and to further permanently reduce the Term Loan Commitments by the amount of such prepayment; and

sixth, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Commitments by the amount of such prepayment; and

seventh, to any remaining Obligations then due and payable.

(c) Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than two Business Days prior to the date (the “Required Prepayment Date”) on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent and Lenders of the amount of such prepayment and each Lender’s option to elect not to receive its Pro Rata Share of such Waivable Mandatory Prepayment. Each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender that does not notify Company and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loans in accordance with Section 2.13(b)), and (ii) to the extent of any excess, to Company for working capital and general corporate purposes.

(d) Application of Prepayments of Loans to Base Rate Loans and LIBO Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to LIBO Rate Loans, in each case in a manner that minimizes the amount of any payments required to be made by Company pursuant to Section 2.16(c).

2.14 General Provisions Regarding Payments.

(a) All payments by Company of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 2:00 p.m. (New York City time) on the date due by wire transfer to an account designated by Administrative Agent from time to time that is maintained by Administrative Agent or its Affiliates for the account of the Lenders or Administrative Agent. For purposes of computing interest and fees, funds received by Administrative Agent after that time on such due date may, in Administrative Agent’s discretion, be deemed to have been paid by Company on the next succeeding Business Day.

(b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payment received in respect of any Loan on a date when interest or premium is due and payable with respect to such Loan) shall be applied to the payment of interest and premium then due and payable before application to principal.

(c) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBO Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e) Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f) Administrative Agent may deem any payment by or on behalf of Company hereunder that is not made in same day funds prior to 2:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Company and each applicable Lender (which may be by email) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(g) If an Event of Default shall have occurred and not otherwise been waived, and the Obligations have become due and payable in full hereunder, whether by acceleration, maturity or otherwise, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to each Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by any Agent in connection therewith, and all amounts for which any Agent is entitled to indemnification hereunder or under any Collateral Document (in its capacity as an Agent and not as a Lender) and all advances made by any Agent under any Collateral Document for the account of the applicable Collateral Grantor, and to the payment of all costs and expenses paid or incurred by any Agent in connection with the exercise of any right or remedy hereunder or under any Collateral Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Collateral Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.15 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Fee Letters, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the “Aggregate Amounts Due”to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, consolidation, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.15 shall not be construed to apply to (a) any payment made by any Credit Party pursuant to and in accordance with the express terms of any Credit Document (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

2.16 Making or Maintaining LIBO Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent determines (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBO Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBO Rate Loans on the basis provided for in the definition of Adjusted LIBO Rate, Administrative Agent will reasonably promptly give notice to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBO Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

(b) Illegality or Impracticability of LIBO Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Administrative Agent) that the making, maintaining, converting to, or continuation of its LIBO Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof that materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and such Affected Lender shall on that day give written or telephonic (promptly confirmed in writing) notice to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBO Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBO Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Affected Lender’s obligation to maintain its outstanding LIBO Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBO Rate Loan then being requested by Company pursuant to a Funding Notice or a Conversion/Continuation Notice, Company shall have the option, subject to the provisions of Section 2.16(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving written or telephonic (promptly confirmed in writing) notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender).

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBO Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBO Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBO Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBO Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBO Rate Loans is not made on any date specified in a notice of prepayment given by Company.

(d) Booking of LIBO Rate Loans. Any Lender may make, carry or transfer LIBO Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

2.17 Increased Costs; Capital Adequacy.

(a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.18 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Change in Law: (i) subjects such Lender or any company controlling such Lender to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, liquidity, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBO Rate Loans that are reflected in the definition of Adjusted LIBO Rate) or any company controlling such Lender; or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or any company controlling such Lender or such Lender’s obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.17(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital Adequacy and Liquidity Adjustment. In the event that any Lender shall have determined (which determination shall, absent manifest error be final and conclusive and binding upon all parties hereto) that (A) any Change in Law regarding capital adequacy or liquidity, or (B) compliance by any Lender (or its applicable lending office) or any company controlling such Lender with any Change in Law regarding capital adequacy or liquidity, has or would have the effect of reducing the rate of return on the capital of such Lender or any company controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitments, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling company could have achieved but for such Change in Law (taking into consideration the policies of such Lender or such controlling company with regard to capital adequacy and liquidity), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling company on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.17(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.17 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Company shall not be required to compensate a Lender pursuant to this Section 2.17 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Company of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.18 Taxes; Withholding, Etc.

(a) Payments to Be Free and Clear. All sums payable by or on behalf of any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax.

(b) Withholding of Taxes. If any Credit Party or any other Person (acting as a withholding agent) is (in such withholding agent’s reasonable good faith discretion) required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender) under any of the Credit Documents, then the applicable Credit Party or such other Person acting as a withholding agent shall be entitled to make such deduction or withholding and (i) the applicable Credit Party or other Person acting as a withholding agent shall notify Administrative Agent of the requirement to withhold; (ii) Company or such other Person (acting as a withholding agent) shall pay or cause to be paid any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; (iii) if the Tax withheld or paid is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment (including such deductions and withholdings applicable to additional sums payable under this Section 2.18(b)(iii)), Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and (iv) within thirty days after the due date of payment of any Tax that it is required by clause (ii) above to pay, Company shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

(c) Evidence of Exemption From U.S. Withholding Tax.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to Company and Administrative Agent, at the time or times reasonably requested by Company or Administrative Agent, such properly completed and executed documentation reasonably requested by Company or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any

Lender, if reasonably requested by Company or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Company or Administrative Agent as will enable Company or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation expressly set forth in Section 2.18(c)(ii)(1), (3) and (4)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(1) Each Lender that is not a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall, to the extent such Lender is legally entitled to do so, deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (i) two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY (or, in each case, any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to establish that such Lender is not subject to (or is subject to a reduced rate of) deduction or withholding of U.S. federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, an applicable U.S. Tax Compliance Certificate together with two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E or W-8IMY (or, in each case, any successor form), properly completed and duly executed by such Lender.

(2) Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to Company and Administrative Agent (in such number of copies as shall be required by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Company or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Company or Administrative Agent to determine the withholding or deduction required to be made.

(3) Each Lender that is a “United States person” (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “U.S. Lender”) shall deliver to Administrative Agent and Company on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax, or otherwise prove that it is entitled to such an exemption.

(4) Each Lender required to deliver any forms, certificates or other evidence with respect to U.S. federal income tax withholding matters pursuant to this Section 2.18(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to Company two new copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP, W-8IMY, and/or W-9 (or, in any case, any successor form), or an applicable U.S. Tax Compliance Certificate and two copies of Internal Revenue Service Form W-8BEN, W-8BEN-E, or W-8IMY (or, in each case, any successor form), as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by Company to confirm or establish that such Lender is not subject to deduction or withholding of U.S. federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

(d) FATCA. If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Company and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Company or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Company or Administrative Agent as may be necessary for Company and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

(e) Payment of Other Taxes by Company. Without limiting the provisions of Section 2.18(b), Company shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. Company shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(f) Indemnification by Credit Parties. Credit Parties shall jointly and severally indemnify Administrative Agent and any Lender for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Administrative Agent or any Lender or required to be withheld or deducted from a payment to Administrative Agent or any Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Credit Party shall be conclusive absent manifest error. Such payment shall be due within ten days of such Credit Party’s receipt of such certificate.

(g) Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent for (i) Taxes for which additional amounts are required to be paid pursuant to Section 2.18(b) arising in connection with payments made under this Agreement or any other Credit Document and Other Taxes (including any such Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) attributable to such Lender (but only to the extent that Company has not already indemnified Administrative Agent therefor and without limiting the obligation of Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h)(i) relating to the maintenance of a Participant Register and (iii) any Taxes on overall net income attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Such payment shall be due within ten days of such Lender’s receipt of such certificate. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by Administrative Agent to such Lender from any other source against any amount due to Administrative Agent under this paragraph (d).

(h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.18 (including additional amounts pursuant to this Section 2.18), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.18 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 2.18, such Credit Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(j) Defined Terms. For purposes of this Section 2.18, the term “applicable law” includes FATCA.

(k) Survival. Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

2.19 Obligation to Mitigate. Each Lender agrees that, if such Lender requests payment under Section 2.16, 2.17 or 2.18, then such Lender will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender if, as a result thereof, the additional amounts payable to such Lender pursuant to Section 2.16, 2.17 or 2.18, as the case may be, in the future would be eliminated or reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments or Loans or the interests of such Lender; provided, such Lender will not be obligated to utilize such other office pursuant to this Section 2.19 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Company pursuant to this Section 2.19 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.20 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by Administrative Agent from a Defaulting Lender pursuant to

Section 10.4 shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder; second, as Company may request (so long as no Default or Event of Default shall have occurred and be continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Company, to be held in a Deposit Account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default shall have occurred and be continuing, to the payment of any amounts owing to Company as a result of any judgment of a court of competent jurisdiction obtained by Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the applicable Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(a)(i) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(ii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee pursuant to Section 2.9 for any period during which that Lender is a Defaulting Lender (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) With respect to any fees not required to be paid to any Defaulting Lender pursuant to clause (A) above, Company shall not be required to pay the remaining amount of any such fee.

(b) Defaulting Lender Cure. If Company and Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the applicable Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Company while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

(c) Lender Counterparties. So long as any Lender is a Defaulting Lender, such Lender shall not be a Lender Counterparty with respect to any Secured Hedge Agreement entered into while such Lender was a Defaulting Lender.

2.21 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.16, 2.17 or 2.18, (ii) the circumstances that have caused such Lender to be an Affected Lender or that entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Company’s request for such withdrawal; or (b) (i) any Lender shall become and continue to be a Defaulting Lender, and (ii) such Defaulting Lender shall fail to cure the default ‘pursuant to Section 2.20(b) within five Business Days after Company’s or Administrative Agent’s request that it cure such default; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Administrative Agent shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased-Cost Lender, only after receiving written request from Company to remove such Increased-Cost Lender), by giving written notice to Company and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.6 and such Terminated Lender shall pay the fees, if any, payable in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender, or a Defaulting Lender; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.9; (2) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to Section 2.16, 2.17 or 2.18 or under any other Credit Document, in each case as if such assignment was a prepayment, including any premium or other amount that would be payable pursuant to the Fee Letters in connection with a voluntary prepayment or otherwise; (3) such assignment does not conflict with applicable law, and (4) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if Administrative Agent exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.6. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, each Lender hereby authorizes and directs Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.6 on behalf of a Non-Consenting Lender or Terminated Lender and any such documentation so executed by Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.6.

SECTION 3 CONDITIONS PRECEDENT

3.1 Closing Date. The Commitments of each of the Lenders are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date (in each case, except to the extent required to be satisfied as a condition precedent to the initial funding of any Loan in accordance with Section 3.2(a)):

(a) Closing Date Credit Documents. Administrative Agent shall have received sufficient copies of this Agreement, the Notes, if any are requested, and the Fee Letter dated the Closing Date, in each case as Administrative Agent shall request and originally executed and delivered by each applicable Credit Party and each other Person party thereto.

(b) Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document of each Credit Party, RCP 3, each Controlled Fund GP, each Controlled Fund, each RCP 3 Controlled Fund GP, and each RCP 3 Controlled Fund, in each case certified by an Authorized Officer of such Person and, with respect to Organizational Documents filed with any Governmental Authority, certified by such Governmental Authority as of the Closing Date or a recent date prior thereto (including any amendments or other modifications to such Organizational Documents that will be effective upon or promptly following the RCP 2 Acquisition Closing); (ii) signature and incumbency certificates of the officers of each Credit Party executing any Credit Documents to which it is a party; (iii) resolutions of the Board of Directors of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement, the other Credit Documents and the Related Agreements, in each case to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by an appropriate Authorized Officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of such Credit Party’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the Closing Date.

(c) Organizational and Capital Structure. The organizational structure and capital structure of Holdings and its Subsidiaries, after giving effect to any transactions contemplated by any of the Related Agreements to occur on or prior to the Closing Date, shall be as set forth on Schedule 4.2.

(d) Amendments to RCP 2 Organizational Documents. The Organizational Documents of each Credit Party shall be in form and substance satisfactory to Administrative Agent in its sole discretion, and, without limiting the foregoing, (i) the Organizational Documents of Company and RCP 2 shall each have been amended, restated, supplemented, or otherwise modified to the extent necessary to, among other things, (x) split the Capital Stock of RCP 2 into one class of Capital Stock with ordinary voting rights and no economic rights and another class of Capital Stock with all economic rights and limited voting rights, and (y) add separateness, independent manager, and third party beneficiary provisions, and (ii) Article XIV (titled Protection of Tax Benefits) of Holdings’ Certificate of Incorporation as presently in effect shall be in effect.

(e) Related Agreements; Consummation of RCP 2 Acquisition Closing.

(i) (1) The Related Agreements shall each be in form and substance satisfactory to Administrative Agent in its sole discretion and shall have become effective in accordance with their respective terms, (2) prior to or concurrently with the effectiveness of this Agreement, (x) all conditions to the RCP 2 Acquisition Closing set forth in the RCP 2 Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived, which waiver, if material to the Lenders, shall be only with the consent of Administrative Agent, such consent not to be unreasonably withheld and (y) Holdings shall have contributed 100% of the Capital Stock of RCP 2 to Company pursuant to the RCP 2 Equity Contribution Agreement, and (3) the aggregate cash consideration to be paid to the RCP Principals and their respective Affiliates in connection with the RCP 2 Acquisition Closing from and after the closing date of the RCP 2 Acquisition Closing through but excluding the Initial Funding Date shall not exceed $5,100,000.

(ii) Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith on or prior to the Closing Date (including all exhibits, schedules, annexes or other attachments thereto, any amendment, restatement, supplement or other modification thereof, and any related side letter). On the Closing Date, each Related Agreement executed and delivered on or prior to such date shall be in full force and effect and shall include terms and provisions reasonably satisfactory to Administrative Agent. No provision of any Related Agreement shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent.

(f) Transaction Costs. On or prior to the Closing Date, Company shall have delivered to Administrative Agent Company’s reasonable best estimate of the Transaction Costs incurred through the Closing Date (other than fees payable to any Agent).

(g) Governmental Authorizations and Consents. Each Credit Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and the Related Agreements to occur on or prior to the Closing Date (including the entering into of the Credit Documents and the Related Agreements), and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Closing Date or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(h) Financial Statements; Projections. Lenders shall have received from Holdings (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of Company and its Subsidiaries (A) as at the Closing Date reflecting the consummation of the RCP 2 Acquisition Closing, the related financings and the other transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Closing Date, and (B) as at the expected Initial Funding Date reflecting the consummation of the RCP 3 Acquisition Closing, the related financings and the other transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Initial Funding Date, each which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, (iii) pro forma consolidated income statements of Company and its Subsidiaries (A) as at the Closing Date reflecting the consummation of the RCP 2 Acquisition Closing, the related financings and the other transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Closing Date, and (B) as at the Initial Funding Date, reflecting the consummation of the RCP 3 Acquisition Closing, the related financings and the other transactions contemplated by the Credit Documents or the Related Agreements to occur on or prior to the Initial Funding Date, and (iv) the Projections.

(i) Closing Date Collateral Questionnaire. A Collateral Questionnaire dated the Closing Date and executed by Authorized Officers of Holdings, RCP 2, and RCP 3, together with all attachments contemplated thereby.

(j) [Reserved].

(k) Fees. Company shall have paid to each Agent the fees referred to in Section 2.9. to the extent due and payable on or prior to the Closing Date.

(l) Closing Date Solvency Certificate. On the Closing Date, Administrative Agent shall have received a Closing Date Solvency Certificate dated as of the Closing Date and addressed to Administrative Agent and Lenders, with respect to the Solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the consummation of the transactions contemplated by the Related Agreements to occur on or prior to the Closing Date.

(m) Closing Date Certificate. Holdings and Company shall have delivered to Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(n) No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding, hearing, or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, in the reasonable opinion of Administrative Agent, singly or in the aggregate, materially impairs the transactions contemplated by the Related Agreements, the financing thereof or any of the other transactions contemplated by the Credit Documents or the Related Agreements, or that could have a Material Adverse Effect.

(o) Due Diligence. Administrative Agent and each Lender shall have completed, to its satisfaction, all legal, tax, environmental, business and other due diligence with respect to the business, assets, liabilities, operations and condition (financial or otherwise) of the Credit Parties in scope and determination satisfactory to Administrative Agent and Requisite Lenders in their respective discretion (including satisfactory review of all Material Contracts), and, other than changes occurring in the ordinary course of business, no information or materials are or should have been available to the Credit Parties as of the Closing Date that are materially inconsistent with the material previously provided to Administrative Agent and Requisite Lenders for their respective due diligence review of the Credit Parties.

(p) Accountings, Earnings, and Tax Due Diligence Reports. Administrative Agent shall have received and reviewed third party accounting, quality of earnings, and tax due diligence reports, in each case in form, scope and substance satisfactory to Administrative Agent and performed by one or more firms acceptable to Administrative Agent.

(q) No Material Adverse Change. Since December 31, 2014, no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, excluding any Material Adverse Effect occurring with respect to Holdings prior to its emergence from bankruptcy on May 4, 2017.

(r) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent, and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(s) KYC Documentation. At least ten days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, which shall include, for the avoidance of doubt, a duly executed IRS Form W-9 or other applicable tax form.

(t) Limited Partner Consents. On or prior to the Closing Date, all requisite limited partner consents shall have been obtained under all Controlled Fund Management Agreements and all Controlled Fund LP Agreements to the extent required under the terms and conditions thereof or otherwise pursuant to the Investment Advisers Act as a result of any of the transactions contemplated to occur on or prior to the Closing Date under the Credit Documents or any Related Agreement, including the RCP 2 Acquisition Closing and the RCP 3 Acquisition Closing.

Each Lender, by delivering its signature page to this Agreement on or prior to the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on or prior to the Closing Date.

3.2 Conditions to Initial Funding Date and Each Credit Extension.

(a) Conditions Precedent to Initial Funding Date. The obligation of each Lender to make the initial Loans under this Agreement is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Consummation of RCP 3 Acquisition Closing.

(1) (A) Prior to or concurrently with the making of the initial Loans under this Agreement, (x) all conditions to the RCP 3 Acquisition Closing set forth in the RCP 3 Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived, which waiver, if material to the Lenders, shall be only with the consent of Administrative Agent, such consent not to be unreasonably withheld and (y) Holdings shall have contributed 100% of the Capital Stock of RCP 3 to Company pursuant to the RCP 3 Equity Contribution Agreement, and (B) the aggregate cash consideration paid to the RCP Principals and their respective Affiliates in connection with the RCP 3 Acquisition Closing shall not exceed $40,000,000.

(2) Administrative Agent shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith on or prior to the Initial Funding Date and not previously delivered to Administrative Agent on or prior to the Closing Date (including all exhibits, schedules, annexes or other attachments thereto, any amendment, restatement, supplement or other modification thereof, and any related side letter). No provision of any Related Agreement shall have been modified or waived in any respect material to the Lenders, in each case without the consent of Administrative Agent, such consent not to be unreasonably withheld.

(ii) Registration of RCP 2 and RCP 3 as Investment Advisers. Each of RCP 2 and RCP 3 shall have been duly registered as an Investment Adviser or as an associated person of a registered Investment Adviser, as applicable, under and in compliance with the Investment Advisers Act, and, before and after giving effect to the RCP 3 Acquisition Closing, neither RCP 2 nor RCP 3 shall be in violation of any registration, reporting, notice, or other requirement under the Investment Advisers Act or under any other applicable law, regulations, or Governmental Authorizations applicable to Investment Advisers.

(iii) Existing Indebtedness. On the Initial Funding Date, Holdings and its Subsidiaries shall have, prior to or substantially concurrently with the funding of the initial Loans under this Agreement, (i) repaid in full all Existing Indebtedness (which repayment may be with the proceeds of such initial Loans), (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder being repaid on the Initial Funding Date, and (iv) made arrangements reasonably satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder, if applicable.

(iv) Amendments to RCP 3 Organizational Documents. The Organizational Documents of RCP 3 shall be in form and substance satisfactory to Administrative Agent in its sole discretion, and, without limiting the foregoing, the Organizational Documents of RCP 3 shall have been amended, restated, supplemented, or otherwise modified to the extent necessary to, among other things, (x) split the Capital Stock of RCP 3 into one class of Capital Stock with ordinary voting rights and no economic rights and another class of Capital Stock with all economic rights and limited voting rights, and (y) add separateness, independent manager, and third party beneficiary provisions (it being agreed that the form of Amended and Restated Limited Liability Company Agreement of RCP 3 attached as Exhibit C to the RCP 3 Acquisition Agreement as in effect on the Closing Date is satisfactory to Administrative Agent).

(v) RCP 3 Governmental Authorizations and Consents. Each Credit Party and RCP 3 shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents to occur on or prior to the Initial Funding Date (including the RCP 3 Closing and RCP 3’s entering into of the Credit Documents), and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents to occur on or prior to the Initial Funding Date or the financing thereof, and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

(vi) RCP 3 Organizational Documents; Incumbency. Administrative Agent shall have received (i) copies of each Organizational Document of RCP 3, each RCP 3 Controlled Fund GP, and each RCP 3 Controlled Fund, in each case certified by an Authorized Officer of RCP 3 as of the Initial Funding Date and, with respect Organizational Documents filed with any Governmental Authority, certified by such Governmental Authority as of the Initial Funding Date or a recent date prior thereto (including any amendments or other modifications to such Organizational Documents that will be effective upon or promptly following the RCP 3 Acquisition Closing); (ii) signature and incumbency certificates of the officers of RCP 3 executing any Credit Documents to which it is a party; (iii) resolutions of the Board of Directors of RCP 3 (including the making of the representations and warranties herein) approving and authorizing the execution, delivery and performance of this Agreement, the other Credit Documents, in each case to which it is a party or by which it or its assets may be bound as of the Initial Funding Date, certified as of the Initial Funding Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable Governmental Authority of RCP 3’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the Initial Funding Date.

(vii) Guaranty and Collateral Requirements. Concurrently with the RCP 3 Acquisition Closing, (A)(1) RCP 3 shall become a Guarantor hereunder by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (2) RCP 3 and each RCP 3 Controlled Fund GP shall take all such actions and execute and deliver, or cause to be executed and delivered, such documents, instruments, agreements, and certificates corresponding to those described in Sections 3.1(b) and 3.1(s), (B) each Credit Party shall execute and deliver to Collateral Agent the Pledge and Security Agreement, (C) Collateral Agent shall have received a Non-Guarantor Agreement with respect to each Controlled Fund (other than RCP SBO Fund, LP and any Capital-Raising Stage Fund) and each RCP 3 Controlled Fund (other than any Capital-Raising Stage Fund) executed and delivered by (I) such Controlled Fund or RCP 3 Controlled Fund, (II) the related Controlled Fund GP or RCP 3 Controlled Fund GP, (III) the holder(s) of the voting interest in such Controlled Fund GP or RCP 3 Controlled Fund GP, (IV) the Designated RCP Principals, other than Jon I. Madorsky (and, to the extent the Designated RCP Principals do not hold at least 66.67% of the economic interests in such Controlled Fund GP, such additional members of such Controlled Fund GP that, together with the Designated RCP Principals, hold at least 66.67% of the economic interests in such Controlled Fund GP), (V) RCP 2 or RCP 3, as applicable, as the investment manager for such Controlled Fund or RCP 3 Controlled Fund GP, and (VI) Company; and (D) each of the parties to the Seller Note Subordination Agreement shall execute and deliver to Collateral Agent the Seller Note Subordination Agreement.

(viii) [Reserved].

(ix) [Reserved].

(x) Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each of the following shall have delivered to Collateral Agent:

(1) evidence reasonably satisfactory to Collateral Agent of the compliance by each Credit Party or other Collateral Grantor, as applicable, of their collateral grant and perfection obligations required to be satisfied on or prior to the Initial Funding Date under the Pledge and Security Agreement and the other Collateral Documents (including their obligations thereunder to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper and any agreements governing deposit and/or securities accounts as provided therein) contemplated to be delivered on the Initial Funding Date;

(2) an updated Collateral Questionnaire dated the Initial Funding Date and executed by Authorized Officers of Holdings, Company, RCP 2, and RCP 3, together with all attachments contemplated thereby;

(3) fully executed and, as appropriate, notarized Intellectual Property Security Agreements, in proper form for filing or recording in all appropriate places in all applicable jurisdictions;

(4) the original Intercompany Note and Subordination, executed by Holdings, Company, and each Subsidiary of Company, together with an endorsement in blank executed by each such party;

(5) to the extent the Capital Stock of Company, RCP 2 or RCP 3 is represented by certificates, the original certificates evidencing 100% of the Capital Stock of such Credit Party, and related powers or instruments of transfer executed in blank, as applicable;

(6) [Reserved]; and

(7) Deposit Account Control Agreements and, as applicable, Securities Account Control Agreements, executed by the relevant Credit Parties, to the extent required by Section 6.18.

(xi) Evidence of Insurance. Collateral Agent shall have received a certificate from the applicable Credit Party’s insurance broker or other evidence reasonably acceptable to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.5.

(xii) Opinions of Counsel to Credit Parties. Agents, Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of counsel for Credit Parties (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral, and such other matters governed by the laws of each relevant jurisdiction as Collateral Agent may reasonably request, in each case dated as of the Initial Funding Date and in form and substance reasonably satisfactory to Administrative Agent (and each Credit Party hereby instructs such counsel to address such opinions to Agents and Lenders);

(xiii) Initial Funding Date Solvency Certificate. On the Initial Funding Date, Administrative Agent shall have received an Initial Funding Date Solvency Certificate with respect to the Solvency of (x) Holdings and its Subsidiaries on a consolidated basis and (y) Company and its Subsidiaries on a consolidated basis, in each case after giving effect to the consummation of the transactions contemplated by the Related Agreements to occur on or prior to the Initial Funding Date.

(xiv) [Reserved].

(xv) Financial Statements; Projections. Company shall have delivered (A) updates of the pro forma financial statements required on the Closing Date pursuant to Section 3.1(h)(ii), (iii), and (iv) and (B) monthly financial statements and accompanying information of the type described in Section 5.1(a) for each month ending after the Closing Date and at least 30 days prior to the Initial Funding Date.

(xvi) Minimum EBITDA. Company shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that Company shall have trailing twelve month Consolidated Adjusted EBITDA on a pro forma basis of at least $12,000,000, with any adjustments not expressly provided for in this Agreement to be reasonably satisfactory to Administrative Agent.

(xvii) Minimum Liquidity. Company shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Initial Funding Date immediately after giving effect to any transactions to occur on or prior to the Initial Funding Date, including the payment of all Transaction Costs required to be paid in Cash at or prior to such time, the Credit Parties shall have at least $1,000,000 of Consolidated Liquidity.

(xviii) Maximum Leverage Ratio. Company shall demonstrate in form and substance reasonably satisfactory to Administrative Agent that on the Initial Funding Date and immediately after giving effect to any transactions occurring on or prior to the Initial Funding Date, including the payment of all Transaction Costs required to be paid in Cash on or prior to the Initial Funding Date, the Leverage Ratio on a pro forma basis (calculated using Annualized Consolidated Adjusted EBITDA for the Fiscal Quarter ending December 31, 2017) shall not be greater than 5.00:1.00.

(xix) Fees. Company shall have paid to each Agent the fees, if any, payable on or before the Initial Funding Date referred to in Section 2.9 and all expenses payable pursuant to Section 10.2 that have accrued to the Initial Funding Date.

(xx) Initial Funding. The initial Multi Draw Term Loans made to Company on the Initial Funding Date shall be in an aggregate stated principal amount of at least $51,000,000, and the Initial Funding Date shall be after January 1, 2018 and on or before January 31, 2018.

(xxi) [Reserved].

(xxii) Initial Funding Date Certificate. Holdings and Company shall have delivered to Administrative Agent an originally executed Initial Funding Date Certificate, together with all attachments thereto.

Each Lender, by funding a Loan on the Initial Funding Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable or prior to the Initial Funding Date.

(b) Conditions Precedent to each Credit Extension (excluding TrueBridge Acquisition Term Loans and Enhanced Capital Acquisition Term Loans). The obligation of each Lender to make any Loan (other than TrueBridge Acquisition Term Loans and Enhanced Capital Acquisition Term Loans) on any Credit Date, including the Initial Funding Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Administrative Agent shall have received a fully executed and delivered Funding Notice.

(ii) After making the Credit Extensions requested on such Credit Date, (x) the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect and (y) with respect to any Credit Extension consisting of a Multi Draw Term Loan, Availability would be $0 or greater;

(iii) As of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not apply to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(iv) As of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that constitutes an Event of Default or a Default.

(v) As of such Credit Date, the Leverage Ratio determined as of such date after giving effect to the contemplated Credit Extension shall not exceed the Leverage Incurrence Multiple in effect at such time.

(vi) With respect to any Credit Extension the use of proceeds of which is intended to finance the initial funding of a Permitted GP Co-Investment (but not any subsequent fundings under the same commitment) or any Permitted Management Fee Tail Purchase, Administrative Agent shall have received evidence that such transaction is a Permitted GP Co-Investment or a Permitted Management Fee Tail Purchase, as the case may be, and all documentation related thereto shall be in form and substance satisfactory to Administrative Agent in its reasonable discretion.

(c) Conditions Precedent to TrueBridge Acquisition Term Loans. The obligation of each Lender to make a TrueBridge Acquisition Term Loan on the TrueBridge Acquisition Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice for the TrueBridge Acquisition Term Loans to be funded on the TrueBridge Acquisition Closing Date.

(ii) TrueBridge Acquisition Closing. The TrueBridge Acquisition Closing shall be consummated no later than the TrueBridge Outside Closing Date substantially simultaneously with the funding of the TrueBridge Acquisition Term Loans in all material respects in accordance with applicable law and on the terms in the TrueBridge Acquisition Agreement, without any amendment, modification or waiver thereof or any consent thereunder after the TrueBridge Acquisition Signing Date, in each case, which is materially adverse to the Lenders or Administrative Agent without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld, delayed, denied or conditioned); provided that (A) any amendment or modification that would reduce below 85% the minimum Consenting Percentage (as defined in the TrueBridge Acquisition Agreement as in effect on the TrueBridge Acquisition Signing Date) required to be obtained as a condition to the TrueBridge Acquisition Closing or that would alter the manner in which the Consenting Percentage is determined under the TrueBridge Acquisition Agreement (as defined in the TrueBridge Acquisition Agreement as in effect on the TrueBridge Acquisition Signing Date) which alteration would reasonably be expected to be adverse to Intermediate Holdings, shall, in each case, be deemed to be a modification which is materially adverse to the Lenders and Administrative Agent, and (B) any amendment or modification providing for a reduction in the aggregate cash consideration for the acquisition of the Capital Stock of TrueBridge of not more than 10% from that provided for in the TrueBridge Acquisition Agreement as in effect on the TrueBridge Acquisition Signing Date shall be deemed not to be a modification that is materially adverse to the Lenders or Administrative Agent, but only if the amount (if any) by which the reduced aggregate cash consideration is less than $91,350,000 is allocated to reduce the amount of the TrueBridge Acquisition Term Loans to be funded on the TrueBridge Acquisition Closing Date on a dollar-for-dollar basis;

(iii) Existing Indebtedness. After giving effect to the funding of the TrueBridge Acquisition Term Loans and the TrueBridge Acquisition Closing and the other transactions contemplated thereby, Parent and its subsidiaries shall have outstanding no Indebtedness, other than Indebtedness permitted under Section 6.1;

(iv) TrueBridge Financial Statements. Administrative Agent shall have received (A) the audited financial statements, prepared in accordance with GAAP, for each fund managed or controlled by TrueBridge (each, a “TrueBridge Fund”) for the three most recently completed fiscal years ended at least 180 days prior to TrueBridge Acquisition Closing Date (other than, with respect to any TrueBridge Fund, any prior fiscal year for which audited financial statements were not produced for such TrueBridge Fund) (it being acknowledged that such audited financial statements with respect to the fiscal year ended December 31, 2019 and any relevant prior fiscal year have been received by Administrative Agent), (B) a copy of a quality of earnings report with respect to TrueBridge and its subsidiaries prepared at the direction of Holdings or Intermediate Holdings (it being acknowledged that such quality of earnings report has been received by Administrative Agent), and (C) a copy of all financial statements of TrueBridge and the TrueBridge Funds delivered to Intermediate Holdings pursuant to Section 8.3(b) of the TrueBridge Acquisition Agreement.

(v) KYC Documentation. Administrative Agent shall have received, at least five business days prior to the TrueBridge Acquisition Closing Date, all documentation and other information about Holdings, Company and the Guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act that has been reasonably requested by Administrative Agent in writing at least ten business days prior to the TrueBridge Acquisition Closing Date.

(vi) Fees and Expenses. Company shall have paid all fees required to be paid pursuant to the Fee Letters and reasonable (and reasonably documented) out of pocket expenses required to be paid on the TrueBridge Acquisition Closing Date, to the extent invoiced in reasonable detail at least two business days prior to the TrueBridge Acquisition Closing Date.

(vii) Organizational Documents; Authorization; Incumbency. Administrative Agent shall have received (A) copies of each Organizational Document of each Credit Party and of TrueBridge, certified by an Authorized Officer of such Person as of the TrueBridge Acquisition Closing Date and, with respect to Organizational Documents filed with any Governmental Authority, certified by such Governmental Authority as of the TrueBridge Acquisition Closing Date or a recent date prior thereto (including any amendments or other modifications to such Organizational Documents that will be effective upon or promptly following the TrueBridge Acquisition Closing); (B) signature and incumbency certificates of the officers of such Person executing any Credit Documents to which it is or will become a party on the TrueBridge Acquisition Closing Date; (C) resolutions of the Board of Directors of such Person (including the making of the representations and warranties herein) approving and authorizing the execution, delivery and performance of the Fourth Amendment (in the case of each Credit Party) and each of the other Credit Documents to be executed by such Person on the TrueBridge Acquisition Closing Date, certified as of the TrueBridge Acquisition Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (D) a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the TrueBridge Acquisition Closing Date.

(viii) TrueBridge Counterpart Agreement. TrueBridge shall have become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement.

(ix) Collateral Requirements. Collateral Agent shall have received (A) a supplement to the Collateral Questionnaire, dated as of the TrueBridge Acquisition Closing Date (and after giving effect to the TrueBridge Acquisition Closing) with respect to TrueBridge and its assets and Equity Interests, executed by an Authorized Officer of Intermediate Holdings; (B) the results of a search of the Uniform Commercial Code (or equivalent), tax, pending litigation and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Credit Parties in the jurisdictions contemplated by the Collateral Questionnaire (including the supplements thereto); (C) an Intellectual Property Security Agreement, executed by TrueBridge and in proper form for filing or recording in all appropriate places in all applicable jurisdictions; and (D) a counterpart signature page to the Intercompany Note and Subordination duly executed by TrueBridge.

(x) [Reserved].

(xi) Opinions of Counsel. Agents, Lenders and their respective counsel shall have received favorable written opinions of (A) Gibson, Dunn & Crutcher LLP, special New York counsel for the Credit Parties and TrueBridge, and (B) Womble Bond Dickinson (US) LLP, special North Carolina counsel for Five Points, each in form and substance reasonably satisfactory to Administrative Agent.

(xii) TrueBridge Acquisition Closing Date Certificate. Administrative Agent shall have received the TrueBridge Acquisition Closing Date Certificate, duly executed by an Authorized Officer of Intermediate Holdings and an Authorized Officer of TrueBridge.

(xiii) TrueBridge Acquisition Solvency Certificate. Administrative Agent shall have received TrueBridge Acquisition Solvency Certificate, duly executed by the Chief Financial Officer of Holdings, with respect to the Solvency of (x) Holdings and its Subsidiaries on a consolidated basis and (y) TrueBridge and its subsidiaries on a consolidated basis, in each case, after giving effect to the funding of the TrueBridge Acquisition Term Loans and the consummation of the TrueBridge Acquisition Closing and the other transactions contemplated thereby.

(xiv) Specified Acquisition Agreement Representations. The representations and warranties made by or with respect to TrueBridge and its subsidiaries in the TrueBridge Acquisition Agreement (giving effect to materiality qualifiers contained in the TrueBridge Acquisition Agreement) as are material to the interests of the Lenders shall be true and correct (but only to the extent that Parent has the right (taking into account any applicable cure provisions) not to consummate the acquisition, or to terminate its obligations, in accordance with the terms of the TrueBridge Acquisition Agreement as a result of a failure of such representations and warranties in the TrueBridge Acquisition Agreement to be true and correct).

(xv) Specified Representations. The Specified Representations shall be true in all material respects (or in all respects if already qualified by materiality) as of the TrueBridge Acquisition Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true in all materials respects (or in all respects if already qualified by materiality) as of the respective date or for the respective period, as the case may be).

(xvi) No Company Group Material Adverse Effect. During the period from TrueBridge Acquisition Signing Date to the TrueBridge Acquisition Closing Date, there shall not have been any Company Group Material Adverse Effect (under and as defined in the TrueBridge Acquisition Agreement as in effect on the TrueBridge Acquisition Signing Date).

(xvii) Restructuring of TrueBridge GPs. The restructuring contemplated by Section 8.10 of the TrueBridge Acquisition Agreement (as in effect on the TrueBridge Acquisition Signing Date) shall have been completed to the reasonable satisfaction of Administrative Agent.

(xviii) TrueBridge shall have received a written consent (which may include a consent provided by electronic mail) from First Republic Bank, as the lender under the existing Subscription Lines of Credit, to TrueBridge becoming a Credit Party, which written consent shall be in form and substance reasonably satisfactory to Administrative Agent.

(d) Conditions Precedent to Enhanced Capital Acquisition Term Loans. The obligation of each Lender to make an Enhanced Capital Acquisition Term Loan on the Enhanced Capital Acquisition Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice for the Enhanced Capital Acquisition Term Loans to be funded on the Enhanced Capital Acquisition Closing Date.

(ii) Enhanced Capital Acquisition Closing. The Enhanced Capital Acquisition Closing shall be consummated no later than the Enhanced Capital Outside Date substantially simultaneously with the funding of the Enhanced Capital Acquisition Term Loans in all material respects in accordance with applicable law and on the terms in the Enhanced Capital Acquisition Agreement, without any amendment, modification or waiver thereof or any consent thereunder, in each case, which is materially adverse to the Lenders or Administrative Agent without the prior written consent of Administrative Agent (such consent not to be unreasonably withheld, delayed, denied or conditioned); provided that any amendment or modification providing for a reduction in the aggregate cash consideration for the Enhanced Capital Acquisition of not more than 10% from that provided for in the Enhanced Capital Acquisition Agreement as in effect on the Enhanced Capital Acquisition Signing Date shall be deemed not to be a modification that is materially adverse to the Lenders or Administrative Agent, but only if the amount (if any) by which the aggregate cash consideration is reduced is allocated to reduce the amount of the Enhanced Capital Acquisition Term Loans to be funded on the Enhanced Capital Acquisition Closing Date on a dollar-for-dollar basis;

(iii) Existing Indebtedness. After giving effect to the funding of the Enhanced Capital Acquisition Term Loans and the Enhanced Capital Acquisition Closing and the other transactions contemplated thereby, Parent and its subsidiaries shall have outstanding no Indebtedness, other than Indebtedness permitted under Section 6.1;

(iv) Enhanced Capital Financial Statements. Administrative Agent shall have received (a) the audited statement of financial condition and schedule of investments, and the related statements of operations, changes in partners’ capital, and cash flows, in each case prepared in accordance with U.S. GAAP, of ECG, ECP and their respective subsidiaries for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019 (it being acknowledged that such audited financial statements have been received by the Administrative Agent as of the Enhanced Capital Acquisition Signing Date), (b) unaudited statements of financial condition and schedules of investments, and the related statements of operations, changes in partners’ capital, and cash flows, in each case prepared in accordance with U.S. GAAP, of ECG, ECP and their respective subsidiaries for the fiscal quarters ended June 30, 2020 and September 30, 2020 (it being acknowledged that such unaudited financial statements have been received by the Administrative Agent as of the Enhanced Capital Acquisition Signing Date), (c) a copy of a quality of earnings report with respect to ECG, ECP and their respective subsidiaries prepared at the direction of Holdings or Intermediate Holdings (it being acknowledged that such quality of earnings report has been received by the Administrative Agent as of the Enhanced Capital Acquisition Signing Date), and (d) a copy of all other financial information and reports of ECG, ECP and their respective subsidiaries delivered to Intermediate Holdings pursuant to Section 6.19 of the Enhanced Capital Acquisition Agreement.

(v) KYC Documentation. Administrative Agent shall have received, at least three business days prior to the Enhanced Capital Acquisition Closing Date, all documentation and other information about Holdings, Company and the Guarantors required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act that has been reasonably requested by Administrative Agent in writing at least ten business days prior to the Enhanced Capital Acquisition Closing Date.

(vi) Fees and Expenses. Company shall have paid all fees required to be paid pursuant to the Fee Letters and reasonable (and reasonably documented) out of pocket expenses required to be paid on the Enhanced Capital Acquisition Closing Date, to the extent invoiced in reasonable detail at least two business days prior to the Enhanced Capital Acquisition Closing Date.

(vii) Organizational Documents; Authorization; Incumbency. Administrative Agent shall have received (A) copies of each Organizational Document of each Credit Party and of each ECG Guarantor, certified by an Authorized Officer of such Person as of the Enhanced Capital Acquisition Closing Date and, with respect to Organizational Documents filed with any Governmental Authority, certified by such Governmental Authority as of the Enhanced Capital Acquisition Closing Date or a recent date prior thereto (including any amendments or other modifications to such Organizational Documents that will be effective upon or promptly following the Enhanced Capital Acquisition Closing); (B) signature and incumbency certificates of the officers of such Person executing any Credit Documents to which it is or will become a party on the Enhanced Capital Acquisition Closing Date; (C) resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Fifth Amendment (in the case of each Credit Party) and each of the other Credit Documents to be executed by such Person on the Enhanced Capital Acquisition Closing Date (including the making of the representations and warranties therein), certified as of the Enhanced Capital Acquisition Closing Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment; and (D) a good standing certificate from the applicable Governmental Authority of such Person’s jurisdiction of incorporation, organization or formation, dated a recent date prior to the Enhanced Capital Acquisition Closing Date.

(viii) ECG Counterpart Agreement. Each ECG Guarantor shall have become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement.

(ix) Collateral Requirements. Collateral Agent shall have received (A) a supplement to the Collateral Questionnaire, dated as of the Enhanced Capital Acquisition Closing Date (and after giving effect to the Enhanced Capital Acquisition Closing) with respect to ECG and its assets and Equity Interests, executed by an Authorized Officer of the Company; (B) the results of a search of the Uniform Commercial Code (or equivalent), tax, pending litigation and judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to ECG in the jurisdictions contemplated by the Collateral Questionnaire (including the supplements thereto); and (C) a counterpart signature page to the Intercompany Note and Subordination duly executed by each ECG Guarantor.

(x) [Reserved].

(xi) Opinions of Counsel. Agents, Lenders and their respective counsel shall have received favorable written opinions of (A) Gibson, Dunn & Crutcher LLP, special New York counsel for the Credit Parties and the ECG Guarantors, and (B) Womble Bond Dickinson (US) LLP, special North Carolina counsel for Five Points, each in form and substance reasonably satisfactory to Administrative Agent.

(xii) Enhanced Capital Acquisition Closing Date Certificate. Administrative Agent shall have received the Enhanced Capital Acquisition Closing Date Certificate, duly executed by an Authorized Officer of Intermediate Holdings and an Authorized Officer of ECG.

(xiii) Enhanced Capital Acquisition Solvency Certificate. Administrative Agent shall have received the Enhanced Capital Acquisition Solvency Certificate, duly executed by the Chief Financial Officer of Holdings, with respect to the Solvency of (x) Holdings and its Subsidiaries on a consolidated basis and (y) ECG and its Subsidiaries on a consolidated basis, in each case, after giving effect to the funding of the Enhanced Capital Acquisition Term Loans and the consummation of the Enhanced Capital Acquisition Closing and the other transactions contemplated thereby.

(xiv) Specified Acquisition Agreement Representations. The representations and warranties made by or with respect to ECG, ECP and their respective subsidiaries in the Enhanced Capital Acquisition Agreement (giving effect to materiality qualifiers contained in the Enhanced Capital Acquisition Agreement) as are material to the interests of the Lenders shall be true and correct (but only to the extent that Parent has the right (taking into account any applicable cure provisions) not to consummate the acquisition, or to terminate its obligations, in accordance with the terms of the Enhanced Capital Acquisition Agreement as a result of a failure of such representations and warranties in the Enhanced Capital Acquisition Agreement to be true and correct).

(xv) Specified Representations. The Specified Representations shall be true in all material respects (or in all respects if already qualified by materiality) as of the Enhanced Capital Acquisition Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true in all materials respects (or in all respects if already qualified by materiality) as of the respective date or for the respective period, as the case may be).

(xvi) No Company Material Adverse Effect. During the period from the Enhanced Capital Acquisition Signing Date to the Enhanced Capital Acquisition Closing Date, there shall not have been any Company Material Adverse Effect (under and as defined in the Enhanced Capital Acquisition Agreement as in effect on the Enhanced Capital Acquisition Signing Date).

(e) ~~(d)~~ Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to Administrative Agent.

(f) ~~(e)~~ Representations and Warranties. Each request for a borrowing of a Loan by Company hereunder shall constitute a representation and warranty by Company as of the applicable Credit Date that (i) the applicable conditions contained in Section 3.2(b) ~~or~~, Section 3.2(c) or Section 3.2(d), as applicable, have been satisfied and (ii) the representations and warranties set forth in Section 4 and in the other Credit Documents are true and correct in all material respects on and as of such Credit Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

SECTION 4 REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Agent and each Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification. Each of Holdings and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2 Capital Stock and Ownership. The Capital Stock of each of Holdings and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which Holdings or any of its Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Holdings or any of its Subsidiaries outstanding that upon conversion or exchange would require, the issuance by Holdings or any of its Subsidiaries of any additional Capital Stock of Holdings or any of its Subsidiaries or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, additional Capital Stock of Holdings or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Holdings and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date, both before and after giving effect to the transactions contemplated by the Related Agreements to occur on the Closing Date.

4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party and each other Collateral Grantor that is a party thereto.

4.4 No Conflict. The execution, delivery and performance by Credit Parties and the other Collateral Grantors of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, any of the Organizational Documents of Holdings or any of its Subsidiaries, or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Holdings or any of its Subsidiaries; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, for the benefit of Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents that have been obtained on or before the Closing Date (or Initial Funding Date, as applicable) and have been disclosed in writing to Lenders.

4.5 Governmental Consents. The execution, delivery and performance by Credit Parties and the other Collateral Grantors of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth in the RCP Acquisition Agreements, and except for filings and recordings with respect to the Collateral provided for under this Agreement and/or the Collateral Documents.

4.6 Binding Obligation. Each Credit Document required to be delivered hereunder has been duly executed and delivered by each Credit Party and each other Collateral Grantor that is a party thereto and is the legally valid and binding obligation of such Credit Party or other Collateral Grantor, as applicable, enforceable against such Credit Party or such other Collateral Grantor, as applicable, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither Holdings nor any of its Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and that in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and any of its Subsidiaries taken as a whole.

4.8 Projections. On and as of the Closing Date, the projections of Holdings and its Subsidiaries for the period of Fiscal Year 2018 through and including Fiscal Year 2022, including monthly projections for each month of Fiscal Year 2018, (the “Projections”) are based on good faith estimates and assumptions made by the management of Holdings; provided, the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, as of the Closing Date, management of Holdings believed that the Projections were reasonable and attainable.

4.9 No Material Adverse Change. Since December 31, 2014, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, excluding any Material Adverse Effect occurring with respect to Holdings prior to its emergence from bankruptcy on May 4, 2017.

4.10 No Restricted Junior Payments. Since the Closing Date, neither Holdings nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.5.

4.11 Adverse Proceedings, etc. There are no Adverse Proceedings that could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (a) is in violation of any applicable laws (including Environmental Laws) that could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that could reasonably be expected to result in a Material Adverse Effect.

4.12 Payment of Taxes.

(a) Except as otherwise permitted under Section 5.3, all tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are material and are due and payable have been paid when due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings and/or its applicable Subsidiary, as the case may be). To the knowledge of the Credit Parties, there is no material proposed tax assessment against Holdings or any of its Subsidiaries that is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

(b) As of immediately prior to the RCP 2 Acquisition Closing, P10 had not less than $225,000,000 of net operating loss carryovers for federal income tax purposes as defined in Section 172(b) of the Internal Revenue Code (“NOLs”) and not less than $219,000,000 of NOLs as modified by the corporate alternative minimum tax adjustments required under the Internal Revenue Code.

4.13 Properties.

(a) Title. Each of Holdings and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licensed rights in (in the case of licensed interests in intellectual property), and (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.13 contains a true, accurate and complete list of (i) all Real Estate Assets, including an indication as to whether each such Real Estate Asset constitutes a Material Real Estate Asset, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Holdings does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles.

4.14 Environmental Matters. Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604) or any comparable state law. There are and, to each of Holdings’ and its Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries nor, to any Credit Party’s knowledge, any predecessor of Holdings or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Holdings’ or any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity that individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

4.15 No Defaults. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect or.

4.16 Material Contracts.

(a) As of the Closing Date, (i) Schedule 4.16 contains a true, correct and complete list of all the Material Contracts (including any amendments, supplements or other modifications) in effect on the Closing Date, (ii) all such Material Contracts are in full force and effect, (iii) no defaults currently exist thereunder (which representation, with respect to defaults of a party other than the Credit Parties and their Subsidiaries and any Controlled Fund GP or Controlled Fund, is made only to the Credit Parties’ knowledge), and (iv) no event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Contract a “for cause” termination or removal right thereunder.

(b) On any date after the Closing Date that Company is required to reaffirm the representations and warranties made by it under this Section 4, (i) Schedule 4.16, together with any updates provided pursuant to Section 5.1(l), contains a true, correct and complete list of all the Material Contracts (including any amendments, supplements or other modifications) in effect on such date, (ii) except as could not reasonably be expected, individually or in the aggregate, to (x) have a Material Adverse Effect or (y) when considered together with other Material Contracts which have been or are concurrently being terminated or entered into, result in an increase in expenses or liabilities, or a loss or reduction in Management Fees, by an amount, individually or in the aggregate, greater than 10% of the aggregate expenses, liabilities or total Management Fee revenue, as applicable, of the Credit Parties, (A) all such Material Contracts are in full force and effect, (B) no defaults currently exist thereunder (which representation, with respect to defaults of a party other than the Credit Parties and their Subsidiaries and any Controlled Fund GP or Controlled Fund, is made only to the Credit Parties’ knowledge), and (C) no event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Contract a “for cause” termination or removal right thereunder, and (iii) each such Material Contract has not been amended, waived, or otherwise modified except as permitted under this Agreement.

4.17 Governmental Regulation.

(a) Neither Holdings nor any of its Subsidiaries is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation that may limit its ability to incur Indebtedness or that may otherwise render all or any portion of the Obligations unenforceable. Neither Holdings nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940. No Controlled Fund or RCP 3 Controlled Fund is required to register under the Investment Company Act of 1940.

(b) On and after the Initial Funding Date, each of RCP 2, RCP 3, and any other Controlled Fund Asset Manager not exempted from registration under the Investment Advisers Act will be duly registered as an Investment Adviser or an associated person of a registered Investment Adviser, as applicable, under the Investment Advisers Act (and will remain so registered at all times when such registration is required by applicable law with respect to the services provided by such Person as applicable).

4.18 Federal Reserve Regulations; Exchange Act.

(a) Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

(b) No portion of the proceeds of any Credit Extension has or will be used in any manner, whether directly or indirectly, that causes or could reasonably be expected to cause, such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

4.19 Employee Matters. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice. There is (a) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries, or to the best knowledge of Holdings and Company, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Holdings or any of its Subsidiaries or to the best knowledge of Holdings and Company, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries, and (c) to the best knowledge of Holdings and Company, no union representation question existing with respect to the employees of Holdings or any of its Subsidiaries and, to the best knowledge of Holdings and Company, no union organization activity that is taking place. No Credit Party has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (“WARN”) or any similar federal or state law that remains unpaid or unsatisfied and is in excess of $250,000, individually, or $500,000, in the aggregate for all such liabilities.

4.20 Employee Benefit Plans. Holdings, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified and nothing has occurred subsequent to the issuance of such determination letter that would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Holdings, any of its Subsidiaries or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by Holdings, any of its Subsidiaries or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans is zero. Holdings, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

4.21 Certain Fees. No broker’s or finder’s fee or commission will be payable with respect to the transactions contemplated by the Related Agreements, except as payable to Agents and Lenders.

4.22 Solvency. Holdings and its Subsidiaries on a consolidated basis are, Company and its Subsidiaries on a consolidated basis are, and each Credit Party is Solvent, and upon the incurrence of any Credit Extension on any date on which this representation and warranty is made, Holdings and its Subsidiaries on a consolidated basis, Company and its Subsidiaries on a consolidated basis, and each Credit Party will be Solvent.

4.23 Related Agreements.

(a) Delivery. Holdings and Company have delivered to Administrative Agent complete and correct copies of (i) each Related Agreement and of all exhibits and schedules thereto as of the date hereof, any agreement required to be delivered in connection with any Related Agreement at or prior to the closing of the transactions contemplated by such Related Agreement (including any side letter executed or otherwise required by any of the parties thereto), and (ii) copies of any amendment, restatement, supplement or other modification to or waiver under each Related Agreement entered into after the date hereof (including any such modification accomplished via a side letter or any other document).

(b) [Reserved].

(c) [Reserved].

(d) Closing Date Conditions Precedent. On the Closing Date, (i) all of the conditions to effecting or consummating any transaction contemplated to occur on or prior to the Closing Date that are set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent, waived, and (ii) the RCP 2 Acquisition Closing has been consummated in accordance with the Related Agreements and all applicable laws.

(e) Initial Funding Date Conditions Precedent. On the Initial Funding Date, (i) all of the conditions to effecting or consummating any transaction contemplated to occur on or prior to the Initial Funding Date that are set forth in the Related Agreements have been duly satisfied or, with the consent of Administrative Agent to the extent required by Section 3.2(a)(i), waived, and (ii) the RCP 3 Acquisition Closing has been consummated in accordance with the Related Agreements (subject to any permitted modifications thereof as required by Section 3.2(a)(i)).

4.24 Compliance with Statutes, Etc.

(a) Each of Holdings and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Holdings or any of its

Subsidiaries, except for any such noncompliance that could not reasonably be expected to have a Material Adverse Effect (it being understood, in the case of any statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities that are specifically referred to in any other provision of this Agreement, the Credit Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision).

(b) Each of Holdings and its Subsidiaries is in compliance with (i) the Investment Advisers Act and all related rules and regulations applicable to such Person, (ii) the requirements of Regulations T, U and X of the Federal Reserve Board, and the Investment Company Act of 1940, and (iii) ERISA.

4.25 Disclosure. No representation or warranty of any Credit Party or any other Collateral Grantor contained in any Credit Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to Holdings or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings or Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

4.26 Sanctions; Anti-Corruption and Anti-Bribery Laws; Anti-Terrorism and Anti-Money Laundering Laws; Etc.

(a) None of Holdings, any of its Subsidiaries, any Controlled Fund GP or any Controlled Fund, or, to the knowledge of any Credit Party, any of their respective Directors, officers, employees, agents, or Affiliates is a Sanctioned Person. Each of Holdings and its Subsidiaries and each Controlled Fund GP and Controlled Fund and, to the knowledge of any Credit Party, their respective Directors, officers, employees, agents, advisors and Affiliates, is in compliance with and has not violated (i) Sanctions, (ii) Anti-Corruption and Anti-Bribery Laws, and (iii) Anti-Terrorism and Anti-Money Laundering Laws. No part of the proceeds of any Credit Extension has or will be used, directly or indirectly, (A) for the purpose of financing any activities or business of or with any Sanctioned Person or in any Sanctioned Country, (B) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any Person in violation of any Anti-Corruption and Anti-Bribery Laws, (C) otherwise in any manner that would result in a violation of Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, or Anti-Corruption and Anti-Bribery Laws by any Person.

(b) Holdings and its Subsidiaries have established and currently maintain policies, procedures and controls that are designed (and otherwise comply with applicable law) to ensure that each of Holdings, its Subsidiaries, and each Controlled Entity, and each of their respective Directors, officers, employees and agents, is and will continue to be in compliance with all applicable current and future Sanctions, Anti-Terrorism and Anti-Money Laundering Laws, and Anti-Corruption and Anti-Bribery Laws.

SECTION 5 AFFIRMATIVE COVENANTS

Each Credit Party covenants and agrees that until Payment in Full of all Obligations, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1 Financial Statements and Other Reports. Unless otherwise provided below, Parent will deliver to Administrative Agent and Lenders:

(a) Monthly Reports. As soon as available, and in any event within forty-five days after the end of each month (including months that began prior to the Five Points Acquisition Closing Date for which financial statements were not previously delivered), (i) the consolidated and consolidating balance sheet of Parent and its Subsidiaries (or, with respect to the months ending April 30, 2020, May 31, 2020 and June 30, 2020, Company and its Subsidiaries) as at the end of such month and the related consolidated and consolidating statements of income, consolidated statements of stockholders’ equity and consolidated statements of cash flows of Parent and its Subsidiaries (or, with respect to the months ending April 30, 2020, May 31, 2020 and June 30, 2020, Company and its Subsidiaries) for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (to the extent available) and, if applicable, the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, (ii) with respect to the months ending April 30, 2020, May 31, 2020 and June 30, 2020, the balance sheet of Five Points as of the end of such month and the related statements of income, statements of stockholders’ equity and cash flows of Five Points for such month and for the period from the beginning of the then current Fiscal Year to the end of such month (which financial statements may be, but need not be, prepared in accordance with GAAP), and (iii) any other operating reports prepared by management for such period;

(b) Quarterly Financial Statements. (i) As soon as available, and in any event within forty-five days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter) (or, in the case of the Fiscal Quarters ending December 31, 2020, March 31, 2021, June 30, 2021 and September 30, 2021, within sixty days after the end of such Fiscal Quarter), the consolidated balance sheet of Parent and its Subsidiaries (or, with respect to any Fiscal Quarter ending on or prior to March 31, 2020, Company and its Subsidiaries) as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries (or, with respect to any Fiscal Quarter ending on or prior to March 31, 2020, Company and its Subsidiaries) for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (except for any such periods prior to the Closing Date with respect to which comparative figures are not available) and, with respect to periods covered by any Financial Plan required to be delivered hereunder, the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial

Officer Certification and a Narrative Report with respect thereto; (ii) as soon as available, and in any event within forty-five days after the Fiscal Quarter ending March 31, 2020, the balance sheet of Five Points as of the end of such Fiscal Quarter and the related statements of income, stockholders’ equity and cash flows of Five Points for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter (which financial statements may be, but need not be, prepared in accordance with GAAP), and (iii) on a quarterly basis, promptly after such reports become available, (A) copies of any and all quarterly reporting provided or otherwise made available by any Controlled Fund or its Controlled Fund GP to the limited partners of such Controlled Fund, and (B) copies of any and all quarterly reporting provided or otherwise made available by any Controlled Fund GP to any of its members;

(c) Annual Financial Statements. (i) As soon as available, and in any event within ninety days after the end of each Fiscal Year, (A) the consolidated balance sheet of Parent and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Parent and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year (except that such comparative figures shall not be required to be provided with respect to the Fiscal Year ending December 31, 2017 or any prior period) and, with respect to periods covered by any Financial Plan delivered hereunder, the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; and (B) with respect to such consolidated financial statements, a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards by KPMG LLP or other independent certified public accountants of recognized national standing selected by Parent and reasonably satisfactory to Administrative Agent (which opinion shall (x) be without (1) “going concern” or like explanatory language, (2) any qualification or exception as to the scope of such audit, or (3) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with any of the covenants in Section 6.8), and (y) state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements))~~,~~ ; provided that, notwithstanding the foregoing, so long as Parent is the sole direct Subsidiary of Holdings, Parent shall have the option to deliver such audited financial statements described above in this clause (i) with respect to any fiscal year for Holdings and its Subsidiaries instead of Parent and its Subsidiaries, in which case relevant references above in this clause (i) shall be deemed to be references to Holdings instead of to Parent; and (ii) promptly after such statements or reports become available (A) copies of any fund-level audited financial statements (together with any statement provided by auditors in connection therewith) and any other annual reporting provided or otherwise made available by any Controlled Fund or its Controlled Fund GP to the limited partners of such Controlled Fund, and (B) copies of any and all quarterly reporting provided or otherwise made available by any Controlled Fund GP to any of its members;

(d) Compliance Certificate. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to 5.1(b) and 5.1(c), a duly executed and completed Compliance Certificate;

(e) Management Fee Report. Together with each delivery of financial statements of Parent and its Subsidiaries pursuant to 5.1(a), 5.1(b) and 5.1(c), a report setting forth the amount of Management Fees earned with respect to each Approved Controlled Fund Management Agreement and each Controlled Fund during the period covered by such financial statements.

(f) Notice of Default. Promptly and in in any event within five days after any officer of Holdings or Company obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to Holdings or Company with respect thereto; (ii) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a written notice from an Authorized Officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Holdings or Company has taken, is taking and proposes to take with respect thereto;

(g) Notice of Adverse Proceedings. Promptly and in any event within five days after any officer of Holdings or Company obtaining knowledge of (i) the institution of, or non-frivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to result in a Material Adverse Effect or liability of Holdings or any of its Subsidiaries in excess of $250,000, individually, or $500,000, in the aggregate for all such Adverse Proceedings, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Holdings or Company and reasonably able to be provided to the Lenders (subject, among other things, to attorney-client privilege) to enable Lenders and their counsel to evaluate such matters;

(h) ERISA and Employment Matters. (i) Promptly and in any event within five days after becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; (ii) promptly and in any event within ten days after the same is available to any Credit Party, copies of (1) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (2) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any

Employee Benefit Plan as Administrative Agent shall reasonably request, and (iii) promptly and in any event within ten days after any Credit Party sends notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by such Credit Party;

(i) Financial Plan. No later than thirty days after the beginning of each Fiscal Year, a consolidated plan and financial forecast and updated model for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (ii) forecasted consolidated statements of income and cash flows of Parent and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasts demonstrating projected compliance with the requirements of Section 6.8 through the final maturity date of the Loans, and (iv) forecasts demonstrating adequate liquidity through the final maturity date of the Loans, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Agents;

(j) Insurance Report. On an annual basis on or prior to the last day of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2018), one or more certificates from the Credit Parties’ insurance broker(s), in each case in form and substance satisfactory to Administrative Agent, and a report outlining all material insurance coverage maintained as of the date of such report by Holdings and its Subsidiaries and all material insurance coverage planned to be maintained by Holdings and its Subsidiaries in the immediately succeeding Fiscal Year;

(k) Notice of Change in Board of Directors. With reasonable promptness and in any event within ten days after such change, written notice of any change in the Board of Directors of any Credit Party, any Controlled Fund GP or any Controlled Fund;

(l) Notice Regarding Material Contracts. Promptly, and in any event within five days (i) after any Material Contract is terminated or amended in a manner that is materially adverse to any Credit Party and/or the Lenders, as the case may be or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it was bargained for by the relevant Credit Party, Controlled Fund GP or Controlled Fund with the intent of avoiding compliance with this Section 5.1(l)), and, as applicable, an explanation of any actions being taken with respect thereto;

(m) Information Regarding Collateral. (a) Parent will furnish to Collateral Agent prior written notice of any change (i) in any Credit Party’s or any other Collateral Grantor’s corporate name, (ii) in any Credit Party’s or any other Collateral Grantor’s corporate form, (iii) in any Credit Party’s or any other Collateral Grantor’s jurisdiction of organization or formation, or (iv) in any Credit Party’s or any other Collateral Grantor’s Federal Taxpayer Identification Number or state organizational identification number. Parent agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral as contemplated in the Collateral Documents. Company also agrees promptly to notify Collateral Agent if any material portion of the Collateral is lost, stolen, damaged or destroyed;

(n) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Parent shall deliver to Collateral Agent a certificate of an Authorized Officer (i) either (A) confirming that there has been no change in such information since the date of the Collateral Questionnaire delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.1(n) or (B) identifying such changes and (ii) certifying that all UCC financing statements (including fixture filings, as applicable), all supplemental intellectual property security agreements, and any and all other appropriate filings, recordings or registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above (or in such Collateral Questionnaire) to the extent necessary to effect, protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period);

(o) [Reserved];

(p) [Reserved];

(q) Defaults Under Material Contracts or Material Indebtedness. Promptly and in any event within five days after any officer of any Credit Party, any Credit Party’s Subsidiaries, or any Controlled Fund GP obtaining knowledge (i) of any condition or event that constitutes a default or an event of default under any Material Contract or Material Indebtedness, (ii) that any event, circumstance, or condition exists or has occurred that gives any counterparty to such Material Contract a “for cause” termination or removal right thereunder or (iii) that notice has been given to any Credit Party, any Credit Party’s Subsidiaries, any Controlled Fund GP or any Controlled Fund asserting that any such condition or event has occurred, in each case of subclauses (i), (ii) and (iii) if such event or circumstance could reasonably be expected, individually or in the aggregate with other such events or circumstances, to have a Material Adverse Effect, written notice specifying the nature and period of existence of such condition or event and the nature of such claimed default or event of default, and, as applicable, what action such Person has taken, is taking and proposes to take with respect thereto;

(r) Reserved.

(s) Other Information. (A) Promptly and in any event within ten days of their becoming available, copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings, any Controlled Fund GP to its Security holders acting in such capacity or by any Subsidiary of Holdings or any Controlled Fund GP to its Security holders acting in such capacity, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of its Subsidiaries, any Controlled Fund GP or any Controlled Fund with any securities exchange or with the Securities and

Exchange Commission or any Governmental Authority, (iii) all press releases and other statements made available generally by Holdings or any of its Subsidiaries, any Controlled Fund GP or any Controlled Fund to the public concerning material developments in the business of any such Person, and (B) promptly after any request, such other information and data with respect to Holdings or any of its Subsidiaries, any Controlled Fund GP or any Controlled Fund as from time to time may be reasonably requested by Administrative Agent or any Lender; and

(t) Certification of Public Information. Each Credit Party and each Lender acknowledges that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise may, in the discretion of Administrative Agent, be distributed through Debt Domain, Intralinks, SyndTrak or another relevant website or other information platform (the “Platform”), and any document or notice that Holdings or Company has indicated contains Private-Side Information will not be posted on that portion of the Platform, if any, designated for such Public Lenders. Each Credit Party agrees to clearly designate all information provided to Administrative Agent by or on behalf of Holdings or Company that contains only Public-Side Information, and by doing so shall be deemed to have represented that such information contains only Public-Side Information. If any Credit Party has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Private-Side Information, Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform, if any, designated for Private Lenders.

5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no Credit Party (other than Company with respect to its existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a tax or claim that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition,

ordinary wear and tear excepted, all material properties used or useful in the business of Holdings and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5 Insurance. Parent will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption insurance and such casualty insurance, public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Holdings and its Subsidiaries, in each case as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, Holdings will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Program, in each case in compliance with any applicable regulations of the Board of Governors, and (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (i) in the case of each liability insurance policy, name Collateral Agent, for the benefit of Secured Parties, as an additional insured thereunder as its interests may appear, (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, for the benefit of Secured Parties as the loss payee thereunder, and (iii) in each case, provide for at least thirty days’ prior written notice to Collateral Agent of any modification or cancellation of such policy.

5.6 Books and Records; Inspections. Each Credit Party will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true, and correct entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Agent or any Lender to visit and inspect any of the properties of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

5.7 Lenders Meetings. Holdings and Parent will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company’s corporate offices (or at such other location as may be agreed to by Company and Administrative Agent or via conference call) at such time as may be agreed to by Company and Administrative Agent.

5.8 Compliance with Laws.

(a) Each Credit Party will comply, and shall cause each of its Subsidiaries to comply, with (i) the requirements of all applicable laws, rules, regulations and orders of any

Governmental Authority (including all Environmental Laws) except for any non-compliance which could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect (it being understood, in the case of any laws, rules, regulations, and orders specifically referred to in any other provision of this Agreement, the Credit Parties shall also be required to represent and/or comply with, as applicable, the express terms of such provision), and (ii) all Sanctions, Anti-Corruption and Anti-Bribery Laws, and Anti-Terrorism and Anti-Money Laundering Laws in accordance with Section 4.26(a). Each Credit Party shall, and shall cause each of its Subsidiaries to, maintain the policies and procedures described in Section 4.26(b).

(b) Each Credit Party will comply, and shall cause each of its Subsidiaries will comply, in each case in all material respects, with (i) the Investment Advisers Act and all related rules and regulations applicable to such Person, (ii) the requirements of Regulations T, U and X of the Federal Reserve Board, and the Investment Company Act of 1940, and (iii) ERISA.

5.9 Environmental.

(a) Environmental Disclosure. Holdings will deliver to Administrative Agent and Lenders:

(i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to material environmental matters at any Facility or with respect to any material Environmental Claims;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (1) any Release required to be reported to any Governmental Authority under any applicable Environmental Laws, (2) any remedial action taken by Holdings or any other Person in response to (A) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (B) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (3) Holdings or Company’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

(iii) as soon as practicable following the sending or receipt thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (1) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (2) any Release required to be reported to any Governmental Authority, and (3) any request for information from any Governmental Authority that suggests such Governmental Authority is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

(iv) prompt written notice describing in reasonable detail any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (A) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (B) impair the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this Section 5.9(a).

(b) Hazardous Materials Activities, Etc. Each Credit Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.10 Additional Guarantors and Collateral Grantors. In the event that any Person (including ~~TrueBridge~~the ECG Guarantors in connection with the ~~TrueBridge~~Enhanced Capital Acquisition Closing, but excluding Trident ECP and any Excluded ECG Subsidiary) becomes a Subsidiary of any Credit Party, such Credit Party shall (a) concurrently with or within ten Business Days after such Person becomes a Subsidiary, cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in connection therewith, including such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(s), 3.2(a)(x), 3.2(a)(xi), and 3.2(a)(xii). In addition, such Credit Party shall deliver, or cause such Subsidiary to deliver, as applicable, all such documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent in order to grant and to perfect a First Priority Lien in favor of Collateral Agent, for the benefit of Secured Parties, in 100% of the Capital Stock of such Subsidiary under the Pledge and Security Agreement (including, as applicable, original certificates evidencing such Capital Stock and related powers or instruments of transfer executed in blank, as applicable). With respect to each such Subsidiary, Parent shall send to Administrative Agent prior written notice setting forth with respect to such Person (i) the date on which such Person is intended to become a Subsidiary of Parent, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Parent; provided, such written notice shall be deemed to supplement Schedule 4.1 and 4.2 for all purposes hereof automatically upon such Person becoming a Subsidiary.

5.11 Additional Locations and Material Real Estate Assets.

(i) Fee-Owned Real Estate Assets. In the event that any Credit Party acquires a Material Real Estate Asset or a fee-owned Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party shall promptly notify Collateral Agent thereof, and on the same date as acquiring such Material Real Estate Asset, or within sixty days after any Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset (or at such later time as is approved by Collateral Agent in its sole discretion), shall take all such actions and execute and deliver, or cause to be executed and delivered, all such Mortgaged Real Estate Documents with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Asset.

(ii) Appraisals. In addition to the foregoing, Company shall, at the request of Collateral Agent, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Mortgage.

5.12 [Reserved].

5.13 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, and will cause any Collateral Grantor controlled by it to, at such Credit Party’s expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents or to perfect, achieve better perfection of or renew the rights of Collateral Agent for the benefit of Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by any Credit Party or any other Collateral Grantor that may be deemed to be part of the Collateral), subject, for the avoidance of doubt, to the express limitations contained in this Agreement and the Collateral Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent or Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Holdings and its Subsidiaries, all of the outstanding Capital Stock of Parent and each of its Subsidiaries and all Controlled Fund Co-Investment Equity.

5.14 Additional Covenants. Unless otherwise consented to by Agents and Requisite Lenders:

(a) Separateness Covenants. Company will, and will cause RCP 2 and, from and after the Initial Funding Date, RCP 3 to, comply in all material respects with the covenants in such Credit Party’s Organizational Documents to maintain the separateness of Company, RCP 2 and RCP 3 and to have an independent manager on the board of managers of Company, RCP 2 and RCP 3 (including the covenants set forth in Sections 2.8 and 4.4 of the limited liability company agreement of Company, Sections 2.8 and 4.5 of the limited liability company agreement of RCP 2 and, from and after the Initial Funding Date, Sections 2.8 and 4.6 of the limited liability company agreement of RCP 3).

(b) Communication with Accountants. Each Credit Party executing this Agreement authorizes Administrative Agent to communicate directly with such Credit Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Credit Party or any of its Subsidiaries with respect to the business, results of operations and financial condition of any Credit Party or any of its Subsidiaries; provided however, that Administrative Agent or the applicable Lender, as the case may be, shall provide Company with notice at least two Business Days prior to initiating any such communication and provide the officers and personnel of the Credit Parties a reasonable opportunity to participate in any such discussion, correspondence or other communication.

(c) Activities of Management; New Funds. Each of the RCP Principals and the Retained Employees which remain part of the management team of the Credit Parties shall devote all or substantially all of his or her professional working time, attention, and energies to the management of the businesses of the Credit Parties and their Subsidiaries, and each newly formed or acquired investment fund managed or otherwise controlled by any of the foregoing shall be a Controlled Fund.

(d) Management Fees. If any Credit Party or any of its Subsidiaries receives cash or other payments in respect of any Management Fees, promptly upon the receipt of any such payment by such Credit Party or Subsidiary (and in any event within one Business Day of such Credit Party or Subsidiary’s receipt thereof), such Credit Party shall cause such Subsidiary to pay or distribute to such Credit Party the portion of such payment that such Credit Party is entitled to receive, and such Credit Party shall deposit or cause to be deposited any and all such proceeds in a Controlled Account.

5.15 Board Observer Rights. Holdings and Intermediate Holdings shall invite a representative of Administrative Agent to attend each meeting of the Board of Directors of Holdings and Intermediate Holdings. Holdings and Intermediate Holdings shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, that each of Holdings and Intermediate Holdings reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if Holdings or Intermediate Holdings, as applicable, reasonably determines that such exclusion is necessary or appropriate to avoid a conflict of interest or to protect attorney-client privilege, so long as, in each case, Holdings or Intermediate Holdings, as applicable, notifies Administrative Agent of such determination and provides Administrative Agent a general description of the information and materials that have been withheld to the extent that providing such description does not in Holdings’ or Intermediate Holdings’ reasonable judgment jeopardize the attorney-client privilege to be preserved or result in the conflict to be avoided.

5.16 Reserved.

5.17 Post-Initial Funding Date Deliverables.

(a) No later than three (3) Business Days after the Initial Funding Date, Company shall cause to be delivered to Collateral Agent Deposit Account Control Agreements and, as applicable, Securities Account Control Agreements, executed by the relevant Credit Parties and financial institutions, to the extent required by Section 6.18.

(b) No later than ten (10) Business Days after the Initial Funding Date, Company shall deliver, or caused to be delivered to Collateral Agent (i) a joinder agreement in form and substance reasonably satisfactory to Collateral Agent executed by Jon. I Madorsky with respect to each Non-Guarantor Agreement delivered to Collateral Agent on the Initial Funding Date pursuant to Section 3.2(a)(vii)(C), (ii) such information and documentation as Collateral Agent may reasonably request to evidence the authorization of each Class B Member to enter into such Non-Guarantor Agreement and the location and name of such Class B Member (for purposes of Sections 9-307 and 9-503(a), respectively, of the UCC) and (iii) such spousal or co-trustee consents deemed reasonably necessary by Collateral Agent for the enforceability of such Non-Guarantor Agreement against such Class B Member.

(c) With respect to each Capital-Raising Stage Fund in existence on the Initial Funding Date, no later than the earlier of (x) March 31 in the calendar year immediately following the Final Closing Date of such Capital-Raising Stage Fund and (y) fifteen (15) Business Days after all of the definitive documentation in respect of the initial issuance of the Class B-1 Units and/or Class B-2 Units (as those terms are defined in the applicable RCP Controlled Fund GP Agreement) of the applicable RCP Controlled Fund GP have been negotiated, executed and delivered by each of the parties thereto, Company shall cause to be delivered to Collateral Agent a Non-Guarantor Agreement with respect to such Capital-Raising Stage Fund executed and delivered by (i) such Capital-Raising Stage Fund, (ii) the related RCP Controlled Fund GP, (iii) the holder(s) of the voting interest in such RCP Controlled Fund GP, (iv) the Designated RCP Principals (and, to the extent the Designated RCP Principals do not hold at least 66.67% of the economic interests in such RCP Controlled Fund GP, such additional members of such RCP Controlled Fund GP, together with the Designated RCP Principals, hold at least 66.67% of the economic interests in such RCP Controlled Fund GP), (v) RCP 2 or RCP 3, as applicable, as the investment manager for such Capital-Raising Stage Fund, and (vi) Company, together with opinions of counsel with respect to such Non-Guarantor Agreement and the parties thereto substantially similar to the opinions of counsel with respect to the Non-Guarantor Agreements and the parties thereto that were executed and delivered on the Initial Funding Date.

SECTION 6 NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until Payment in Full of all Obligations, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6 (provided that Holdings shall only be subject to Sections 6.14, 6.15, 6.16 (with respect to Subordinated Seller Notes only) and 6.21 and shall not be subject to any other provisions of this Section 6).

6.1 Indebtedness. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness of any Guarantor Subsidiary to Parent or to any other Guarantor Subsidiary, or of Parent to any Guarantor Subsidiary; provided, (i) all such Indebtedness shall be evidenced by the Intercompany Note and Subordination, and shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note and Subordination;

(c) Indebtedness under the Subordinated Seller Notes in accordance with and subject to the limitations set forth in the Seller Note Subordination Agreement;

(d) Indebtedness incurred by Parent or any of its Subsidiaries arising from agreements providing for customary indemnification or from customary guaranties or letters of credit, surety bonds or performance bonds securing the performance of Parent or any such Subsidiary pursuant to such agreements in connection with Permitted Management Fee Tail Purchases, or permitted dispositions of any business, assets or Subsidiary of Parent or any of its Subsidiaries;

(e) Indebtedness that may be deemed to exist pursuant to any performance, surety, appeal or similar bonds or statutory obligations incurred in the ordinary course of business, and guarantee obligations in respect of any such Indebtedness;

(f) Indebtedness in respect of netting services, overdraft protections and other services provided in connection with deposit accounts in the ordinary course of business;

(g)(i) guaranties by Parent of Indebtedness of a Guarantor Subsidiary or guaranties by a Subsidiary of Parent of Indebtedness of Parent or a Guarantor Subsidiary with respect, in each case, to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.1; provided, that if the Indebtedness that is being guaranteed is unsecured and/or subordinate to the Obligations (in payment or Lien priority), then such guaranties shall also be unsecured and/or subordinated to the Obligations to the same extent as such guaranteed Indebtedness; and (ii) guaranties by Parent and its Subsidiaries of the payment or performance of contractual obligations of Parent or any Guarantor Subsidiary incurred in the ordinary course of business as otherwise permitted under this Agreement which do not constitute Indebtedness;

(h) Indebtedness described in Schedule 6.1 or described in Part B of Schedule 1.1, but in each case not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not materially less favorable to the obligor thereon or to the Lenders than the Indebtedness being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the

Indebtedness being refinanced or extended; provided, such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended or refinanced, or (C) be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

(i) Indebtedness in an aggregate amount not to exceed at any time $250,000 consisting of (x) Capital Lease Obligations and (y) other purchase money Indebtedness; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall (i) be secured only by the assets acquired in connection with the incurrence of such Indebtedness (and, for the avoidance of doubt, products and proceeds thereof) and (ii) constitute not more than 75% of the aggregate consideration paid with respect to such asset;

(j) obligations under Interest Rate Agreements;

(k) the Existing Indebtedness; provided that the Existing Indebtedness is paid in full and any outstanding commitments in connection therewith are terminated on or prior to the Initial Funding Date as provided in Section 3.2(a)(iii);

(l) Indebtedness arising with respect to the SVB Letter of Credit; and

(m) Indebtedness arising under Subscription Lines of Credit as the result of the creation of Liens on Capital Call Rights securing such Indebtedness, so long as (i) neither Parent nor any of its Subsidiaries shall be a primary obligor or guarantor of such Indebtedness and (ii) any recourse of the holder of such Indebtedness against Parent and any of its Subsidiaries is limited to the Capital Call Rights securing such Indebtedness; and

(n) other Indebtedness of Parent and its Subsidiaries that does not exceed an aggregate principal amount equal to $250,000 outstanding at any time.

6.2 Liens. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or any income, profits, or royalties therefrom, or file or authorize the filing of, or consent to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits, or royalties under the UCC of any State or under any similar recording or notice statute or under any applicable intellectual property laws, rules or procedures, except:

(a)(i) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document or any Secured Hedge Agreement, and (ii) Liens on Collateral securing the Subordinated Seller Notes, only to the extent such Liens and all related Indebtedness are subordinated to the Liens described in the foregoing clause (i) and the Obligations in accordance with the terms of and subject to the limitations in the Seller Note Subordination Agreement;

(b) Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and adequate reserves have been made in accordance with GAAP;

(c) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code), in each case incurred in the ordinary course of business (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

(e) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case that do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and that, in the aggregate for any parcel of real property subject thereto, do not materially detract from the value of such parcel

(f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

(g) Liens solely on any customary cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase or sale agreement permitted hereunder;

(h) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(k) non-exclusive outbound licenses of patents, copyrights, trademarks and other intellectual property rights granted by Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of or materially detracting from the value of the business of Parent or such Subsidiary;

(l) Liens described in Schedule 6.2 or in Part C of Schedule 1.1 or on a title report delivered pursuant to Section 5.11;

(m) Liens securing purchase money Indebtedness permitted pursuant to Section 6.1(i); provided, any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness (and, for the avoidance of doubt, proceeds and products thereof);

(n) Liens securing the Existing Indebtedness; provided that such Liens (i) encumber only the assets subject to such Liens as of the Closing Date, and (ii) are released and terminated on or prior to the Initial Funding Date as provided in Section 3.2(a)(iii);

(o) Liens on the SVB Cash Collateral Account and on the funds or financial assets deposited therein or credited thereto, provided that the aggregate amount of the funds or financial assets deposited therein or credited thereto shall not exceed 105% of the face amount of the SVB Letter of Credit (as in effect on the First Amendment Effective Date);

(p) Liens on Capital Call Rights securing Indebtedness arising under Subscription Lines of Credit; and

(q) other Liens securing obligations (not constituting Indebtedness for borrowed money) in an aggregate principal amount outstanding not in excess of $250,000 at any time.

Notwithstanding anything in this Section 6.2 to the contrary, in no event shall any obligations of any Credit Party under any Hedge Agreement be secured by any Lien, except for any Secured Hedge Agreement that is secured by the Liens permitted under clause (a)(i) of this Section 6.2 in accordance with the terms of this Agreement.

6.3 Liens and Negative Pledges on Controlled Fund GP Interests. Except for (a) Liens and prohibitions arising under the Credit Documents, (b) Liens of the types described in clauses (b) and (p) of Section 6.2 and (c) restrictions on encumbering Capital Call Rights arising under Subscription Lines of Credit, Parent shall not permit any Controlled Fund GP to, directly or indirectly, (x) create, incur, assume or permit to exist any Lien on or with respect to any interest of such Controlled Fund GP in any Controlled Fund (including any capital account or “carried interest” of such Controlled Fund GP), or any income, profits, or royalties therefrom, or file or authorize the filing of, or consent to remain in effect, any financing statement or other similar notice of any Lien with respect thereto under the UCC of any State, or (y) enter into any agreement prohibiting, or triggering any requirement for equitable and ratable sharing of, Liens or any similar obligations upon, the creation or assumption of any Lien upon any interest of such Controlled Fund GP in any Controlled Fund (including any capital account or “carried interest” of such Controlled Fund GP).

6.4 No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, or any escrow or deposit constituting a Permitted Lien, (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or other agreements, as the case may be, or to the assignability of such agreement), (c) restrictions on encumbering Capital Call Rights arising under Subscription Lines of Credit, and (d) the agreements governing Existing Indebtedness so long as such agreements are terminated on or prior to the Initial Funding Date as provided in Section 3.2(a)(iii), Parent shall not enter into or permit any of its Subsidiaries to enter into any agreement prohibiting, or triggering any requirement for equitable and ratable sharing of, Liens or any similar obligations upon, or the creation or assumption of any Lien upon any Credit Party’s properties or assets or any Controlled Fund Co-Investment Equity, whether now owned or hereafter acquired, to secure the Obligations.

6.5 Restricted Junior Payments. Parent shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that:

(a) any Subsidiary of Parent may declare and pay dividends or make other distributions to Parent or any Credit Party that is a Wholly-Owned Guarantor Subsidiary (or, in the case of a Subsidiary that is not a Credit Party, to any parent entity of such Subsidiary that is a Wholly-Owned Subsidiary of a Wholly-Owned Guarantor Subsidiary);

(b) Parent may make Restricted Junior Payments to Holdings (i) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, in an aggregate amount not to exceed $3,500,000 in any trailing twelve-month period ending on or prior to December 31, 2021 and $7,000,000 in any trailing twelve-month period thereafter, in each case, to the extent necessary to permit Holdings to pay general administrative costs and expenses; (ii) in an aggregate amount not to exceed $372,500 during the twelve-month period ending May 31, 2019 to permit Holdings to make certain severance and retention bonus payments in connection with the departure of Holdings’ former chief financial officer; and (iii) to the extent necessary to permit Holdings to discharge the U.S. federal and applicable state and local consolidated income tax liabilities of Holdings and its Subsidiaries for any taxable period ending on or after the Closing Date; provided, that in the case of clause (iii), such Restricted Junior Payments for purposes of discharging tax liabilities shall not exceed the amount of tax liabilities that would be due if, on and after the Closing Date, (A) Holdings had no separate items of gross income or deduction not attributable to Parent and its Subsidiaries (and all prior allocations of losses from Parent and its Subsidiaries were taken into account), (B) Parent, Company and each of the Guarantor Subsidiaries and Controlled Fund GPs were the only Subsidiaries of Holdings, (C) assuming any net operating loss carryforwards of Holdings are not and will not be subject to any limitations under the Internal Revenue Code as a result of an “ownership change” within the meaning of Section 382 of the Internal Revenue Code other than any such “ownership change” that does not result in a Change of Control pursuant to paragraph (xii) of the definition of Change of Control in this Agreement, and in each case only so long as Holdings promptly (and in any event, within 5 Business Days) applies the amount of any such

Restricted Junior Payment for such purpose, and (D) Holdings was subject to tax at a combined federal, state and local rate of 40%;

(c) commencing April 1, 2019, Parent may make Restricted Junior Payments; provided that (A) immediately prior to, and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Leverage Ratio (calculated on a pro forma basis using Annualized Consolidated Adjusted EBITDA for the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(b) or (c)) shall not be greater than 3.00:1.00, (iii) the Asset Coverage Ratio calculated on a pro forma basis shall be greater than 1.20:1.00 and (iv) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.8(b) as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c), (B) such Restricted Junior Payments shall be funded with Internally Generated Cash and shall not exceed (when added to the amount of any Investments made pursuant to Section 6.7(j) during such Fiscal Year) the difference of (x) Consolidated Excess Cash Flow for the immediately preceding Fiscal Year, minus (y) the amount of such Consolidated Excess Cash Flow, if any, that is or was required to be applied as a mandatory prepayment pursuant to Section 2.12(e), (C) any such Restricted Junior Payments will be permitted only once per Fiscal Year and only after annual financial statements and a Compliance Certificate have been delivered for the immediately preceding Fiscal Year in accordance with this Agreement, and (D) Parent shall have delivered to Administrative Agent a Compliance Certificate, together with all relevant financial information reasonably requested by Administrative Agent, demonstrating in reasonable detail the calculation of the maximum amount specified in clause (B) above and the amount thereof elected to be applied as a Restricted Junior Payment pursuant to this clause (c) and evidencing compliance with the requirements in subclauses (A)(ii), (A)(iii) and (A)(iv) above;

(d) to the extent constituting a Restricted Junior Payment, Parent may fund (including via a Restricted Junior Payment made to Holdings) any payments expressly contemplated to be made by Company, Holdings or Intermediate Holdings under the RCP Acquisition Documents or the Five Points Acquisition Documents in connection with the RCP 2 Acquisition Closing, the RCP 3 Acquisition Closing or the Five Points Acquisition Closing;

(e) Company may make a Restricted Junior Payment to Holdings to fund (and Holdings may use the proceeds of such Restricted Junior Payment to make) a one-time payment on the Subordinated Seller Notes issued pursuant to the RCP 2 Acquisition Agreement in an aggregate amount not to exceed $1,600,000; provided that immediately prior to, and after giving effect to, such Restricted Junior Payment (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenants set forth in Section 6.8 as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c) and (iii) there shall be no Revolving Loans outstanding;

(f) Company or Parent may make Restricted Junior Payments to Holdings to fund any payments to be made on the Subordinated Seller Notes with Cash proceeds of Multi Draw Term Loans on or after the Initial Funding Date in accordance with the terms of and limitations in the Seller Note Subordination Agreement;

(g) From and after the Five Points Acquisition Closing Date, Parent may make Restricted Junior Payments in respect of Section 4.1.2 of the Intermediate Holdings LLC Agreement; provided that immediately prior to, and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.8(b) as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c); provided further that, in the event that Parent is prohibited from making such payments by the requirements of this Section 6.5(g), such unpaid amounts shall accrue and may be paid by Parent upon the cure or waiver of such Event of Default in accordance with this Agreement and satisfaction of the requirement in sub-clause (ii) above, as applicable;

(h) From and after the Five Points Acquisition Closing Date, Parent may pay to Keystone management fees and similar compensation for management and advisory services provided by Keystone to Five Points in an amount not to exceed $1,000,000 in any Fiscal Year; provided that immediately prior to, and after giving effect to, paying such management fees or similar compensation, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.8(b) as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c); provided further that, in the event that Parent is prohibited from making such payments by the requirements of this Section 6.5(h), such unpaid amounts shall accrue and may be paid by Parent upon the cure or waiver of such Event of Default in accordance with this Agreement and satisfaction of the requirement in sub-clause (ii) above, as applicable; and

(i) From and after the TrueBridge Acquisition Closing Date, Parent may make Restricted Junior Payments in respect of Section 4.2(i) of the Intermediate Holdings LLC Agreement; provided that immediately prior to, and after giving effect thereto, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.8(b) as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c); provided further that, in the event that Parent is prohibited from making such payments by the requirements of this Section 6.5(i), such unpaid amounts shall accrue and may be paid by Parent upon the cure or waiver of such Event of Default in accordance with this Agreement and satisfaction of the requirement in sub-clause (ii) above, as applicable.

6.6 Restrictions on Subsidiary Distributions. Except as provided herein, Parent shall not, and shall not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Parent or any other Subsidiary of Parent, (b) repay or prepay any Indebtedness owed by such Subsidiary to Parent or any other Subsidiary of Parent, (c) make loans or advances to Parent or any other Subsidiary of Parent, or (d) transfer any of its property or assets to Parent or any other Subsidiary of Parent, in each case other than restrictions (i) with respect to specific property encumbered to secure Indebtedness permitted by Section 6.1(i) that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (iv) with respect to any escrow or deposit constituting a Permitted Lien, (v) pursuant to the agreements governing Existing Indebtedness so long as such agreements are terminated on or prior to the Initial Funding Date as provided in Section 3.2(a)(iii), ~~or~~ (vi) arising under any Subscription Lines of Credit made available to TrueBridge Controlled Funds (in the case of this clause (vi), only to the extent such restrictions are in existence and have been disclosed to Administrative Agent in writing prior to the TrueBridge Acquisition Closing Date) or (vii) arising under agreements described in Part D of Schedule 1.1.

6.7 Investments. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in Cash and Cash Equivalents;

(b) (i) equity Investments owned as of the Closing Date in any Subsidiary ~~and~~, (ii) Investments made after the Closing Date in any Wholly-Owned Guarantor Subsidiaries of Parent and (iii) Investments by any Subsidiary that is not a Credit Party in any other Subsidiary that is not a Credit Party;

(c) Investments consisting of customary deposits, prepayments and other credits to suppliers made in the ordinary course of business and other deposits or escrows constituting Permitted Liens;

(d) intercompany loans to the extent permitted under Section 6.1(b) and guaranties permitted under Section 6.1(g);

(e) loans and advances to employees of Holdings and its Subsidiaries in an aggregate principal amount not to exceed $250,000 at any time outstanding;

(f) to the extent constituting Investments, Permitted Management Fee Tail Purchases permitted pursuant to Section 6.9;

(g) Investments described in Schedule 6.7;

(h) Permitted GP Co-Investments that (A) with respect to any individual Controlled Fund, do not exceed 1.00% of the Aggregate Controlled Fund Capital Commitments of the applicable Controlled Fund in the aggregate for all such Permitted GP Co-Investments made in such Controlled Fund, and (B) with respect to all amounts expended in respect of Permitted GP Co-Investments made in any Controlled Funds during the term of this Agreement (net of cash returns previously received on amounts invested pursuant to this clause (h)), do not exceed $~~18,000,000~~25,000,000 in the aggregate;

(i) the transactions contemplated by the RCP Acquisition Documents;

(j) so long as (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii)

the Leverage Ratio (calculated on a pro forma basis using Annualized Consolidated Adjusted EBITDA for the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(b) or (c)) shall be less than 4.50:1.00, (iii) the Asset Coverage Ratio calculated on a pro forma basis shall be greater than 1.10:1.00, and (iv) the amount of Investments made under this clause (j) does not exceed $~~3,500,000~~10,000,000 in the aggregate in any Fiscal Year (net of cash returns previously received on amounts invested pursuant to this clause (j)), additional Investments funded with Internally Generated Cash in an amount during any Fiscal Year not exceeding (when added to the amount of any Restricted Junior Payments made pursuant to Section 6.5(c) during such Fiscal Year) the difference of (x) Consolidated Excess Cash Flow for the immediately preceding Fiscal Year, minus (y) the amount of such Consolidated Excess Cash Flow, if any, that is or was required to be applied as a mandatory prepayment of the Loans pursuant to Section 2.12(e);

(k) Intermediate Holdings’ purchase of all of the outstanding Capital Stock of Five Points, as contemplated by and pursuant to the terms of the Five Points Acquisition Documents;

(l) Intermediate Holdings’ purchase of all of the outstanding Capital Stock of TrueBridge, as contemplated by and pursuant to the terms of the TrueBridge Acquisition Documents;

(m) the transactions contemplated by the Enhanced Capital Acquisition Documents (including, for the avoidance of doubt, the indirect acquisition pursuant thereto of Investments that are held by ECG and its Subsidiaries at the time of the Enhanced Capital Acquisition Closing and which were not acquired in contemplation of the Enhanced Capital Acquisition);

(n) Investments in any Joint Venture or in the Capital Stock of any Person that (net of cash returns previously received on amounts invested pursuant to this clause (n)) do not exceed $5,000,000 in the aggregate; and

(o)~~(m)~~ other Investments in an aggregate amount not in excess of $250,000 outstanding at any time.

Notwithstanding anything in this Section 6.7 to the contrary, (A) in no event shall any Credit Party make any Investment that results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.5~~,~~ and (B) in no event shall any Credit Party enter into any Hedge Agreement other than an Interest Rate Agreement~~, and (C) except pursuant to clause (j) above, in no event shall the Credit Parties invest in any Joint Venture or invest in the Capital Stock of any Person that is not Parent or a Wholly-Owned Guarantor Subsidiary (or concurrently becoming a Wholly-Owned Guarantor Subsidiary) other than a Controlled Fund GP or a Controlled Fund~~.

6.8 Financial Covenants.

(a) Asset Coverage Ratio. Parent shall not permit the Asset Coverage Ratio at any time to be less than 1.00:1.00.

(b) Fixed Charge Coverage Ratio. Parent shall not permit the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2018, to be less than the correlative ratio indicated:

Fiscal Quarter	Fixed Charge Coverage Ratio
March 31, 2018	1.100:1.00
June 30, 2018	1.100:1.00
September 30, 2018	1.100:1.00
December 31, 2018	1.100:1.00
March 31, 2019	1.200:1.00
June 30, 2019	1.200:1.00
September 30, 2019	1.200:1.00
December 31, 2019	1.200:1.00
March 31, 2020	1.300:1.00
June 30, 2020	1.300:1.00
September 30, 2020	1.300:1.00
December 31, 2020	1.300:1.00
March 31, 2021	1.400:1.00
June 30, 2021	1.400:1.00
September 30, 2021	1.400:1.00
December 31, 2021	1.400:1.00
March 31, 2022	1.400:1.00
June 30, 2022	1.400:1.00
September 30, 2022	1.400:1.00

(c) Leverage Ratio. Parent shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2018, to exceed the correlative ratio indicated:

Fiscal Quarter Ending	Leverage Ratio
March 31, 2018	5.500:1.00
June 30, 2018	5.500:1.00

Fiscal Quarter Ending	Leverage Ratio
September 30, 2018	5.500:1.00
December 31, 2018	5.500:1.00
March 31, 2019	5.375:1.00
June 30, 2019	5.250:1.00
September 30, 2019	5.125:1.00
December 31, 2019	5.000:1.00
March 31, 2020	4.875:1.00
June 30, 2020	4.750:1.00
September 30, 2020	4.625:1.00
December 31, 2020	4.500:1.00
March 31, 2021	4.500:1.00
June 30, 2021	4.500:1.00
September 30, 2021	4.250:1.00
December 31, 2021	4.250:1.00
March 31, 2022	4.000:1.00
June 30, 2022	4.000:1.00
September 30, 2022	4.000:1.00

(d) Certain Calculations. With respect to any period during which an Asset Sale or Acquisition (including the transactions contemplated by the RCP Acquisition Documents, the Five Points Acquisition Documents ~~and~~, the TrueBridge Acquisition Documents and the Enhanced Capital Acquisition Documents) or Investment made pursuant to Section 6.7(f) or (h) has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.8 or compliance on a pro forma basis with such financial covenants or satisfaction of any other financial test under this Agreement, Consolidated Adjusted EBITDA, and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (each of which pro forma adjustments shall be certified by a Chief Financial Officer of Parent and shall be determined reasonably and in good faith) using the historical audited financial statements of any business or assets sold or to be sold, or acquired or to be acquired, as the case may be, and the consolidated financial statements of Parent and its Subsidiaries, which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the Subject Transaction at the weighted average of the interest rates applicable to outstanding Loans incurred during such period)~~.~~, it being agreed however that the pro forma increase to Consolidated Adjusted EBITDA resulting from the Five Points Acquisition, the TrueBridge Acquisition and the Enhanced Capital Acquisition, in each case, shall be deemed to be as follows for each relevant period:

	Fiscal Quarter Ending March 31, 2020	Fiscal Quarter Ending June 30, 2020	Fiscal Quarter Ending September 30, 2020	Fiscal Quarter Ending December 31, 2020
Five Points Acquisition	$1,925,000	None	None	None
TrueBridge Acquisition	$4,700,000	$4,700,000	$4,700,000	None
Enhanced Capital Acquisition	$3,160,000	$5,650,000	$4,550,000	$6,650,000

6.9 Fundamental Changes; Disposition of Assets; Acquisitions. Parent shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased (as lessee), or licensed (as licensee), or make any Acquisition or purchase any Management Fee Tails, except:

(a) any Subsidiary of Parent (other than Company) may be merged with or into Parent or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Parent or any Guarantor Subsidiary; provided, in the case of such a merger involving Parent, Parent shall be the continuing or surviving Person, and in the case of any other such merger, a Wholly-Owned Guarantor Subsidiary shall be the continuing or surviving Person;

(b) Dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales, the consideration for which (i) is less than $150,000 with respect to any single Asset Sale or series of related Asset Sales, and (ii) when aggregated with the aggregate consideration for all other Asset Sales made within the trailing twelve month period, is less than $250,000; provided (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Board of Directors of Company), (2) no less than 100% of such consideration shall consist of Cash paid upon the closing of each applicable Asset Sale (subject to any customary escrow to cover indemnities and other customary amounts that may be payable by the seller under the relevant sale agreement, and subject to customary purchase price adjustments and true-ups), and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.12(a);

(d) disposals of obsolete, surplus or worn out property;

(e) the purchase by any Wholly-Owned Guarantor Subsidiary of Management Fee Tails in an unlimited amount, so long as either:

(i) Administrative Agent consents to such purchase; or

(ii) each of the following conditions is satisfied at the time of and immediately after giving effect to such purchase: (A) no Default or Event of Default is continuing, (B) the Leverage Ratio (calculated on a pro forma basis using Annualized Consolidated Adjusted EBITDA for the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.1(b) or (c)) shall be less than 4.50:1.00, (C) the Asset Coverage Ratio calculated on a pro forma basis shall be greater than 1.10:1.00 and (D) Parent and its Subsidiaries shall be in compliance on a pro forma basis with the financial covenant set forth in Section 6.8(b) as of the most recent period for which financial statements have been delivered pursuant to Section 5.1(b) or (c) (such purchases in the case of either clause (i) or clause (ii), “Permitted Management Fee Tail Purchases”); and

(f) Investments made in accordance with Section 6.7.

6.10 Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.9, Parent shall not (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify Directors if required by applicable law; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify Directors if required by applicable law.

6.11 Sales and Lease-Backs. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, that such Credit Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Holdings or any of its Subsidiaries), or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Credit Party to any Person (other than Holdings or any of its Subsidiaries) in connection with such lease.

6.12 Transactions with Affiliates. Parent shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of such Person; provided, however, that Parent and its Subsidiaries may enter into or permit to exist any such transaction if the terms of such transaction are not less favorable to Parent or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not an Affiliate; further provided, that the foregoing restrictions shall not apply to (a) any transaction among Parent and Company or any Wholly-Owned Guarantor Subsidiary or any of them; (b) reasonable and customary fees paid to members of the Board of Directors of Parent or any of its Subsidiaries; (c) reasonable and customary compensation arrangements for officers and other employees of Parent or any of its Subsidiaries entered into in the ordinary course of business; (d) transactions described in Schedule 6.12; (e) the Related Agreements; (f) customary transactions otherwise permitted hereby which are entered into by any Controlled Fund Asset Manager with Controlled Funds and Controlled Fund GPs in the ordinary course of business; ~~and~~ (g) Restricted Junior Payments permitted by Section 6.5 and Investments permitted by Section 6.7; and (h) the transactions contemplated by the Enhanced Capital Acquisition Documents.

6.13 Conduct of Business; Foreign Subsidiaries. From and after the Closing Date, Parent shall not, and shall not permit any of its Subsidiaries to, engage in (i) any business other than (A) the businesses engaged in by such Credit Party on the Closing Date and reasonable extensions of such businesses, and (B) such other lines of business as may be consented to by Administrative Agent and the Requisite Lenders, or (ii) any business or activities that conflict with Section 4.26(a). No Credit Party shall, nor shall any Credit Party permit any of its Subsidiaries to, form, create, incorporate, or acquire any Foreign Subsidiary after the Closing Date.

6.14 Permitted Activities of Holdings. Holdings shall not (a) incur any Indebtedness other than the Indebtedness under this Agreement, Indebtedness described in Sections 6.1(c) and (d) and Indebtedness that has recourse only to the Capital Stock of any Excluded Holdings Subsidiary; (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired, leased (as lessee), or licensed (as licensee) by it other than Permitted Liens of the types described in Sections 6.2(a) through (d) (read as if such clauses applied to Holdings) and Liens on Capital Stock of Excluded Holdings Subsidiaries (and any proceeds or products thereof); (c) engage in any business or material activity or own any material assets other than (i) directly holding the Capital Stock of Parent and investing in and holding the Capital Stock of any Excluded Holdings Subsidiary; (ii) performing its obligations under the Credit Documents, and to the extent not inconsistent therewith, the Related Agreements, the Five Points Acquisition Documents ~~and~~, the TrueBridge Acquisition Documents and the Enhanced Capital Acquisition Documents; (iii) holding Cash and Cash Equivalents, (iv) holding other assets on a temporary basis pending dividend or distribution to holders of its Capital Stock or Investment in Parent or any Excluded Holdings Subsidiary, (v) issuance of Capital Stock (other than Disqualified Capital Stock) and activities incidental thereto and (vi) other activities incidental to the permitted assets, liabilities and activities described above, and the maintenance of Holdings’ corporate existence, including activities incidental to Holdings’ role as the parent holding company of a group of companies (including, to the extent applicable, public reporting requirements and related legal obligations); (d) consolidate with or merge with or into, or Dispose all or substantially all its assets to, any Person; (e) Dispose of any Capital Stock of Parent (other than (x) the contribution by Holdings of all of the outstanding Capital Stock in Company to Intermediate Holdings

substantially contemporaneously with the Five Points Acquisition Closing, (y) the issuance of Capital Stock of Intermediate Holdings to other Equity Investors therein on the Five Points Acquisition Closing Date ~~and~~, the TrueBridge Acquisition Closing Date and the Enhanced Capital Acquisition Closing Date, and (z) from and after the Five Points Acquisition Closing, any disposition of the outstanding Capital Stock in Parent permitted by this Agreement and that would not constitute a Change of Control); (f) create or acquire any subsidiary or make or own any Investment in any Person other than Parent and Excluded Holdings Subsidiaries (and Investments in Cash and Cash Equivalents); or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons

6.15 Amendments or Waivers of Certain Related Agreements. No Credit Party shall nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement or other modification to, waiver of, or side letter affecting any of its material rights under (a) any Related Agreement after the Closing Date or (b) any Five Points Acquisition Document ~~or~~, TrueBridge Acquisition Document or Enhanced Capital Acquisition Document after the initial execution thereof in any manner that could reasonably be expected to be adverse to the Lenders, without in each case obtaining the prior written consent of Administrative Agent to such amendment, restatement, supplement or other modification, waiver or side letter.

6.16 Amendments or Waivers with Respect to Certain Indebtedness. Except to the extent expressly permitted under the terms of the corresponding Subordination Agreement, no Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of the Existing Indebtedness, any Subordinated Indebtedness (including the Subordinated Seller Notes) or any Earn Out Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, increase the principal amount thereof, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto in any manner adverse to Company or such Subsidiary, change the redemption, prepayment or defeasance provisions thereof in any manner adverse to Company or such Subsidiary, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders thereof (or a trustee or other representative on their behalf) that would be adverse to any Credit Party or the Lenders.

6.17 Fiscal Year; Accounting Policies. No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31 or make any change in its accounting policies that is not required under GAAP.

6.18 Deposit Accounts and Securities Accounts. From and after the Initial Funding Date, neither Parent nor any of its Subsidiaries will establish or maintain a Deposit Account or a Securities Account that is not a Controlled Account, deposit proceeds in a Deposit Account that is not a Controlled Account, or deposit, acquire, or otherwise carry any security entitlement or commodity contract in a Securities Account that is not a Controlled Account, other than any Deposit Account that is dedicated to the payment of payroll and payroll related expenses.

6.19 Amendments to Organizational Agreements, Material Contracts and Employment Contracts. No Credit Party shall (a) amend or permit any amendments to any Credit Party’s or any of its Subsidiaries’, or to any Controlled Fund GP’s, Organizational Documents if such amendment could reasonably be expected to be adverse to Administrative Agent or Lenders; (b) amend or permit any amendments to, or terminate (other than non-renewals or expirations of such contracts in accordance with their terms) or waive any provision of, any Material Contract if such amendment, termination, or waiver could reasonably be expected, individually or in the aggregate, to either (i) have a Material Adverse Effect or (ii) when considered together with other Material Contracts which have been or are concurrently being terminated or entered into, result in an increase in expenses or liabilities, or a loss or reduction in Management Fees, by an amount greater than 10% of the aggregate expenses, liabilities or total Management Fee revenue, as applicable, of the Credit Parties; (c) amend or permit any amendments to, or terminate (other than non-renewals or expirations of such contracts in accordance with their terms) or waive any provision of any employment contract entered into on or about the Closing Date between, on the one hand, RCP 3 and, on the other hand, any RCP Principal, if such amendment could reasonably be expected, individually or in the aggregate, to be adverse to Administrative Agent or Lenders (it being understood that any amendment to or waiver of the provisions in Section 8 of any such employment contract shall be deemed to be adverse to Administrative Agent and Lenders); (d) amend or permit any amendments to, or terminate (other than non-renewals or expirations of such contracts in accordance with their terms) or waive any provision of any employment contract entered into on or prior to the Five Points Acquisition Closing between, on the one hand, Holdings and, on the other hand, any Retained Employee, if such amendment could reasonably be expected, individually or in the aggregate, to be adverse to Administrative Agent or Lenders; and (e) amend or permit any amendments to, or terminate (other than non-renewals or expirations of such contracts in accordance with their terms) or waive any provision of any employment contract entered into on or prior to the TrueBridge Acquisition Closing between, on the one hand, TrueBridge and, on the other hand, any TrueBridge Principal, if such amendment could reasonably be expected, individually or in the aggregate, to be adverse to Administrative Agent or Lenders.

6.20 [Reserved].

6.21 Limitations on Controlled Fund GPs and Controlled Funds. Each Credit Party:

(a) shall not assume, guarantee or otherwise be or become liable for any Indebtedness of any Controlled Fund GP or any Controlled Fund, except as the result of granting a Lien on Capital Call Rights to secure Indebtedness arising under Subscription Lines of Credit permitted under Section 6.1(m);

(b) shall not permit any Controlled Fund GP or Controlled Fund to hold any Capital Stock of any Credit Party;

(c) shall not permit any Lien to exist on any Controlled Fund Co-Investment Equity, any Controlled Fund Carried Interest or any other Property of any Controlled Fund GP, except for (i) Controlled Fund GP Ordinary Course Liens, (ii) Liens permitted under Section 6.2(q) and (iii) Liens granted in favor of Collateral Agent for the benefit of the Secured Parties pursuant to any Collateral Document;

(d) shall not permit any Controlled Fund GP to incur, assume, guarantee, or otherwise be or become liable for any Indebtedness, except (i) as the result of granting a Lien on Capital Call Rights to secure Indebtedness arising under Subscription Lines of Credit permitted under Section 6.1(m) and (ii) Indebtedness consisting of obligations owing to Collateral Agent for the benefit of the Secured Parties under any Collateral Document;

(e) shall not permit any Controlled Fund or any Controlled Fund GP to make any Restricted Junior Payments or Investments, except in accordance with the applicable Controlled Fund LP Agreement or Controlled Fund GP Agreement, as applicable;

(f) shall not permit any Controlled Fund GP or Controlled Fund to Dispose of any of its right, title, or interest in or to any Controlled Fund Co-Investment Equity or any Controlled Fund Carried Interest (except, in the case of the TrueBridge GPs, in connection with the restructuring contemplated by Section 8.10 of the TrueBridge Acquisition Agreement (as in effect on the TrueBridge Acquisition Signing Date));

(g) shall not agree to or permit any Controlled Fund GP or Controlled Fund to waive, forbear from collecting, reduce, offset, or provide a credit against Management Fees payable by, or on account of any interest in a Controlled Fund of, any investor in a Controlled Fund; provided that, for the avoidance of doubt, this clause shall not limit (x) fee concessions agreed with non-affiliated investors in any Controlled Fund at or prior to the time such investor commits to invest in such Controlled Fund or (y) customary arrangements whereby employee and affiliated investors in any Controlled Fund are not charged Management Fees.

SECTION 7 GUARANTY

7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2 and the limitations set forth in the definition of the term Guarantor, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of Beneficiaries the due and punctual Payment in Full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

7.2 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Company to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest that, but for Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Company for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Company and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Company or any of such other guarantors and whether or not Company is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Secured Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any other Credit Party or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or any Secured Hedge Agreement; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or any Secured Hedge Agreement, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any Secured Hedge Agreement, or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Secured Hedge Agreement, or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or any Secured Hedge Agreement or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Holdings or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims that Company may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Company, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Company, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Company or any other Guarantor from any cause other than Payment in Full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, any Secured Hedge Agreement, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Company and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been Paid in Full, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Company or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Company with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Company, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Company or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Company, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been Paid in Full, such amount shall be held in trust for Administrative Agent for the benefit of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations. Any Indebtedness of Company or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any Distribution collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent for the benefit of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof. For purposes of this Section 7.7, “Distribution” means, with respect to any Indebtedness subordinated pursuant to this Section 7.7, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such Indebtedness, (b) any redemption of or purchase or other acquisition of such Indebtedness from the Obligee Guarantor by any other Person, and (c) the granting of any lien or security interest to or for the benefit of the Obligee Guarantor or any other Person in or upon any property of any Person to secure such Indebtedness.

7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9 Authority of Guarantors or Company. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Company or the officers, Directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Company. Any Credit Extension may be made to Company or continued from time to time, and any Secured Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time any such Secured Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Company. Each Guarantor has adequate means to obtain information from Company on a continuing basis concerning the financial condition of Company and its ability to perform its obligations under the Credit Documents and any Secured Hedge Agreement, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Company and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Company now known or hereafter known by any Beneficiary.

7.11 Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Company or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Company or any other Guarantor or by any defense that Company or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations that are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order that may relieve Company of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Company, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale (provided that Administrative Agent and Collateral Agent agree to promptly execute and deliver any documentation reasonably requested by Company to further evidence or reflect any such release, all at the expense of Company).

7.13 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Credit Party hereunder to honor all of such Credit Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under this Guaranty, as it relates to such Credit Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until the Guaranteed Obligations shall have been Paid in Full. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 8 EVENTS OF DEFAULT

8.1 Events of Default. If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Company to pay (i) the principal of and premium, if any, on any Loan whether at stated maturity, by acceleration or otherwise; (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (iii) when due any interest on any Loan or any fee or any other amount due hereunder on the date due.

(b) Default in Other Agreements. (i) Failure of any Credit Party, any of its Subsidiaries or any Controlled Fund GP to pay when due any principal of or interest on or any other amount, including any payment in settlement, payable in respect of one or more items of Material Indebtedness, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party, any of its Subsidiaries or any Controlled Fund GP with respect to any other term of (1) one or more items of Material Indebtedness, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), with or without the passage of time, to cause, that Material Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or other redemption) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in Section 2.4, Section 5.1, Section 5.2 (with respect to the existence of Company), Section 5.6 (with respect to inspection rights), Section 5.7, Section 5.10, Section 5.11, Section 5.14(a), Section 5.15, Section 5.17 or Section 6; or

(d) Breach of Representations, etc. Any representation, warranty, certification or other statement made or deemed made by any Credit Party, any RCP Principal, any other Collateral Grantor or any Controlled Fund GP in any Credit Document or in any statement or certificate at any time given by such Person or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made or deemed made; or

(e) Other Defaults Under Credit Documents. Any Credit Party, any RCP Principal, any other Collateral Grantor or any Controlled Fund GP shall default in the performance of or compliance with any term contained herein or in any of the other Credit Documents to the extent such Person is a party hereto or thereto, other than any such term referred to in any other paragraph of this Section 8.1 or consisting of a condition or status that is expressly required to exist or be satisfied at a specific time, and such term has not been fully and permanently performed or complied with within thirty days after the earlier of (i) an officer of such Person becoming aware of such default, or (ii) receipt by Company of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Holdings, any of its Subsidiaries or any Controlled Fund GP in an involuntary case under any Debtor Relief Law, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Holdings any of its Subsidiaries or any Controlled Fund GP under any Debtor Relief Law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, any of its Subsidiaries or any Controlled Fund GP, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, any of its Subsidiaries or any Controlled Fund GP for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, any of its Subsidiaries or any Controlled Fund GP, and any such event described in this clause (ii) shall continue for sixty days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Holdings, any of its Subsidiaries or any Controlled Fund GP shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, any of its Subsidiaries or any Controlled Fund GP shall make any assignment for the benefit of creditors; or (ii) Holdings, any of its Subsidiaries or any Controlled Fund GP shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Holdings, any of its Subsidiaries or any Controlled Fund GP (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving an amount individually or in the aggregate in excess of $500,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, any of its Subsidiaries or any Controlled Fund GP or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty days (or in any event later than five days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against any Credit Party, any of its Subsidiaries or any Controlled Fund GP decreeing the dissolution or split up of such Credit Party or any of its Subsidiaries or such Controlled Fund GP and such order shall remain undischarged or unstayed for a period in excess of thirty days; or

(j) Employee Benefit Plans. (i) There shall occur one or more ERISA Events that individually or in the aggregate results in or might reasonably be expected to result in liability of Holdings, any of its Subsidiaries, any Controlled Fund GP or any of their respective ERISA Affiliates in excess of $500,000 during the term hereof; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 430(k) of the Internal Revenue Code or ERISA or a violation of Section 436 of the Internal Revenue Code; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties, Collateral Documents and other Credit Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the Payment in Full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Payment in Full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document with respect to any material portion of the Collateral, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party, any RCP Principal, any Five Points Principal, any TrueBridge Principal, the Enhanced Capital Principal, any other Collateral Grantor or any Controlled Fund GP shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party or shall contest the validity of or perfection of any Lien in any Collateral granted or purported to be granted pursuant to the Collateral Documents; or

(m) Subordinated Indebtedness. Any series, class or type of Subordinated Indebtedness permitted hereunder or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations of the Credit Parties hereunder, as provided in the corresponding Subordination Agreement, if applicable, or the subordination terms of such Subordinated Indebtedness, or any Credit Party, any Affiliate of any Credit Party, or any of the holders of such series, class or type of such Subordinated Indebtedness shall so assert; or

(n) Criminal Indictment. A Credit Party, any of its Subsidiaries, any Controlled Fund GP or any of their respective Authorized Officers is criminally indicted or convicted for (i) a felony, a financial crime, or fraud committed in the conduct of such Credit Party’s or Subsidiary’s business, or (ii) violating any state or federal law that could lead to forfeiture of any material assets of any Credit Party or of any Controlled Fund GP or any Collateral; or

(o) Certificate of Incorporation. Holdings has not, prior to May 31, 2018, amended clause (i) of Section 14.1.I of its Certificate of Incorporation (the definition of “Expiration Date”) to reference a date that is on or after seven days after the third anniversary of the Closing Date.

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Commitments, if any, of each Lender having such Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the unpaid principal amount of and accrued interest and premium on the Loans, and (II) all other Obligations; (C) Administrative Agent may cause Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent and Collateral Agent may enforce any other rights and remedies under any Credit Document or under applicable law.

SECTION 9 AGENTS

9.1 Appointment of Agents. HPS is hereby appointed Administrative Agent and Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes HPS, in such capacity, to act as Administrative Agent and Collateral Agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Agent (other than Administrative Agent and Collateral Agent), without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. Each Agent (other than Administrative Agent and Collateral Agent), may resign from such role at any time, with immediate effect, by giving prior written notice thereof to Administrative Agent and Company. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to Administrative Agent or Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations are permitted to be incurred and subordinated in right of payment to the Obligations hereunder and/or are permitted to be secured by Liens on all or a portion of the Collateral, each Lender authorizes Administrative Agent and Collateral Agent, as applicable, to enter into intercreditor agreements, subordination agreements and amendments to the Collateral Documents to reflect such arrangements on terms that are acceptable to Administrative Agent and Collateral Agent, in their respective sole discretion, as applicable. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender or any other Person; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

9.3 General Immunity.

(a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of Holdings or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

(b) Exculpatory Provisions. No Agent nor any of its officers, partners, Directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent (i) under or in connection with any of the Credit Documents, or (ii) with the consent or at the request of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), in each case except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. No Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to Company or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions, including for the avoidance of doubt refraining from any action that, in its opinion or the opinion of its counsel, may expose such

Agent to liability, may be in violation of the automatic stay under any Debtor Relief Law, or may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

(c) Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.3 and of Section 9.6 shall apply to any Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.3 and of Section 9.6 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d) Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Credit Party or a Lender. In the event that Administrative Agent shall receive such a notice, Administrative Agent will endeavor to give notice thereof to the Lenders, provided that failure to give such notice shall not result in any liability on the part of Administrative Agent.

9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Holdings or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

9.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on the Closing Date and, by funding its Term Loan and/or Revolving Loans on the Initial Funding Date or any other Credit Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on the Initial Funding Date or such other Credit Date.

9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of any Related Matter, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE,

CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7 Successor Administrative Agent and Collateral Agent.

(a) Administrative Agent may resign at any time by giving thirty days’ prior written notice thereof to Lenders and Company. Administrative Agent shall have the right to appoint a financial institution to act as successor Administrative Agent hereunder in such notice, subject to the reasonable satisfaction of Company and the Requisite Lenders, and Administrative Agent’s resignation shall become effective on the earliest of (i) thirty days after delivery of the notice of resignation (regardless of whether a successor has been appointed or not), (ii) the acceptance of such successor Administrative Agent by Company and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation, if a successor Administrative Agent has not already been appointed by the resigning Administrative Agent, then the Requisite Lenders shall have the right, upon five Business Days’ notice to Company, to appoint a successor Administrative Agent and Collateral Agent. If neither the Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent automatically upon the effectiveness of such resignation; provided that, until a successor Administrative Agent is so appointed by the Requisite Lenders or Administrative Agent, any collateral security held by Administrative Agent in its role as Collateral Agent on behalf of the Lenders under any of the Credit Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent and the resigning Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such resigning Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation of HPS or its successor as

Administrative Agent pursuant to this Section 9.7 shall also constitute the resignation HPS or its successor as Collateral Agent. After any resigning Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder. Any successor Administrative Agent appointed pursuant to this Section 9.7 shall, automatically upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

(b) In addition to the foregoing, Collateral Agent may resign at any time by giving prior written notice thereof to Lenders and the Grantors. Administrative Agent shall have the right to appoint a financial institution as Collateral Agent hereunder, subject to the reasonable satisfaction of Company and the Requisite Lenders and Collateral Agent’s resignation shall become effective on the earliest of (i) thirty days after delivery of the notice of resignation, (ii) the acceptance of such successor Collateral Agent by Company and the Requisite Lenders or (iii) such other date, if any, agreed to by the Requisite Lenders. Upon any such notice of resignation or any such removal, if a successor Collateral Agent has not already been appointed by the resigning Administrative Agent, then Requisite Lenders shall have the right, upon five Business Days’ notice to Administrative Agent, to appoint a successor Collateral Agent. Until a successor Collateral Agent is so appointed by Requisite Lenders or Administrative Agent, any collateral security held by Collateral Agent for the benefit of the Lenders under any of the Credit Documents shall continue to be held by the resigning Collateral Agent as nominee until such time as a successor Collateral Agent is appointed. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Collateral Agent under this Agreement and the Collateral Documents, and the resigning or removed Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Collateral Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such resigning or removed Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Collateral Documents. After any resigning or removed Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement and the Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Collateral Documents while it was Collateral Agent hereunder.

(c) Notwithstanding anything herein to the contrary, Administrative Agent and Collateral Agent may assign their rights and duties as Administrative Agent and Collateral Agent hereunder to an Affiliate of HPS without the prior written consent of, or prior written notice to, Company or the Lenders; provided that Company and the Lenders may deem and treat such assigning Administrative Agent and Collateral Agent as Administrative Agent and Collateral Agent for all purposes hereof, unless and until such assigning Administrative Agent or Collateral Agent, as the case may be, provides written notice to Company and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent and Collateral Agent hereunder and under the other Credit Documents.

9.8 Collateral Documents and Guaranty.

(a) Agents under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Collateral Documents; provided that neither Administrative Agent nor Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure, or any other obligation whatsoever to any holder of Obligations with respect to any Secured Hedge Agreement. Subject to Section 10.5, without further written consent or authorization from any Secured Party, Administrative Agent or Collateral Agent, as applicable may execute any documents or instruments necessary to (i) in connection with a sale or other disposition of assets permitted by this Agreement, release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets or to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented. Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.8, and upon the reasonable request of Company, Administrative Agent and/or Collateral Agent shall execute and deliver any such release documentation reasonably requested by Company in connection with such permitted releases as described above, all at the expense of Company.

(b) Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Credit Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under any of the other Credit Documents may be exercised solely by Administrative Agent or Collateral Agent, as applicable, for the benefit of Secured Parties in accordance with the terms hereof and thereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (ii) in the event of a foreclosure or similar enforcement action by Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii), or otherwise of the Bankruptcy Code), Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or disposition and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale or other disposition.

(c) Rights under Secured Hedge Agreements. No Secured Hedge Agreement will create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Credit Documents except as expressly provided in Section 10.5(c)(v) of this Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d) Release of Collateral and Guarantees, Termination of Credit Documents. Notwithstanding anything to the contrary contained herein or any other Credit Document, when all Obligations have been Paid in Full, upon request of Company, Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Secured Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations provided for in any Credit Document, whether or not on the date of such release there may be outstanding Obligations in respect of Secured Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

(e) No Duty. Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall Collateral Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(f) Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a Secured Party with possession or control has priority over the security interest of another Secured Party) and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the other Secured Parties, except as otherwise expressly provided in this Agreement. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.

9.9 Withholding Taxes. To the extent required by any applicable law, Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.18(g), if the

Internal Revenue Service or any other Governmental Authority asserts a claim that Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding tax from such payment, such Lender shall indemnify Administrative Agent fully for all amounts paid, directly or indirectly, by Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

9.10 Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws relative to any Credit Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file a verified statement pursuant to rule 2019 of the Federal Rules of Bankruptcy Procedure that, in its sole opinion, complies with such rule’s disclosure requirements for entities representing more than one creditor;

(b) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.9, 10.2 and 10.3 allowed in such judicial proceeding); and

(c) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.9, 10.2 and 10.3. To the extent that the payment of any such compensation, expenses, disbursements and advances of Administrative Agent, its agents and counsel, and any other amounts due Administrative Agent under Sections 2.9, 10.2 and 10.3 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing contained in this Section 9.10 shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10 MISCELLANEOUS

10.1 Notices.

(a) Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Collateral Agent or Administrative Agent, shall be sent to such Person’s mailing address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the mailing address as indicated on Appendix B or otherwise indicated to Administrative Agent and Company in writing. Each notice hereunder shall be in writing and may be personally served or sent by facsimile (excluding any notices to any Agent in its capacity as such) or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed; provided, no notice to any Agent in its capacity as such shall be effective until received by such Agent; provided, further, any such notice or other communication shall, at the request of Administrative Agent, be provided to any sub-agent appointed pursuant to Section 9.3(c) as designated by Administrative Agent from time to time.

(b) Electronic Communications.

(i) Notices and other communications to any Agent, Lenders, and any Credit Party hereunder may be delivered or furnished by other electronic communication (including e mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by Administrative Agent in its sole discretion, provided that, notwithstanding the foregoing, in no event will notices by electronic communication be effective to any Agent or any Lender pursuant to Section 2 if any such Person has notified Administrative Agent that it is incapable of receiving notices under such Section 2 by electronic communication. Any Agent may, in its sole discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. In the case of any notices by electronic communication permitted in accordance with this Agreement, unless Administrative Agent otherwise prescribes, (A) any notices and other communications permitted to be sent to an e-mail address shall be delivered during normal business hours and deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment, but excluding any automatic reply to such e-mail), except that, if such notice or other communication is not sent prior to noon, local time at the location of the recipient, then such notice or communication shall be deemed not to have been received until the opening of business on the next Business Day for the recipient, at the earliest, and (B) notices or communications permitted to be posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (A) of notification that such notice or communication is available and clearly identifying an accessible website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents or any of their respective officers, Directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform or the Approved Electronic Communications. In no event shall the Agent Affiliates have any liability to any of the Credit Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or Administrative Agent’s transmission of communications through the Platform. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform.

(iv) Each Credit Party, each Lender and each Agent agrees that Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

(v) All uses of the Platform shall be governed by and subject to, in addition to this Section 10.1, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi) Any notice of Default or Event of Default may be provided by telephone if confirmed promptly thereafter by delivery of written notice thereof.

(c) Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d) Private Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including U.S. federal and state securities laws, to make reference to information that is not made available through the “Public-Side Information” portion of the Platform and that may contain Private-Side Information. In the event that any Public Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) neither Company nor Administrative Agent has any responsibility for such Public Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement and the other Credit Documents.

10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (a) all Administrative Agent’s actual and reasonable and documented out-of-pocket costs and expenses incurred in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto; (b) all the Agents’ reasonable out-of-pocket costs of furnishing all opinions by counsel for Company and the other Credit Parties; (c) all the reasonable fees, expenses and disbursements of external counsel to Agents in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (d) all the reasonable out-of-pocket costs and expenses of creating, perfecting, recording, maintaining, and preserving Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (e) [reserved]; (f) all the reasonable out-of-pocket costs and expenses in connection with the custody or preservation of any of the Collateral; (g) all other actual and reasonable out-of-pocket costs and expenses incurred by each Agent in connection with the syndication of the Loans and Commitments and the transactions contemplated by the Credit Documents and any consents, amendments, waivers or other modifications thereto; and (h) after the occurrence of a Default or an Event of Default, all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing or preparing for enforcement of any Obligations of or in collecting or preparing to collect any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with any actual or prospective sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any actual or prospective refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to or in contemplation of any insolvency or bankruptcy cases or proceedings, including the engagement of a restructuring advisor or consultant satisfactory to Administrative Agent in its sole discretion.

10.3 Indemnity and Related Reimbursement.

(a) In the event that an Indemnitee becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person relating to or arising out of any Indemnified Liabilities and whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees that on demand it will reimburse such Indemnitee for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith.

(b) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Indemnitee, from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Credit Party shall have any obligation to any Indemnitee under this Section 10.3(b) with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise directly from the gross negligence or willful misconduct of such Indemnitee, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute to the amount paid or payable by such Indemnitee as a result of such Indemnified Liabilities in such proportion as is appropriate to reflect the relative economic interests of the Credit Parties, on the one hand, and the Indemnitee, on the other hand, in the Related Matters as well as the relative fault of the Credit Parties and the Indemnitee with respect to such Indemnified Liability and any other relevant equitable considerations.

(c) To the fullest extent permitted by applicable law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of any Related Matter. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(d) Each Credit Party also agrees that no Indemnitee will have any liability to any Credit Party or any person asserting claims on behalf of or in right of any Credit Party or any other Person in connection with or as a result of this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, in each case, except in the case of any Credit Party to the extent that any losses, claims, damages, liabilities or expenses incurred by such Credit Party or its affiliates, shareholders, partners or other equity holders have been found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of such Lender or Agent in performing its funding obligations under this Agreement; provided, however, that in no event will any such Lender or Agent have any liability for any indirect, consequential, special or punitive damages in connection with or as a result of such Lender’s or Agent’s, or their respective Affiliates’, Directors’, employees’, attorneys’, agents’ or sub-agents’ activities related to or arising from any Related Matter. No other party hereto shall be liable for the obligations of any Defaulting Lender in failing to make any Loans or other extension of credit hereunder.

10.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender and each of its Affiliates is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) and any other obligations or Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the Obligations of any Credit Party to such Lender hereunder and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto or with any other Credit Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of set off, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Sections 2.15 and 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 10.4 are in addition to other rights and remedies (including other rights of set off) that such Lender or their respective Affiliates may otherwise have.

10.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to the additional requirements of Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents (excluding the Fee Letters), or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent and the Requisite Lenders; provided that Administrative Agent may, with the consent of Company (and without any requirement for consent from any other Person), amend, modify, or supplement this Agreement or any other Credit Document to cure any obvious typographical error, incorrect cross-reference, defect in form, inconsistency, omission or ambiguity (in each case, as concluded by Administrative Agent in its sole discretion), so long as Lenders have received at least five Business Days’ prior written notice thereof and Administrative Agent has not received, within five Business Days after delivery of such notice, a written notice from Requisite Lenders stating that the Requisite Lenders object to such amendment.

(b) Affected Lenders’ Consent. Without the written consent of each Lender that would be directly and adversely affected thereby, no amendment, modification, termination, or consent shall be effective with respect to any Credit Document (excluding the Fee Letters) if the effect thereof would:

(i) extend the scheduled final maturity of any Loan or Note;

(ii) waive, reduce or postpone any scheduled repayment (but not any prepayment);

(iii) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.8) or any fee or premium payable under this Agreement; provided, that (A) only the consent of the Requisite Lenders shall be necessary to amend the Default Rate in Section 2.8, to waive any prospective obligation of Company to pay interest at the Default Rate, or to restore any right of Company to convert or continue Loans as LIBO Rate Loans that was revoked at the direction of Requisite Lenders or automatically pursuant to any provision of this Agreement, and (B) only the consent of Administrative Agent shall be necessary to revoke any election by Administrative Agent to impose interest at the Default Rate or to revoke any right of Company to convert or continue Loans as LIBO Rate Loans;

(iv) waive or extend the time for payment of any such interest, fees, or premiums;

(v) reduce or forgive the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders or any specific Lenders is required;

(vii) amend the definition of “Requisite Lenders”, “Pro Rata Share” or “Voting Power Determinants”; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of “Requisite Lenders”, “Pro Rata Share” or “Voting Power Determinants” on substantially the same basis as the Multi Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(viii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except (A) as expressly provided in the Credit Documents, (B) in connection with a “credit bid” undertaken by Collateral Agent with the consent or at the direction of Requisite Lenders pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or any other provision of the Bankruptcy Code or any other Debtor Relief Law, or (C) in connection with any other sale or disposition of assets in connection with an enforcement action with respect to the Collateral that is permitted pursuant to the Credit Documents and consented to or directed by Requisite Lenders; or

(ix) consent to the assignment or transfer by Company of any of its rights and obligations under any Credit Document, except as expressly provided in any Credit Document.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents (excluding the Fee Letters), or consent to any departure by any Credit Party therefrom, shall:

(i) increase any Revolving Commitment or Term Loan Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment or any Term Loan Commitment of any Lender;

(ii) amend the definition of “Requisite Class Lenders” without the consent of Requisite Class Lenders of each directly and adversely affected Class; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of such “Requisite Class Lenders” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(iii) amend, modify, terminate or waive any provision of Section 3.2(a) with regard to any Credit Extension consisting of a Revolving Loan or a Term Loan without the consent of Requisite Class Lenders of such Class of Loans;

(iv) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class that is being allocated a lesser repayment or prepayment as a result thereof; provided, Administrative Agent and the Requisite Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment that is still required to be made is not altered;

(v) amend, modify, or waive any provision of this Agreement or the Pledge and Security Agreement so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Secured Hedge Agreements or the definitions of “Lender Counterparty”, “Secured Hedge Agreement”, “Obligations”, or “Secured Obligations” (as such term or any similar term is defined in any relevant Collateral Document) in each case in a manner adverse to any Lender or Lender Counterparty with Obligations then outstanding without the written consent of any such Lender or Lender Counterparty; or

(vi) amend, modify, terminate or waive any provision of Section 9 as the same directly applies to any Agent, or any other provision hereof as the same directly applies to the rights or obligations of any Agent, in each case in any manner adverse to such Agent without the consent of such Agent.

(d) Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender, each Credit Party, and each future Credit Party.

(e) Compensation for Amendments. Notwithstanding anything to the contrary in any Credit Document, unless otherwise agreed to by Administrative Agent in its sole discretion no Credit Party may, nor may it permit any of its Subsidiaries to, directly or indirectly (including by being complicit in or otherwise facilitating any such action by any Affiliate of any Credit Party or any of its Subsidiaries or any direct or indirect holders or beneficial owners of any such Person’s Capital Stock) pay or otherwise transfer any consideration, whether by way of interest, fee, or otherwise, to or for the benefit of any current or prospective Lender or any of its Affiliates (other than any customary fees paid to Administrative Agent or any of its Affiliates as consideration for arranging, structuring, or providing other services in connection therewith and customary upfront fees to be received by any new lender providing new loans or new commitments under this Agreement) for or as an inducement to any action or inaction by such Lender or any of its Affiliates, including any consent, waiver, approval, disapproval, or withholding of any of the foregoing in connection with any required or requested approval, amendment, waiver, consent, or other modification of or under any Credit Document or any provision thereof unless such consideration is first offered to all then existing Lenders in accordance with their respective Pro Rata Shares and is paid to any such Lenders that act in accordance with such offer.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue, or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification, or similar transaction permitted by the terms of this Agreement pursuant to a cashless settlement mechanism approved by Company, Administrative Agent and such Lender.

10.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, and any other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Register. Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans (including principal and stated interest) listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following Administrative Agent’s acceptance of a fully executed an Assignment Agreement, together with the forms and certificates regarding tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(e). Each assignment shall be recorded in the Register promptly following acceptance by Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Company and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date”. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. It is intended that the Register be maintained such that the Loans are in “registered form” for the purposes of the Internal Revenue Code.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided, however, that pro rata assignment shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan and any related Commitments):

(i) to any Person meeting the criteria of clause (i)(a) or clause (ii)(a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Administrative Agent; and

(ii) to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent; provided, each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $1,000,000 (or such lesser amount as may be agreed to by Company and Administrative Agent or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $5,000,000 (or such lesser amount as (x) may be agreed to by Administrative Agent, (y) as shall constitute the aggregate amount of the Term Loans or Term Loan Commitments of the assigning Lender or (z) as is assigned by an assigning Lender to an Affiliate or Related Fund of such Lender) with respect to the assignment of Term Loans; provided, that notwithstanding the foregoing, no sale, assignment or transfer to any Person acquiring any right or obligation under this Agreement with the assets of, or for the benefit of, any employee benefit plan subject to Title I of ERISA, any “plan” subject to Section 4975 of the Internal Revenue Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity may be consummated without the consent of Administrative Agent acting in its sole discretion.

(d) Mechanics.

(i) Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to Administrative Agent such forms, certificates or other evidence, if any, with respect to U.S. federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.18(c), including applicable organizational documents, together with payment to Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to HPS or any Affiliate thereof or (z) in the case of an assignee that is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(ii) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Company and Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(e) Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms, certificates or other evidence required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Company and shall maintain a copy of such Assignment Agreement.

(f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and/or Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control); (iv) it will not provide any information obtained by it in its capacity as a Lender to any Credit Party or any of its Affiliates; (v) neither such Lender nor any of its Affiliates owns or controls any trade obligations or Indebtedness of any Credit Party (other than the Obligations) or any Capital Stock of any Credit Party; and (vi) either (A) it is not an employee benefit plan subject to Title I of ERISA, a “plan” subject to Section 4975 of the Internal Revenue Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity, or (B) its making or investing in, as the case may be, its Commitments or Loans will not constitute a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code.

(g) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the Assignment Effective Date: (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the Register and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, anything contained in any of the Credit Documents to the contrary notwithstanding, and (y) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any remaining Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Company shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new or remaining Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than Holdings, any of its Subsidiaries or any of its Affiliates or any Natural Person) in all or any part of its Commitments, Loans or in any other Obligation. Each Lender that sells a participation pursuant to this Section 10.6(h) shall, acting solely for U.S. federal income tax purposes as a non-fiduciary agent of Company, maintain a register on which it records the name and address of each participant and the principal amounts (and stated interest) of each participant’s participation interest with respect to any Loan or Commitment (each, a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations; provided further, that notwithstanding the foregoing, no participations may be sold to any Person acquiring such participation with the assets of, or for the benefit of, any employee benefit plan subject to Title I of ERISA, any “plan” subject to Section 4975 of the Internal Revenue Code, or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of a participation with respect to any Loan or Commitment for all purposes under this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(ii) Unless otherwise agreed to by Administrative Agent, the holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating.

(iii) Company agrees that each participant shall be entitled to the benefits of Sections 2.16(c), 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (x) a participant shall not be entitled to receive any greater payment under Section 2.17 or 2.18 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the participation or unless the sale of the participation to such participant is made with Company’s prior written consent (not to be unreasonably withheld, delayed, or conditioned), and (y) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.18 unless Company is notified of the participation sold to such participant and such participant agrees, for the benefit of Company, to comply with Section 2.18 as though it were a Lender; provided, further, that, except as specifically set forth in clauses (x) and (y) of this sentence, nothing herein shall require any notice to Company or any other Person in connection with the sale of any participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though such participant were a Lender, provided such Participant agrees to be subject to Section 2.15 as though it were a Lender.

(iv) Notwithstanding the foregoing in this Section 10.6(h), Lenders may not sell participations to any participant that is (A) an employee benefit plan subject to Title I of ERISA, (B) a “plan” subject to Section 4975 of the Internal Revenue Code, or (C) an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

(i) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.16(c), 2.17, 2.18, 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Sections 2.15, 9.3(b) and 9.6 shall survive the Payment in Full.

10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Secured Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.10 Marshalling; Payments Set Aside. None of any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, for the benefit of Lenders), or any Agent or Lender enforces any security interests or exercises any right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.11 Severability. In case any provision in or obligation hereunder or under any Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

10.12 Obligations Several; Actions in Concert. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. Anything in this Agreement or any other Credit Document to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any Note or otherwise with respect to the Obligations without first obtaining the prior written consent of Administrative Agent or Requisite Lenders (as applicable), it being the intent of Lenders that any such action to protect or enforce rights under this Agreement or any other Credit Document with respect to the Obligations shall be taken in concert and at the direction or with the consent of Administrative Agent or Requisite Lenders (as applicable).

10.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

10.15 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (V) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY FEDERAL COURT OF THE U.S. SITTING IN THE BOROUGH OF MANHATTAN OR, IF THAT COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, IN ANY STATE COURT LOCATED IN THE CITY AND COUNTY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE (SUBJECT TO CLAUSE (V) BELOW) JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (V) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY CREDIT DOCUMENT OR AGAINST ANY COLLATERAL OR THE ENFORCEMENT OF ANY JUDGMENT, AND HEREBY SUBMITS TO THE JURISDICTION OF, AND CONSENTS TO VENUE IN, ANY SUCH COURT.

10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS

TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.17 Confidentiality. Each Agent and each Lender shall hold all non-public information regarding Holdings and its Subsidiaries and their businesses identified as such by Holdings or Company and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s or such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by each Credit Party that, in any event, Administrative Agent may disclose any such information to the Lenders and other Agents, and any Agent or Lender may make (i) disclosures of such information to Affiliates of such Lender or such Agent and to their respective officers, Directors, partners, members, employees, legal counsel, independent auditors and other advisors, experts, or agents on a confidential basis (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17), (ii) disclosures of such information reasonably required by any potential or prospective assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to any Credit Party and its obligations (provided, such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 10.17 or other substantially similar confidentiality restrictions), (iii) disclosure on a confidential basis to any rating agency when required by it, (iv) disclosure on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans, (v) disclosures in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (vi) disclosures made pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Person agrees to inform Company promptly thereof to the extent not prohibited by law), (vii) disclosures made upon the request or demand of any regulatory or quasi-regulatory authority (including NAIC) purporting to have jurisdiction over such Person or any of its Affiliates and (viii) disclosures with the consent of the relevant Credit Party. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and all of their respective Directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Credit Parties) (collectively, “Trade Announcements”). No Lender or Credit Party shall (a) issue any Trade Announcement, (b) use or reference in advertising, publicity, or otherwise the name of HPS, any Lender or any of their respective Affiliates, or any partner or employee of HPS, any Lender or any of their respective Affiliates, or (c) represent that any product or any service provided has been approved or endorsed by HPS, any Lender, or any of their respective Affiliates, except (i) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission or (ii) with the prior approval of Administrative Agent.

10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Obligations hereunder are Paid in Full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Company shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Company. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.19 Effectiveness; Counterparts. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written notification of such execution and authorization of delivery thereof. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

10.20 Entire Agreement. This Agreement, together with the other Credit Documents (including any such other Credit Document entered into prior to the date hereof), reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, made prior to the date hereof.

10.21 PATRIOT Act. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the PATRIOT Act.

10.22 Electronic Execution of Assignments and Credit Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or any other Credit Document shall in each case be deemed to include electronic signatures, signatures exchanged by electronic transmission, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, that Administrative Agent or Collateral Agent may request, and upon any such request the Credit Parties shall be obligated to provide, manually executed “wet ink” signatures to any Credit Document.

10.23 No Fiduciary Duty. Each Agent, Lender, and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Credit Parties, their equity holders and/or their affiliates. Each Credit Party agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Credit Party, its equity holders or its affiliates, on the other. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Credit Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Credit Party, its equity holders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Credit Party, its equity holders or its Affiliates on other matters) or any other obligation to any Credit Party except the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of any Credit Party, its management, stockholders, creditors or any other Person. Each Credit Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Credit Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Credit Party, in connection with such transaction or the process leading thereto.

10.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

Annex B

See Attached Appendix A-1 to Credit Agreement

APPENDIX A-1

TO CREDIT AND GUARANTY AGREEMENT

Term Loan Commitments

Annex C

See Attached Appendix B to Credit Agreement

APPENDIX B

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

To a Credit Party:

P10 RCP Holdco, LLC

c/o P10 Holdings, Inc.

8214 Westchester Drive, Suite 950

Dallas, TX 75225

Attention: Robert Alpert

Fax: (214) 602-6125

Email: rha@atlascap.net

P10 Holdings, Inc.

8214 Westchester Drive, Suite 950

Dallas, TX 75225

Attention: Robert Alpert

Fax: (214) 602-6125

Email: rha@atlascap.net

RCP Advisors 2, LLC

8214 Westchester Drive, Suite 950

Dallas, TX 75225

Attention: Robert Alpert

Fax: (214) 602-6125

Email: rha@atlascap.net

RCP Advisors 3, LLC

8214 Westchester Drive, Suite 950

Dallas, TX 75225

Attention: Robert Alpert

Fax: (214) 602-6125

Email: rha@atlascap.net

Five Points Capital, Inc.

101 N. Cherry Street, Suite 700

Winston-Salem, NC 27171

Attention: S. Whitfield Edwards

Email: wedwards@fivepointscapital.com

TrueBridge Capital Partners LLC

1011 South Hamilton Road, Suite 400

Chapel Hill, NC 27517

Attention: Edwin Poston and Mel Williams

Email: edwinposton@gmail.com and mwilliams93@gmail.com

APPENDIX B - 1

Enhanced Capital Group LLC and/or

any other ECG Guarantor

201 St. Charles Avenue, Suite 3400

New Orleans, LA 70170

Attention: Michael Korengold

Email: MKorengold@enhancedcapital.com

in each case, with a copy to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Darius Mehraban

Fax: (212) 351-5270

Email: dmehraban@gibsondunn.com

To the Administrative Agent or Collateral Agent:

HPS Investment Partners, LLC,

as Administrative Agent and Collateral Agent

40 West 57th Street

New York, NY 10019

Attention: Vikas Keswani

Telephone: 212-287-6773

In each case, with a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP

51 West 52nd Street

New York, New York 10019

Attention: B. J. Rosen

Telephone: 212-506-5246

To any Lender:

c/o HPS Investment Partners, LLC

40 West 57th Street

New York, NY 10019

Attention: Vikas Keswani

Telephone: 212-287-6773

In each case, with a copy (which copy shall not constitute notice) to:

Orrick, Herrington & Sutcliffe, LLP

51 West 52nd Street

APPENDIX B - 2

New York, New York 10019

Attention: B. J. Rosen

Telephone: 212-506-5246

APPENDIX B - 3

Annex D

See Attached Schedule 1.1 to Credit Agreement

Schedule 1.1

ECG Matters

Part	A. Excluded ECG Subsidiaries

None.

Sch. 1.1 - 1

Annex E

See Attached Exhibit B-3 to Credit Agreement

EXHIBIT B-4

[FORM OF] ENHANCED CAPITAL ACQUISITION TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, P10 RCP HOLDCO, LLC, a Delaware limited liability company (the “Company”), promises to pay to                  (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of                  DOLLARS ($                ) or, if less, the unpaid principal amount of all Enhanced Capital Acquisition Term Loans made by Lender pursuant to that certain Credit and Guaranty Agreement, dated as of October 7, 2017, by and among Company, as borrower, P10 Holdings, Inc. (f/k/a P10 Industries, Inc.) and certain subsidiaries of Company, as Guarantors party thereto, Lenders from time to time party thereto and HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent for Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

The unpaid principal amount of this Enhanced Capital Acquisition Term Loan Note from time to time outstanding is payable as provided in the Credit Agreement and shall bear interest as provided in Section 2.6 of the Credit Agreement. All payments of principal and interest on this Enhanced Capital Acquisition Term Loan Note shall be payable in Dollars in immediately available funds as provided in the Credit Agreement.

This Enhanced Capital Acquisition Term Loan Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Enhanced Capital Acquisition Term Loan Note and for a statement of the terms and conditions on which Company is permitted and required to make prepayments and repayments of principal that constitutes Obligations evidenced by this Enhanced Capital Acquisition Term Loan Note and on which such Obligations may be declared to be immediately due and payable.

THIS ENHANCED CAPITAL ACQUISITION TERM LOAN NOTE SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

The Indebtedness evidenced by this Enhanced Capital Acquisition Term Loan Note is senior in right of payment to all Subordinated Indebtedness referred to in the Credit Agreement.

Company hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Enhanced Capital Acquisition Term Loan Note.

IN WITNESS WHEREOF, the undersigned has executed this Enhanced Capital Acquisition Term Loan Note as of the day and year first above written.

P10 RCP HOLDCO, LLC, as borrower

By:
Name:
Title:

Annex F

See Attached Exhibit F-6 to Credit Agreement

EXHIBIT F-6

[FORM OF] ENHANCED CAPITAL ACQUISITION SOLVENCY CERTIFICATE

[●], 2020

I, [●], being the duly appointed and presently serving Chief Financial Officer of P10 Holdings, Inc. (f/k/a P10 Industries, Inc.), a Delaware corporation (“Holdings”), pursuant to Section 3.2(d) of the Credit and Guaranty Agreement, dated as of October 7, 2017, by and among P10 RCP HOLDCO, LLC, a Delaware limited liability company (the “Company”), as borrower, Holdings and certain subsidiaries of Company, as Guarantors party thereto, Lenders from time to time party thereto and HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent for Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), do hereby certify, solely in my capacity as Chief Financial Officer of Holdings, as follows (terms used herein and not otherwise defined herein are used as defined in the Credit Agreement):

1.

I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and each other Credit Document evidencing the transactions, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is necessary to enable me to express an informed opinion as to the matters referred to herein.

2.

Based upon my review and examination described in paragraph 1 above, after giving effect to the consummation of the transactions contemplated by the Related Agreements to occur on or prior to the Closing Date, (x) Holdings and its Subsidiaries on a consolidated basis and (y) ECG and its Subsidiaries on a consolidated basis, in each case, after giving effect to the funding of the Enhanced Capital Acquisition Term Loans and the consummation of the Enhanced Capital Acquisition Closing and the other transactions contemplated thereby, are Solvent.

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IN WITNESS WHEREOF, I have executed this Enhanced Capital Acquisition Solvency Certificate as of the date first written above.

P10 HOLDINGS, INC.

By
Name:
Title: Chief Financial Officer

Annex G

See Attached Exhibit F-7 to Credit Agreement

EXHIBIT F-7

[FORM OF] ENHANCED CAPITAL ACQUISITION CLOSING DATE CERTIFICATE

[●], 2020

Reference is made to the Credit and Guaranty Agreement, dated as of October 7, 2017, by and among P10 RCP HOLDCO, LLC, a Delaware limited liability company, as borrower (the “Company”), P10 Holdings, Inc. (f/k/a P10 Industries, Inc.), a Delaware corporation (“Holdings”), and certain subsidiaries of Company, as Guarantors party thereto, Lenders from time to time party thereto and HPS Investment Partners, LLC, as Administrative Agent and Collateral Agent for Lenders (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

A. Pursuant to Section 3.2(d)(xii) of the Credit Agreement, the undersigned, solely in his/her capacity as an Authorized Officer of Intermediate Holdings, certifies as follows:

1. Substantially concurrently with the making of the Enhanced Capital Acquisition Term Loans on the date hereof, the Enhanced Capital Acquisition Closing is being consummated in the manner contemplated by Section 3.2(d)(ii) of the Credit Agreement;

2. The Specified Representations are true in all material respects (or in all respects if already qualified by materiality) as of the Enhanced Capital Acquisition Closing Date (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true in all materials respects (or in all respects if already qualified by materiality) as of the respective date or for the respective period, as the case may be). No Default or Event of Default shall have occurred and be continuing under the Credit Agreement or the other Credit Documents on the Enhanced Capital Acquisition Closing Date and no Default or Event of Default would occur or be continuing as a result of the making of Loans requested by Company to be made on the Enhanced Capital Acquisition Closing Date in accordance with the terms of the Credit Agreement; and

3. The Enhanced Capital Acquisition Agreement and the other Enhanced Capital Acquisition Documents delivered to the Administrative Agent on the Enhanced Capital Acquisition Signing Date have not been amended, waived or modified in any manner except as previously disclosed in writing to the Administrative Agent.

B. Pursuant to Section 3.2(d)(xii) of the Credit Agreement, the undersigned, solely in his/her capacity as an Authorized Officer of Enhanced Capital, certifies as follows:

1. The representations and warranties made by or with respect to ECG, ECP and their respective subsidiaries in the Enhanced Capital Acquisition Agreement (giving effect to materiality qualifiers contained in the Enhanced Capital Acquisition Agreement) as are material to the interests of the Lenders are true and correct (but only to the extent that Parent has the right (taking into account any applicable cure provisions) not to consummate the acquisition, or to terminate their obligations, in accordance with the terms of the Enhanced Capital Acquisition Agreement as a result of a failure of such representations and warranties in the Enhanced Capital Acquisition Agreement to be true and correct); and

2. During the period from the Enhanced Capital Acquisition Signing Date to the Enhanced Capital Acquisition Closing Date, there has not been any Company Material Adverse Effect (under and as defined in the Enhanced Capital Acquisition Agreement as in effect on the Enhanced Capital Acquisition Signing Date).

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IN WITNESS WHEREOF, I have executed this certificate as of the date first written above with respect to the matters in Paragraph A above.

P10 INTERMEDIATE HOLDINGS, LLC

By
Name:
Title:

IN WITNESS WHEREOF, I have executed this certificate as of the date first written above with respect to the matters in Paragraph B above.

ENHANCED CAPITAL GROUP LLC

By
Name:
Title:

Annex H

See Attached Schedule 1 to Pledge and Security Agreement

SCHEDULE 1

PLEDGED EQUITY

Schedule I

New Lenders